As filed with the Securities and Exchange Commission on November 22, 2017

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LONG ISLAND ICED TEA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2080	47-2624098
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12-1 Dubon Court

Farmingdale, NY 11735

(855) 542-2832

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Philip Thomas

Chief Executive Officer

Long Island Iced Tea Corp.

12-1 Dubon Court

Farmingdale, NY 11735

(855) 542-2832

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of communications, including communications sent to agent for service, should be sent to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800 Fax: (212) 818-8881	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 Telephone: (212) 421-4100 Fax: (212) 326-0806

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, par value $0.0001 per share	(3)	(3)
Class A Warrants to purchase Common Stock	(3)	(3)
Common Stock underlying the Class A Warrant	(3)	(3)
Underwriter’s Warrant to purchase Common Stock	(3)	(3)
Common Stock underlying Underwriter’s Warrant to purchase Common Stock	(3)	(3)
Total	$10,000,000	$1,245.00

(1)

This amount represents the proposed maximum offering price of the securities registered hereunder that may be sold by the registrant. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2017

PRELIMINARY PROSPECTUS

[●] Shares of Common Stock and
[●] [Class A] Warrants to Purchase [●]Shares of Common Stock

Long Island Iced Tea Corp.

We are offering [●] of our shares of common stock and our [Class A] warrants to purchase [●] shares of our common stock. One share of common stock is being sold together with one [Class A] warrant, with each [Class A] warrant being immediately exercisable for one share of our common stock at an exercise price of $     per share (or [●] % of the price of each share of common stock sold in this offering) and expiring [5] years after the issuance date.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “LTEA”. On [●], 2017, the last reported sale price of our shares of common stock was $[●] per share. We have applied to list the [Class A] warrants offered hereby on the Nasdaq Capital Market under the symbol “LTEAW.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

		Per Share of Common Stock and Warrant		Total
Public offering price	$		$
Underwriting discount and commissions(1)	$		$
Proceeds to the Company, before expenses	$		$

(1)	We have agreed to issue a warrant, or the Representative’s Warrant, to the representative of the underwriters, or the Representative. We have additionally agreed to reimburse the underwriters for expenses incurred by them in an amount not to exceed $90,000. We refer you to “Underwriting” beginning on page 64 of this prospectus for additional information regarding total compensation and other items of value payable to the underwriters.

We have granted the underwriters an option for a period of up to 45 days to purchase up to [●] additional shares of common stock and/or [●] additional [Class A] warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock and [Class A] warrants to purchasers in the offering on or about          , 2017.

Maxim Group LLC

The date of this prospectus is          , 2017.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:

●	We operate in highly competitive markets.

●	We may not effectively respond to changing consumer preferences, trends, health concerns and other factors.

●	Costs for our raw materials may increase substantially.

●	Fluctuations in our results of operations from quarter to quarter could have a disproportionate effect on our overall financial condition and results of operations.

●	We depend on two distributors and a small number of large retailers for a significant portion of our sales.

●

Our intellectual property rights could be infringed or we could infringe the intellectual property rights of others, and adverse events regarding licensed intellectual property, including termination of distribution rights, could harm our business.

●	We have experienced cash losses from operations and our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us.

●	Our gallon product line has minimal gross margins and may divert sales from our higher margin existing product lines.

●	We have a limited operating history.
●	Further growth in our ‘better-for-you’ brand portfolio may in part come from merger, acquisition, distribution or licensing agreements that require greater management capability to effectively manage and may have greater inherent risk.

These factors could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results or developments. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights certain information that appears elsewhere in this prospectus or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus, including our financial statements and the related notes and the information in the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

Unless the context otherwise requires, as used in this prospectus, the terms “LIIT,” the “Company” and “we,” “us” and “our” are to Long Island Iced Tea Corp., a Delaware corporation, and its subsidiaries, Long Island Brand Beverages LLC, or “LIBB,” and Cullen Agricultural Holding Corp., or “Cullen.” Unless otherwise specifically stated, the information presented in the prospectus assumes no exercise of the [Class A] warrants or Representative’s Warrant and that the underwriters have not exercised their option to purchase additional shares of common stock and [Class A] warrants.

Overview

We are a holding company operating through our wholly-owned subsidiary, LIBB. We are engaged in the production and distribution of premium Non-Alcoholic Ready-to-Drink (“NARTD”) beverages. We are currently organized around our flagship tea product under the brand Long Island Iced Tea®. The Long Island Iced Tea name for a cocktail originated in Long Island in the 1970’s, and its national recognition is such that it is ranked as the fourth most popular cocktail in restaurants and bars in the U.S. (Source: Nielsen CGA, On-Premise Consumer Survey, 2016). Our premium NARTD tea is made from a proprietary recipe and with quality components.

We sell our products to regional retail chains and to a mix of independent mid-to-large range distributors who in turn sell to retail outlets, such as big chain supermarkets, mass merchants, convenience stores, restaurants and hotels, principally in the New York, New Jersey, Connecticut and Pennsylvania markets, with expanding distribution in Florida, Virginia, Massachusetts, New Hampshire, Rhode Island and parts of the Midwest. As of September 30, 2017, our products are available in 20 states and in the Caribbean, Canada and Latin America.

On March 14, 2017, we announced the extension of our brand with the launch of The Original Long Island Brand™ Lemonade. This lemonade is a NARTD functional beverage made from a proprietary recipe with quality components.

Since February 2016, we have been engaged in the aloe juice business, under the brand ALO Juice. ALO Juice is a NARTD functional beverage made from juice derived from the aloe plant known as aloe vera. ALO Juice sources its aloe plants from harvests in Thailand. The plants are exported from there to South Korea where they are processed in a unique whole leaf manner to ensure the nutritional and health benefits are maintained from the plant all the way through to the bottling process.

Our mission is to provide consumers with “better-for-you” premium beverages offered at an affordable price.

We aspire to be a market leader in the development of beverages that are convenient and appealing to consumers. There are two major target markets for our beverages: consumers on the go and health conscious consumers. Consumers on the go are families, employees, students and other consumers who lead a busy lifestyle. With increasingly hectic and demanding schedules, there is a need for products that are accessible and readily available. Health conscious consumers are individuals who are becoming more interested and better educated on what is included in their diets, causing them to shift away from options perceived as less healthy such as carbonated soft drinks (“CSDs”) towards alternative beverages such as iced tea.

Competitive Strengths

We believe that a differentiated brand will be a key competitive strength in the NARTD category. Key points of differentiation for Long Island Iced Tea® and Long Island Brand™ Lemonade include:

●	A highly experienced beverage management team, supported by a strong Board of Directors and strategic advisors;

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●	Ownership of the “Long Island Iced Tea” trademark in the United States in the non-alcoholic beverage segment, which carries immediate brand recognition;

●	A distribution partnership in the New York region with Big Geyser Inc. (“Big Geyser”), the largest independent non-alcoholic beverage distributor in metro New York that has in excess of 25,000 doors;

●	Strong and growing distribution in the Northeast (company’s origin), with expanding distribution in the Midwest and South;

●	Offered at an affordable price;

●	A widely recognized US brand name, reinforced with “Made in America” positioning, highly relevant to the three largest global RTD tea markets – USA, China and Japan;

●	The use of non-GMO ingredients; and

●	A product that meets shifting consumer demands, our flagship brands being corn free, hormone/antibiotic free, gluten free, natural and having no artificial color or flavor.

The NARTD tea market is a crowded space and, as a result, we believe in pricing our products competitively. We highlight to consumers our use of premium ingredients and our affordable price. The suggested retail price for an 18oz. bottle of Long Island Iced Tea® is $1.00 to $1.50 and the suggested retail price of The Original Long Island Brand™ Lemonade is $1.25 to $1.79 per 18oz. bottle. ALO Juice® has a suggested retail price of $1.49 to $1.79 for the 500 ml bottle and $2.39 to $2.79 for the 1.5 liter bottle. Management has set pricing levels to reflect current pricing dynamics in the industry. There has been downward pressure on prices, which management believes is caused by the entrance of major multinational beverage corporations into the alternative beverage category. This is starting to lead towards industry consolidation, in what is currently considered a somewhat fragmented marketplace.

Business Strategy

We are seeking to organically grow our NARTD tea and related product sales by capitalizing on an iconic name with unique brand awareness to create familiar and easily recognizable beverages.

We intend to increase our market share in our existing geographic markets and expand into additional geographic markets in the U.S. We have established distribution in a number of small international markets and are exploring distribution in additional international markets on a highly selective and limited basis, which may include royalty and licensing agreements. As discussed below in “Our Customers ,” we generally focus our sales efforts on approaching beverage distributors and taking advantage of their unique positioning in the retail industry. However, a portion of our sales efforts are also dedicated to direct sales to retailers, because some wholesale chains request direct shipments from the product supplier. In addition, we are exploring several new sales channels. We currently are conducting a small scale business trial in which we sell our beverage product alongside other snacks in vending machines. We also sell our twelve-ounce lower calorie products in schools, in some cases through sales to purchasing cooperatives that represent multiple school districts, but also via the vending machine business trial.

In March 2017, we entered into a long-term strategic distribution agreement with Big Geyser, a large independent non-alcoholic beverage distributor in metro New York, pursuant to which Big Geyser became the exclusive distributor of our iced tea bottle products. The agreement covers retail locations in the New York City metro region, including the five boroughs of New York City, Long Island, Westchester and Putnam County. This distribution coverage has the potential to significantly increase our distribution footprint and allow us to streamline our business and brings additional focus to building our brand. We are committed to building this relationship, including the recruitment of Robert Stefanizzi and a team of experienced industry professionals focused on expanding our products into Big Geyser’s distribution network.

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We continually seek to better develop emerging markets, as well as expand our overall geographic footprint. We have entered into new business arrangements involving international specialists contracted to (i) identify new market opportunities and (ii) assist in the overall management of our international expansion efforts. During 2017, we announced the appointment of a New Zealand based distributor and an Australian based distributor, as well as an Australian based co-packer with capability to produce products for Australasia and Asia. We have also focused on the development of markets in South America, and have announced expansion into Costa Rica, Columbia, Honduras, Ecuador and other Latin American countries. We have worked alongside existing distributor partnerships in Puerto Rico, Canada and South Korea to further expand distribution points throughout their respective markets.

Our strategy for ALO Juice includes increasing brand support through our existing sales and marketing team, ultimately accelerating points of distribution throughout current (and future) distributor and retail partnerships alongside our flagship iced tea and lemonade products.

We are currently securing ownership of the “Long Island Iced Tea” trademark in selective international jurisdictions via the Madrid protocol. Domestically, we are building our brand primarily by establishing comprehensive marketing plans that include but are not limited to trade marketing, customer appreciation programs, social media, pricing promotions and demos via brand ambassadors.

In the past twelve months, we have secured two material brand building, awareness and trial mechanics through the sponsorships of 1) Nassau Veterans Memorial Coliseum and 2) Barclays Center. These properties reinforce brand ownership in our key New York markets and promote trial and adoption across key demographics.

We also use co-op advertising (advertisements by retailers that include the specific mention of manufacturers, who, in turn, repay the retailers for all or part of the cost of the advertisement) and special promotions, together with its retail partners, so as to complement other marketing efforts towards brand awareness.

We also seek to expand our product line. From time to time, we explore and test market potential of new NARTD products that may, in the future, contribute to our operating performance. We expect that the introduction of The Original Long Island Brand™ Lemonade and growth of ALO Juice will be able to attract a new market segment of beverage drinkers.

Industry Opportunity

Iced Tea

Globally, NARTD tea products are ranked as the 4th largest beverage category, behind carbonated soft drinks, water and dairy. The non-alcohol iced tea global category size is estimated at $55 billion and growing at a 6.6% compound annual growth rate (“CAGR”). (Source: Euromonitor International, “Versatility of RTD Tea Generates Bright Spot in Global Soft Drinks”, May 2014.

We have executed a select number of international distribution opportunities – recruiting an International beverage consultant - with a mandate to initially effect distribution and co-pack agreements in Australia and New Zealand. We have also established a footprint in South America with distribution agreements in Costa Rica, Columbia, Honduras and Ecuador, with other relationships pending.

The U.S. non-alcoholic liquid refreshment beverage market consists of a number of different products, and CSDs are the top selling beverage category. However, consumers are increasingly coming to view CSDs (typically caffeinated as well as high in sugar and preservatives) with disfavor. In volume, the CSD category declined 0.6% in 2016, 1.5% in 2015, 1.6% in 2014, 2.3% in 2013 and 1.5% in 2012. (Sources: Euromonitor International, “Carbonates in the US”, February 2017).

CSDs have historically dominated the non-alcoholic liquid refreshment beverage market and been primarily controlled by two industry giants, Coca-Cola and PepsiCo. However, a number of beverages began to emerge in the 1990s as alternatives to CSDs as part of a societal shift towards beverages that are perceived to be healthier. The alternative beverage category of the market has resulted in the birth of multiple new product segments that include sports drinks, energy drinks and NARTD teas.

According to a 2017 Euromonitor International industry report, the U.S. NARTD tea segment was expected to have $7.1 billion of revenue in 2016, a 7.9% increase from the prior year and an 8.3% annualized growth rate over the last 5 years (2011 – 2016) (Source: Euromonitor International , “RTD Tea in the US”, February 2017). The industry report also forecasted an annual revenue growth rate of 5.3% over the coming five years, with revenues reaching $9.2 billion in 2021.

In 2014, consumers showed special interest in healthier versions of NARTD teas, preferring unsweetened teas.

RTD Tea Industry Revenue by Type (2017)

Black Tea	58.9%
Green and White Tea	24.7%
Herbal Tea	16.4%

(Source: IBISWorld Industry Report OD4297, “RTD Tea Production in the US”, October 2017).

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Lemonade

According to IBISWorld, lemonade comprises 8.2% of the $12.0 billion U.S. juice market in 2016. About 6.7 billion liters of juice were consumed in 2015, of which Lemonade sales totaled 451 million liters. (Source: IBISWorld Industry Report 31211c, “Juice Production in the US”, January 2017) According to a Technavio report, the Global lemonade drinks market is expected to grow at a CAGR of over 6% from 2017-2021. (Source: Technavio Market Research Report, “Global Lemonade Drinks Market 2017-2021”, July 2017)

ALO Juice

The global aloe vera-based drinks market is an expanding category, expected to grow at a CAGR of close to 10% during the forecast period for 2016 through 2020, according to a Technavio report dated November 2016. The Americas is expected to grow at an 11.24% CAGR over the same period. (Source: Technavio Market Research Report, “Aloe Vera-Based Drinks Market”, November 2016)

Other Brands

With the growing and sustainable distribution base, we now have the opportunity to develop domestic US and international brand portfolios via merger and acquisition opportunities, together with distribution and licensing opportunities. The building blocks we put in place over the last twelve months across the East Coast, including our partnership with Big Geyser, provides us with the infrastructure and management capabilities to pursue these extended goals.

Recent Developments

January 2017 Offering

In January 2017, we consummated a public offering (the “January 2017 Offering”) of an aggregate of 376,340 shares of our common stock, through Alexander Capital, L.P., as placement agent, pursuant to the terms of a selling agent agreement, dated January 25, 2017, with the placement agent and subscription agreements with each of the investors in the offering. Of the aggregate number of shares sold, 300,000 shares were sold to the public at a price of $4.00 per share and 76,340 of the shares were sold to our officers and directors at a price of $4.10 per share, the most recent closing bid price of the common stock at the time the officers and directors executed their subscription agreements. The offering generated gross proceeds of $1,513,000 and net proceeds of $1,429,740, after payment of the placement agent fees and other offering expenses.

The offering was made pursuant to our existing shelf registration statement on Form S-3 (File No. 333-213874), which was filed with the Securities and Exchange Commission (“SEC”) on September 30, 2016 and declared effective by the SEC on October 14, 2016 (the “Shelf Registration”), and is described in more detail in a prospectus supplement dated January 27, 2017 and the accompanying base prospectus dated October 14, 2016 (the “Base Prospectus”).

June 2017 Offering

In June 2017, we consummated a public offering (the “June 2017 Offering”) of an aggregate of 256,848 shares of our common stock, through Alexander Capital, L.P., as placement agent, pursuant to subscription agreements with each of the investors in the offering. Of the aggregate number of shares sold, 231,850 shares were sold to the public at a price of $5.00 per share and 24,998 of the shares were sold to our officers and directors at a price of $5.60 per share, the most recent closing bid price of the common stock at the time the officers and directors executed their subscription agreements. The offering generated gross proceeds of $1,299,250 and net proceeds of $1,259,415, after payment of the placement agent fees and other offering expenses.

The offering was made pursuant to our Shelf Registration, and is described in more detail in a prospectus supplement dated June 14, 2017 and the accompanying Base Prospectus.

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July 2017 Offering

In July 2017, we consummated a public offering (the “July 2017 Offering”) of an aggregate of 448,160 shares of our common stock, through Alexander Capital, L.P., as placement agent, pursuant to subscription agreements with each of the investors in the offering. The shares were sold at a price of $5.00 per share. Of the shares sold, 200,000 were sold to lead investors who, as a result of purchasing more than $500,000 in shares, each received (i) an additional number of shares of common stock equal to 7% of the total number of shares of common stock purchased by such lead investors in this offering (or an aggregate of 14,000 shares) and (ii) three-year warrants up to that number of shares of common stock equal to 20% of the total number of shares purchased by such lead investors in this offering (or warrants to purchase an aggregate of 40,000 shares). These warrants have an exercise price of $5.50 and were fully vested upon issuance. The sale of common stock generated gross proceeds of $2,240,800 and net proceeds of $2,134,487 after deducting commissions and other offering expenses.

The offering was made pursuant to our Shelf Registration, and is described in more detail in a prospectus supplement dated July 6, 2017 and the accompanying Base Prospectus.

October 2017 Offering

In October 2017, we consummated a public offering (the “October 2017 Offering”) of an aggregate of 607,500 shares of our common stock. The shares were sold at a price of $2.05 per share. The sale of common stock generated gross proceeds of $1,245,375 and estimated net proceeds of $1,235,375 after deducting expenses. Each investor in the offering also received a warrant to purchase 50% of the number of shares for which such investor subscribed in the offering (or a total aggregate number of shares underlying such warrants equal to 303,750 shares). The warrants have an exercise price of $2.40 per share, subject to adjustment, and expire one year from the closing of the offering.

The offering was made pursuant to our Shelf Registration, and is described in more detail in a prospectus supplement dated September 27, 2017 and the accompanying Base Prospectus.

Lemonade

On March 14, 2017, we announced the expansion of our brand to include lemonade. The Original Long Island Brand™ Lemonade range consists of nine real-fruit flavors, and is offered at retail in 18oz. bottles. This premium lemonade is intended to be differentiated from other lemonade beverages in the US market. It is made with 100% raw cane sugar and non-GMO ingredients that incorporate the “better-for-you” attributes that are prominent within our iced tea brand, and will complement Long Island Iced Tea®. This product became available in select markets during the second quarter of 2017. It is our objective to grow market share and offer this product alongside our iced tea products.

Big Geyser Strategic Distribution Partnership

On March 14, 2017, we entered into a long-term strategic distribution agreement, in certain regions, with Big Geyser, a large independent non-alcoholic beverage distributor in metro New York, pursuant to which Big Geyser became the exclusive distributor of our iced tea bottle products in the region. The agreement became effective on April 24, 2017 and covers retail locations in the New York City metro region, including the five boroughs of New York City, Long Island, Westchester and Putnam County. This distribution coverage will provide the potential to significantly increase our distribution footprint and allow us to streamline our business and brings additional focus to building our brand. As part of the distribution agreement, we have issued warrants to Big Geyser in the second and third quarter of 2017 which vest upon the achievement of certain performance targets.

ALO Juice

On September 18, 2017, we entered into an exclusive perpetual licensing agreement (“Licensing Agreement”) with The Wilnah International, LLC (“Wilnah”) ALO Juice brand owners, providing us with worldwide rights to produce, distribute and sell the ALO Juice brand. As compensation to Wilnah for these rights, we paid an initial fee of $150,000, which was applied against the Seba Distribution LLC (“Seba”) accounts receivable upon the closing and have agreed to pay to Wilnah a 7.0% royalty on our gross sales of ALO Juice sales delivered to our customers after the closing of this agreement. The majority owner of Wilnah is the former owner of Seba and the guarantor of its obligations. We believe that ALO Juice complements our “better for you” beverage strategy, and as such, we intend to further leverage and grow the ALO Juice brand and distribution.

Corporate Information

We were incorporated on December 23, 2014 in the State of Delaware. Our principal executive offices are located at 12-1 Dubon Court, Farmingdale, New York 11735. Our telephone number is (855) 542-2832. Our website address is www.longislandicedtea.com. The information contained on, or accessible from, our corporate website is not part of this prospectus and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our common stock and [Class A] warrants.

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THE OFFERING

Shares of Common Stock presently outstanding	________ shares(1)

Securities offered by us	[●] shares of common stock together with [Class A] warrants to purchase [●] of our shares of common stock at the exercise price of $ per share (or [●]% of the price for each share sold in the offering). The [Class A] warrants will be immediately exercisable and will expire [5] years after the issuance date. An aggregate of [●] shares of common stock together with [Class A] warrants to purchase [●] of shares of common stock are being offered assuming the underwriters exercise their option to purchase additional shares and [Class A] warrants in full but assuming no exercise of the [Class A] warrants themselves or the Representative’s Warrant.

Common stock to be outstanding immediately after this offering

[●] shares of common stock ([●] shares of common stock, if the underwriters exercise their option to purchase additional shares and [Class A] warrants in full but assuming no exercise of the [Class A] warrants themselves or the Representative’s Warrant).(1)

Underwriters’ Option to Purchase Additional Shares and Warrants

The Underwriting Agreement provides that we will grant to the underwriters an option, exercisable within 45 days after the closing of this offering, to purchase up to an additional 15% of the total number of shares of common stock and [Class A] warrants to be offered by us pursuant to this offering. The option may be exercised in whole or in part during the 45 day option period.

Use of proceeds	We estimate that we will receive net proceeds of approximately $[●], and approximately $[●] million if the underwriters exercise their option to purchase additional shares and [Class A] warrants in full but assuming no exercise of the [Class A] warrants themselves or the Representative’s Warrant, after deducting underwriting discounts and commissions and estimated expenses payable by us.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” below on page 8 to read about the risks you should consider before investing in our securities.

Listing	Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “LTEA”. We have applied to list the [Class A] warrants offered hereby on the Nasdaq Capital Market under the symbol “LTEAW.”

Lock-Up Agreements	Subject to certain exceptions, we, all of our executive officers and directors, and certain affiliates have entered into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of the Representative offer, sell, contract to sell or otherwise dispose of or hedge our shares of common stock or securities convertible into or exchangeable for our shares of common stock. These restrictions will be in effect for a period of six (6) months after the date of this prospectus.

(1)	Based on 9,755,607 shares of common stock outstanding as of November 14, 2017. Excludes 2,196,558 shares of common stock subject to our currently outstanding options and warrants, with exercise prices ranging from $3.75 to $6.875 per share, and the [Class A] warrants that may be issued in this offering.

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SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The information set forth below should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

The summary consolidated data as of September 30, 2017 has been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data for the nine months ended September 31, 2017 and 2016, have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data as of December 31, 2016 and 2015 and for the years then ended have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data as of December 31, 2014, 2013 and 2012 and for the years then ended is derived from audited financial statements of LIBB, as our predecessor, which are not included in this prospectus.

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Income Statement Data:
Net sales	$3,901,145	$3,412,961	$4,558,030	$1,899,230	$1,744,440	$886,061	$1,003,502
Gross profit	237,741	159,683	318,713	343,090	240,294	152,325	72,956
Operating loss	(11,239,936)	(5,829,953)	(7,789,073)	(3,052,229)	(3,041,083)	(264,120)	(128,824)
Total other expense	(352,559)	(2,560,311)	(2,658,516)	(128,040)	(110,298)	(53,812)	(44,108)
Net loss	$(11,592,495)	$(8,390,264)	$(10,447,589)	$(3,180,269)	$(3,151,381)	$(317,932)	$(172,932)
Net loss per share	$(1.36)	$(1.55)	$(1.77)	$(0.85)	$(1.20)	$(0.12)	$(0.07)
Weighted average shares outstanding - basic and diluted	8,529,399	5,407,036	5,889,428	3,744,931	2,633,334	2,633,334	2,633,334

	As of September 30,	As of December 31,
	2017	2016	2015	2014	2013	2012
Balance Sheet Data:
Total current assets	$3,947,545	$6,648,745	$1,458,663	$1,143,481	$966,558	$423,199
Total assets	4,830,399	7,784,284	3,752,597	1,429,808	1,032,425	482,482
Total current liabilities	3,594,950	3,129,859	1,116,477	955,778	1,485,110	506,939
Total liabilities	4,208,248	3,215,741	2,356,037	2,610,306	1,485,110	506,939
Total stockholders’ equity (deficit)	622,151	4,568,543	1,396,560	(1,180,498)	(452,685)	(24,457)
Total liabilities and stockholders’ equity (deficit)	$4,830,399	$7,784,284	$3,752,597	$1,429,808	$1,032,425	$482,482

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the risks described below. These risks and uncertainties are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. In that case, you may lose all or part of your investment in the securities.

Risks Related to Our Business

We operate in highly competitive markets, which could negatively affect our sales.

Our industry is highly competitive. We compete with multinational corporations with significant financial resources, including Dr. Pepper Snapple Group, Inc. and Arizona Beverage Company. These competitors can use their resources and scale to rapidly respond to competitive pressures and changes in consumer preferences by introducing new products, reducing prices or increasing promotional activities. We also compete against a variety of smaller, regional and private label manufacturers. Smaller companies may be more innovative, better able to bring new products to market and better able to quickly exploit and serve niche markets. Our inability to compete effectively could result in a decline in our sales. We are subject to competition from companies, including from some of our customers, that either currently manufacture or are developing products directly in competition with our products. These generic or store-branded products may be a less expensive option for consumers than our products making it more difficult to sell our product. As a result, we may have to reduce our prices or increase our spending on marketing, advertising and product innovation. Any of these could negatively affect our business and financial performance.

We may not effectively respond to changing consumer preferences, trends, health concerns and other factors. If we do not effectively anticipate these trends, then quickly develop new products, our sales could suffer.

Consumers’ preferences can change due to a variety of factors, including aging of the population, social trends, negative publicity, economic downturn or other factors. If we do not effectively anticipate these trends and changing consumer preferences, then quickly develop new products in response, our sales could suffer. Developing and launching new products can be risky and expensive. We may not be successful in responding to changing markets and consumer preferences, and some of our competitors may be better able to respond to these changes, either of which could negatively affect our business and financial performance.

Costs for our raw materials may increase substantially, which could negatively affect our financial performance.

The principal raw materials we use in our business are bottles, caps, labels, packaging materials, tea essence and tea base, sugar, natural flavors and other sweeteners, juice, electricity, fuel and water. The cost of the raw materials can fluctuate substantially. We may not be able to pass along any increases in such costs to our customers or consumers, which could negatively affect our business and financial performance. We presently do not mitigate our exposure to volatility in the prices of raw materials through the use of forward contracts, pricing agreements or other hedging arrangements.

Certain raw materials we use are available only from a limited number of suppliers. In the event our suppliers are unable or unwilling to meet our requirements, we could suffer shortages or substantial cost increases.

Most of the raw materials we use are available from only a few suppliers. If these suppliers are unable or unwilling to meet our requirements, we could suffer shortages or substantial cost increases. Changing suppliers can require long lead times. The failure of our suppliers to meet our needs could occur for many reasons, including fires, natural disasters, weather, manufacturing problems, disease, crop failure, strikes, transportation interruption, government regulation, political instability and terrorism. A failure of supply could also occur due to suppliers’ financial difficulties, including bankruptcy. Any significant interruption to supply or cost increase could substantially harm our business and financial performance.

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Substantial disruption to production at our third party beverage co-packing facilities and our storage facilities could occur, which could disrupt or delay our production or cause us to incur substantially higher costs.

Our products are currently produced by three established co-packing companies. A disruption in our production at, or our relationships with, our third party beverage co-packing facilities could have a material adverse effect on our business. In addition, a disruption could occur at any of our storage facilities or those of our suppliers, co-packers or distributors. The disruption could occur for many reasons, including fire, natural disasters, weather, manufacturing problems, disease, strikes, transportation interruption, government regulation or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance.

We rely, in part, on our third party beverage co-packing facilities to maintain the quality of our products. The failure or inability of this co-manufacturer to comply with the specifications and requirements of our products could result in product recall and could adversely affect our reputation.

We take great care in ensuring the quality and safety in the manufacture of our products. Our third-party co-manufacturer is required to maintain the quality of our products and to comply with our product specifications and requirements for certain certifications. Our third-party co-manufacturer is also required to comply with Food and Drug Administration requirements for manufacturing of our product. However, our products could still otherwise become contaminated. A contamination could occur in our operations or those of our bottlers, distributors or suppliers. This could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

We may be subject to litigation. The cost of defending against such litigation and the negative publicity related to such litigation may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability or negatively affect our operating results. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations. For more information, see the item “Legal Proceedings” in the Annual Report and Quarterly Reports.

Fluctuations in our results of operations from quarter to quarter could have a disproportionate effect on our overall financial condition and results of operations.

We experience seasonal fluctuations in revenues and operating income. Historically, sales during the second and third fiscal quarters have generally been the highest. Any factors that harm our second or third quarter operating results, including adverse weather or unfavorable economic conditions, could have a disproportionate effect on our results of operations for the entire fiscal year. Unusually cool weather during the summer months may result in reduced demand for our products and have a negative effect on our business and financial performance.

In order to prepare for our peak selling season, we must produce and keep in stock more inventory than we would carry at other times of the year. Any unanticipated decrease in demand for our products during our peak selling season could require us to sell excess inventory at a substantial markdown, which could reduce our net sales and gross profit.

A deterioration of global economic conditions may adversely affect our industry, business and results of operations.

Disruptions in the global credit and financial markets and in economic conditions generally may include diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate and uncertainty about economic stability. Such disruptions may affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. Any adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending, which may cause our customers to cancel, decrease or delay their existing and future orders with us. In addition, financial difficulties experienced by our suppliers, manufacturers, distributors or customers could result in product delays, increased accounts receivable defaults and inventory challenges. We are unable to predict the likely duration and severity of disruptions in the credit and financial markets and adverse global economic conditions.

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Our sales growth is dependent upon maintaining our relationships with existing distributors and retailers and the loss of any one such distributor or retailer could materially adversely affect our business and financial performance.

Certain retailers that we service primarily through our distributors make up a significant percentage of our products’ retail volume, including volume sold by our distributors. We also sell directly to certain retail accounts and to the distribution facilities of such retailers. Some retailers also offer their own private label products that compete with some of our brands. For the nine months ended September 30, 2017, two customers, Garden Foods and Big Geyser accounted for 21% and 12% of our net sales, respectively. For the year ended December 31, 2016, two customers, Seba Distribution LLC and Garden Foods accounted for 20% and 11% of our net sales, respectively. For the year ended December 31, 2015, one customer, Wakefern Food Corp., accounted for 10% of net sales. The loss of sales of any of our products in a major retailer could have a material adverse effect on our business and financial performance.

Food and beverage retailers in the U.S. have been consolidating which may reduce our ability to increase both our revenue and our gross margins.

Consolidation has resulted in large, sophisticated retailers with increased buying power. They are in a better position to resist our price increases and demand lower prices. They also have leverage to require us to provide larger, more tailored promotional and product delivery programs. If we, and our bottlers and distributors, do not successfully provide appropriate marketing, product, packaging, pricing and service to these retailers, our product availability, sales and margins could suffer.

We do not have any contracts with our customers that require the purchase of a minimum amount of our products. The absence of such contracts could result in periods during which we must continue to pay costs and service indebtedness with reduced sales.

Our customers do not provide us with firm, long-term or short-term volume purchase commitments. As a result of the absence of such contracts, we could have periods during which we have no or limited orders for our products, but we will continue to have to pay our costs, including those to maintain our work force and service our indebtedness with reduced sales. We cannot assure you that we will be able to timely find new customers to supplement periods where we experience no or limited purchase orders or that we can recover fixed costs as a result of experiencing reduced purchase orders. Periods of no or limited purchase orders for our products could have a material adverse effect on our net income and cause us to incur losses. Conversely, we may experience unanticipated increased orders for our products from these customers that can create supply chain problems and may result in orders we may be unable to meet. Unanticipated fluctuations in product requirements by our customers could result in fluctuations in our results from quarter to quarter.

We have developed a gallon product line in which our gross margins are minimal, and therefore may not generate sufficient revenues or other benefits to justify its introduction. In addition, the gallon product line may divert sales from our higher margin 18oz. product line, which would adversely affect our business.

In May 2015, we developed a gallon product line featuring five of our existing flavors. Our gross margins on this product line are minimal. Accordingly, this product line may not generate sufficient revenues or other benefits to justify its introduction. In addition, to the extent distributors choose to carry the gallon product line instead of our higher margin 18oz. product line, it may negatively affect our operating results, specifically our gross margin. Although we believe the gallon size has a different function and manner of consumption, consumers may choose to purchase the gallon size instead of the 18oz. size, because the gallon size offers a better per ounce value. This would result in an overall lower gross margin for our business.

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We do not have registered ownership of certain of our trade names and our intellectual property rights could be infringed or we could infringe the intellectual property rights of others, and adverse events regarding licensed intellectual property, including termination of distribution rights, could harm our business.

We possess intellectual property that is important to our business. This intellectual property includes our logo, trademarks for “Long Island Iced Tea” and “The Original Long Island Brand,” various other trademarks, copyrights, patents, ingredient formulas, business processes and other trade secrets. However, we do not currently have registered ownership of the trademark “The Original Long Island Brand” and do not have registered ownership on the principal register of the trademark “Long Island Iced Tea” as described below. We and third parties, including competitors, could come into conflict over intellectual property rights. Litigation could disrupt our business, divert management attention and cost a substantial amount to protect our rights or defend ourselves against claims. We cannot be certain that the steps we take to protect our rights will be sufficient or that others will not infringe or misappropriate our rights. Our business is also highly dependent upon our distribution rights. If we are unable to protect our intellectual property rights, including the right to our trade name and logo, our brands, products and business could be harmed and could have a material adverse effect on our business and financial performance.

On April 19, 2016, the United States Patent and Trademark Officer, or the “USPTO,” registered our mark “Long Island Iced Tea” (Registration No. 4,943,056) on the supplemental register. Registration on the supplemental register allows the use of the “®” symbol, blocks later filed applications for confusingly similar marks, and allows us to sue infringers in federal court, which has well-settled case law and standards. Notwithstanding the foregoing, the supplemental register does not provide all the protection of a registration on the principal register. As with any other registered mark, we may be open to claims of others contesting the trademark.

In addition, we have filed trademark applications for “The Original Long Island Brand” as a standard character mark and as a stylized mark, which applications are pending review by the USPTO. The applications are for use of the trademarks with iced tea, tea based products, juices, water, beverages and other similar products. We also plan to file for stylized marks protecting certain other tag lines and product designs. With respect to the pending trademark applications for “The Original Long Island Brand” (standard character mark and stylized mark), the USPTO has made an initial determination that both marks are geographically descriptive. This determination is refutable and the USPTO has afforded us the opportunity to produce evidence to establish that the marks have become distinctive of the goods in commerce. There can be no assurance that the USPTO will approve these applications.

If we incur substantial debt, it could adversely affect our liquidity and results of operations.

As of September 30, 2017, we had $71,403 of total indebtedness, consisting of auto and vending loans. In addition, until November 23, 2018, we may obtain up to a maximum of $3,500,000 in advances under our Credit and Security Agreement, or the “Credit Agreement,” dated as of November 23, 2015 and amended as of January 10, 2016 and April 8, 2016, by and among us, LIBB and Brentwood LIIT (NZ) Ltd., as successor in interest to Brentwood LIIT Inc., or “Brentwood.” Our ability to obtain advances under the Credit Agreement is subject to the terms and conditions of the Credit Agreement, including a requirement that we obtain prior approval of Brentwood for each advance. While our existing level of debt is not substantial and we may pay interest that accrues on any future loans under the Credit Agreement by capitalizing the interest and adding it to the principal balance of such loans, we may incur significant indebtedness in the future, including through advances under the Credit Agreement, and we may not be able to generate sufficient cash to service such debt as cash payments become due. If new debt and/or new credit sources are added to our existing debt and credit sources, the related risks for us could intensify.

If we incur substantial debt, it could have important consequences. In particular, it could:

●

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund capital expenditures and other general corporate purposes;

●	limit, along with the restrictive covenants of our indebtedness, among other things, our ability to borrow additional funds;

●	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

●	increase our vulnerability to general adverse economic and industry conditions; and

●	place us at a competitive disadvantage compared to our competitors that have less debt.

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In addition, if we are unable to make payments as they come due or comply with the restrictions and covenants in the Credit Agreement or any other agreements governing our indebtedness, there could be a default under the terms of such agreements. In such event, or if we are otherwise in default under the Credit Agreement or such other agreements, including pursuant to any cross-default provisions of such agreements, the lenders could terminate their commitments to lend and/or accelerate the loans and declare all amounts borrowed due and payable. Furthermore, our lenders under the Credit Agreement could foreclose on their security interests in our assets, including the equity interests in our material subsidiaries. If any of those events occur, our assets might not be sufficient to repay in full all of our outstanding indebtedness and we may be unable to find alternative financing. Even if we could obtain alternative financing, it might not be on terms that are favorable or acceptable to us. Additionally, we may not be able to amend the Credit Agreement or obtain needed waivers on satisfactory terms or without incurring substantial costs. Failure to maintain existing or secure new financing could have a material adverse effect on our liquidity and financial position.

The loss of the services of our key personnel could negatively affect our business, as could our inability to attract and retain qualified management, sales and technical personnel as and when needed.

The execution of our business strategy depends largely on the continued efforts of our executive management, including Julian Davidson (our Executive Chairman) and Philip Thomas (co-founder of LIBB and our Chief Executive Officer). As we have a limited operating history, we are highly dependent upon these individuals’ knowledge, experience and reputation within the industry. Any or all of these individuals may in the future choose to discontinue their employment with us. If so, we may not be able to find adequate replacements for them. Without their experience, expertise and reputation, our development efforts and future prospects would be substantially impaired. We have employment agreements in place with these individuals that include non-competition provisions.

We may not comply with applicable government laws and regulations, and they could change. Any violations could result in reputational damage or substantial penalties, and any changes could result in increased compliance costs.

We are subject to a variety of federal, state and local laws and regulations in the U.S., and other countries in which we do business. These laws and regulations apply to many aspects of our business including the manufacture, safety, labeling, transportation, advertising and sale of our products. Violations of these laws or regulations could damage our reputation and/or result in regulatory actions with substantial penalties. In addition, any significant change in such laws or regulations or their interpretation, or the introduction of higher standards or more stringent laws or regulations could result in increased compliance costs or capital expenditures. For example, changes in recycling and bottle deposit laws or special taxes on soft drinks or ingredients could increase our costs. Regulatory focus on the health, safety and marketing of food products is increasing. Certain state warning and labeling laws, such as California’s “Prop 65,” which requires warnings on any product with substances that the state lists as potentially causing cancer or birth defects, could become applicable to our products. Some local and regional governments and school boards have enacted, or have proposed to enact, regulations restricting the sale of certain types of soft drinks in schools. Any violations or changes of regulations could have a material adverse effect on our profitability, or disrupt the production or distribution of our products, and negatively affect our business and financial performance.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

Historically, our cash generated from operations has not been sufficient to meet our expenses. We have financed our operations principally through the raising of equity capital, debt and through trade credit with our vendors. Our ability to continue our operations and to pay our obligations when they become due is contingent upon obtaining additional financing. Management’s plans include raising additional funds through equity offerings, debt financings, or other means.

We believe that we will be able to raise sufficient additional capital to finance our planned operating activities. There are no assurances that we will be able to raise such capital on terms acceptable to the Company or at all. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned market development activities, and/or consider reductions in personnel costs or other operating costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We have a limited operating history and history of operating losses, and there is no guarantee that we will achieve profitability.

We have a limited operating history and a history of operating losses. There is no guarantee that we will become a profitable business. Further, our future operating results depend upon a number of factors, including our ability to manage our growth, retain our customer base and to successfully identify and respond to emerging trends in our market areas.

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Further growth into our ‘better-for-you’ brand portfolio may, in part, result from merger, acquisition, distribution or licensing agreements that require greater capability of management to effectively administer this growth and may have greater inherent risk.

We are constantly looking to grow our business through potential mergers, acquisitions, distribution agreements or licensing agreements. However, we may not be able to identify suitable candidates, obtain the capital necessary to pursue our strategy or have the agreements be on satisfactory terms. We will likely experience significant competition in our effort to execute a strategy as a number of competitors have also adopted a strategy of expanding and diversifying through acquisitions, mergers, distribution or licensing agreements. As a result, we may be unable to continue to further our growth strategy or may be forced to pay more for the growth than we would otherwise want to pay. When growth occurs, we may not be able to integrate or manage these businesses to produce returns that justify the investment. Any difficulty in successfully integrating or managing the operations of such growth could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity, and could lead to a failure to realize any anticipated synergies. Our management also will be required to dedicate substantial time and effort to the integration of any mergers, acquisitions, distribution or licensing agreements. These efforts could divert management’s focus and resources from other strategic opportunities and operational matters.

Risks Related to this Offering and an Investment in Our Common Stock and Warrants

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our board of directors. We do not anticipate paying dividends in the foreseeable future, but expect to retain earnings to finance the growth of our business. Therefore, any return on investments will only occur if the market price of our common stock appreciates.

A robust public market for our common stock may not develop or be sustained, which could affect your ability to sell our common stock or depress the market price of our common stock.

Our common stock is listed on NASDAQ, but we cannot assure you that our common stock will continue to trade on this market or another national securities exchange. In addition, we are unable to predict whether an active trading market for our common stock will develop or will be sustained.

Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

On October 9, 2017, we received a notice from the Nasdaq Listing Qualifications Department stating that, for the last 30 consecutive business days, the market value of our listed securities had been below the minimum of $35 million required for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(2). The notification letter stated that we were afforded 180 calendar days (until April 9, 2018) to regain compliance. In order to regain compliance, the market value of our listed securities must remain at $35 million or more for a minimum of ten consecutive business days. The notification letter also stated that in the event we did not regain compliance within the 180 day period, our securities may be subject to delisting.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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The trading price and trading volume of our common stock may be volatile.

The price and volume of our common stock may be volatile and subject to fluctuations. Our stock has traded at a low of $2.01 to a high of $12.55 since January 1, 2016, and the current stock price is $2.55 as of November 20, 2017. Some of the factors that could cause fluctuations in the stock price or trading volume of our common stock include:

●	general market and economic conditions and market trends, including in the beverage industry and the financial markets generally;

●	the political, economic and social situation in the U.S.;

●	actual or expected variations in operating results;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or other business developments;

●	adoption of new accounting standards affecting the industry in which we operate;

●	operations and stock performance of competitors;

●	litigation or governmental action involving or affecting us or our subsidiaries;

●	recruitment or departure of key personnel;

●	purchase or sales of blocks of our common stock; and

●	operating and stock performance of the companies that investors may consider to be comparable.

There can be no assurance that the price of our common stock will not fluctuate or decline significantly. The stock market in recent years has experienced considerable price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies and that could materially adversely affect the price of our common stock, regardless of our operating performance. You should also be aware that price volatility might be worse if the trading volume of shares of our common stock is low, as it historically has been.

Our outstanding warrants and options will increase the number of shares outstanding and available for sale in the public markets, which may have an adverse effect on the market price of our common stock.

We presently have outstanding (i) stock options to purchase 1,065,989 shares of common stock at exercise prices of between $3.75 and $5.50 per share held by certain of our executive officers, directors and employees and (ii) warrants to purchase up to 1,130,570 shares of common stock at exercise prices of between $4.18 and $6.875 per share. Additionally, we will issue to the investors in this offering [Class A] warrants to purchase up to an additional _____ shares of common stock. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings and/or it may have an adverse effect on the market price of our common stock. The market price of our common stock also may be adversely affected, if and to the extent the shares registered for resale pursuant to this prospectus are sold in the public markets.

The substantial number of shares that are eligible for sale pursuant to our resale registration statement could cause the market price for our common stock to decline or make it difficult for us to sell equity securities in the future.

We have an effective registration statement registering the resale by certain of our stockholders of up to 4,348,889 shares of our common stock. Expectations that shares of our common stock may be sold by the selling stockholders could create an “overhang” that may adversely affect the market price for our common stock.

We cannot predict the effect on the market price of our common stock from time to time as a result of (i) sales by the stockholders of some or all of the 4,348,889 shares of our common stock under our resale registration statement, (ii) the availability of such shares of common stock for sale by the selling stockholders, or (iii) the perception that such shares may be offered for sale by the selling stockholders. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or make future offerings of our equity securities more difficult. Any sale, or perceived impending sale, of a substantial number of shares of our common stock could cause our stock price to fluctuate or decline.

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We have the ability to issue additional shares of common stock and “blank check” preferred stock, which could affect the rights of holders of the common stock.

Our amended and restated certificate of incorporation allows our board of directors to issue 35,000,000 shares of common stock and 1,000,000 shares of preferred stock and to set the terms of such preferred stock. As of November 15, 2017, we have 23,047,835 authorized but unissued shares of common stock available for issuance after appropriate reservation for our outstanding options and warrants (excluding any warrants that may be issued to the investors in this offering). The issuance of additional common stock may dilute the economic and voting rights of our existing stockholders. In addition, the terms of such preferred stock may materially adversely impact the dividend and liquidation rights of holders of the common stock.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our senior executive officers and directors may not be able to successfully manage a publicly traded company.

Not all of our senior executive officers or directors have extensive experience managing a publicly traded company, and they may not be successful in doing so. The demands of managing a publicly traded company, like ours, is much greater as compared to those of a private company, and some of our senior executive officers and directors may not be able to successfully meet those increased demands.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive because we rely, or may rely, on these exemptions. If some investors find our common stock less attractive as a result, the price of our common stock may be reduced, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

In addition, under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We could remain an “emerging growth company” until December 31, 2020, although a variety of circumstances could cause us to lose that status earlier. For as long as we take advantage of the reduced reporting obligations, the information that we provide stockholders may be different from information provided by other public companies.

15

Obligations associated with being a public company require significant company resources and management attention, which may have a material adverse effect on our financial condition and results of operations.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the other rules and regulations of the SEC, including the Sarbanes-Oxley Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition and the Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. These reporting and other obligations place significant demands on our management, administrative, operational and accounting resources, make certain activities more time-consuming and cause us to incur significant legal, accounting and other expenses. In order to comply with these obligations, we may need to upgrade our systems or create new systems, implement additional financial and management controls, reporting systems and procedures, expand or outsource our internal audit function, and hire additional accounting and finance staff. Because our resources are limited compared to many public companies, these requirement may impose a disproportionate financial burden on us. Furthermore, our limited management resources may exacerbate the difficulties in complying with these reporting and other requirements and prevent us from focusing on executing our business strategy. In addition, if we are unable to comply with the financial reporting requirements and other rules that apply to reporting companies, the market price of our common stock could be adversely affected.

As an “emerging growth company” and a “smaller reporting company” we intend to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” or “smaller reporting companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and other scaled disclosure requirements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In general, we will remain an “emerging growth company” until December 31, 2020, although a variety of circumstances could cause us to lose that status earlier, and will remain a “smaller reporting company” for each fiscal year where our public float remains below $75 million as of the last day of the second fiscal quarter of the prior fiscal year. We intend to take advantage of some or all of these exemptions and reduced reporting requirements until we are no longer an “emerging growth company” and/or a “smaller reporting company,” at which time, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with these additional requirements.

There is currently no public market for the [Class A] warrants offered in this offering, and we can provide no assurance that a market for the [Class A] warrants may develop, which may make it difficult for our investors to sell their [Class A] warrants.

There is currently no market for the [Class A] warrants offered hereby. Holders of our [Class A] warrants therefore have no access to information about prior market history on which to base their investment decisions. Even though we plan to apply to list the [Class A] warrants on the Nasdaq Capital Market, an active trading market for the [Class A] warrants may never develop or, if developed, it may not be sustained. Our investors may not be able to sell [Class A] warrants unless a market can be established and sustained. In addition, following this offering, the price of our [Class A] warrants may vary significantly due to general market or economic conditions.

16

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $        , and approximately $         million if the underwriters exercise their option to purchase additional shares and [Class A] warrants in full but assuming no exercise of the [Class A] warrants offered hereby or the Representative’s Warrant, after deducting underwriting discounts and commissions and estimated expenses payable by us.

We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital, sales and marketing activities, product development, general and administrative matters, capital expenditures and acquisitions. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities.

17

DIVIDEND POLICY

The declaration, timing and amount of any dividend is subject to the discretion of our board of directors and will be dependent upon our earnings, financial condition, market prospects, capital expenditure requirements, investment opportunities, overall market conditions and other factors. We have not declared any dividends since our inception. Our board of directors may review and amend our dividend policy from time to time in light of our plans for future growth and other factors. In addition, since we are a holding company with no material assets other than the shares of our subsidiaries and affiliates through which we conduct our operations, our ability to pay dividends will depend on our subsidiaries and affiliates distributing to us their earnings and cash flow.

18

PRICE RANGE OF OUR COMMON STOCK

The historical trading price of our common stock includes the trading of Cullen common stock from prior to the consummation of the business combination with Cullen and LIBB. Since July 29, 2016, our common stock has been listed on the Nasdaq Capital Market under the symbol “LTEA”. Prior to July 29, 2016, our common stock was quoted on the over-the-counter markets, as follows: from October 1, 2015 to July 28, 2016, on the OTCQB under the symbol “LTEA”; from July 27, 2015 to September 30, 2015, on the OTCBB under the symbol “LTEA”; and from June 1, 2015 (the effective date of the business combination for market trading purposes) to July 26, 2015, on the OTCBB under the symbol “OLIC.” Prior to June 1, 2015, Cullen’s common stock was quoted on the OTCBB under the symbol “CAGZ.” All historical trading prices have been adjusted to reflect the effective 15-to-1 reverse stock split that occurred as a result of the exchange ratio under the merger agreement, which provided for Cullen stockholders to receive one share of our common stock for every 15 shares of Cullen common stock held by them immediately prior to the business combination. The following table sets forth the range of high and low sales prices for the applicable period on a post-split basis.

	Common Stock
	High ($)	Low ($)
Fiscal Year Ended December 31, 2017:
Fourth Quarter*	$2.85	$2.33
Third Quarter	5.50	2.01
Second Quarter	6.68	3.54
First Quarter	4.60	3.70
Fiscal Year Ended December 31, 2016:
Fourth Quarter	$5.91	$3.73
Third Quarter	8.39	4.00
Second Quarter	12.55	6.81
First Quarter	10.70	3.99
Fiscal Year Ended December 31, 2015:
Fourth Quarter	$9.75	$3.35
Third Quarter	10.00	6.95
Second Quarter**	11.25	1.00
First Quarter	15.00	2.85

*	Through November 20, 2017.
**	We consummated the business combination with Cullen and LIBB on May 27, 2015, which became effective for market trading purposes on June 1, 2015.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2017:

●	on an actual basis,

●	On a pro forma basis, after giving effect to the issuance of 607,500 shares of our common stock at a public offering price of $2.05 completed by us in October 2017, and

●	on a pro forma basis after this offering, after giving effect to the sale by us of all ____ shares and [Class A] warrants offered hereby, and after deducting the estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information appearing elsewhere in this prospectus.

	September 30, 2017
	Actual	Pro Forma	Pro Forma As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Cash	$429,673	$1,665,048	$
Total Assets	$4,830,399	$6,065,774	$

Total Indebtedness	$71,403	$71,403	$71,403

Long-Term Liabilities

Stockholders’ Equity
Preferred stock, par value $0.0001; authorized 1,000,000 shares; no shares issued and outstanding	-	-
Common stock, par value $0.0001; authorized 35,000,000 shares; 9,148,107 shares issued and outstanding on an actual basis; 9,755,607 shares issued and outstanding on a pro forma basis; [●] shares issued and outstanding on a pro forma as adjusted basis	915	976
Additional paid in capital	25,191,297	26,426,611
Accumulated deficit	(24,570,061)	(24,570,061)
Total Stockholders’ Equity	$622,151	$1,857,526	$
Total Capitalization	$693,554	$1,928,929	$

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DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering. For purposes of calculating the dilution in this offering, none of the purchase price has been allocated to the warrants offered hereby. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

Our net tangible book value as of September 30, 2017 was approximately ($0.1) million, or approximately ($0.01) per share of common stock. Our pro forma net tangible book value as of September 30, 2017 would have been approximately $1.2 million, or approximately $0.12 per share of common stock, after giving effect to the recent stock issuance. Our pro forma as adjusted net tangible book value as of September 30, 2017 would have been approximately $[●] million, or $[●] per share of common stock, after giving effect to the sale by us of all [●] shares in this offering at the offering price of $[●] per share, and after deducting the estimated offering expenses payable by us. This represents an immediate increase in net tangible book value of $[●] per share to existing stockholders and an immediate dilution of $[●] per share to new investors in this offering.

The following table illustrates this dilution on a per share basis for investors purchasing shares at $[●] per share:

Public offering price per share to investors in this offering		$	[●]
Pro forma net tangible book value per share as of September 30, 2017	$0.12
Increase in net tangible book value attributable to this offering	[●]
Pro forma as adjusted net tangible book value per share as of September 30, 2017			[●]
Dilution per share to investors in this offering		$	[●]

The calculations above are based on 9,148,107 shares of common stock outstanding on September 30, 2017, 9,755,607 shares of common stock as of September 30, 2017 after giving effect to recent share issuance and [●] shares of common stock outstanding as of September 30, 2017 after giving effect to the sale of all [●] shares in this offering. The calculations above do not take into account the 2,196,558 shares of common stock subject to our currently outstanding warrants and options, with exercise prices ranging from $3.75 to $6.875 per share, or the warrants to purchase up to [●] shares of common stock that may be issued to the investors in this offering.

Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the dilution per share to new investors may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of shares we are offering. In addition, if we issue additional shares of our common stock in the future, including upon the exercise of outstanding options or warrants or the vesting of the restricted stock units, you may experience further dilution.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The information set forth below should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

The selected consolidated data as of September 30, 2017 has been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data for the nine months ended September 31, 2017 and 2016, have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data as of December 31, 2016 and 2015 and for the years then ended have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data as of December 31, 2014, 2013 and 2012 and for the years then ended is derived from audited financial statements of LIBB, as our predecessor, which are not included in this prospectus.

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Income Statement Data:
Net sales	$3,901,145	$3,412,961	$4,558,030	$1,899,230	$1,744,440	$886,061	$1,003,502
Cost of Goods Sold	3,663,404	3,253,278	4,239,317	1,556,140	1,504,146	733,736	930,546
Gross profit	237,741	159,683	318,713	343,090	240,294	152,325	72,956
General and administrative expenses	5,169,174	3,957,763	4,958,076	1,946,270	1,073,867	308,800	161,054
Selling and marketing expenses	6,308,503	2,031,873	3,149,710	1,449,049	2,207,510	107,645	40,726
Operating loss	(11,239,936)	(5,829,953)	(7,789,073)	(3,052,229)	(3,041,083)	(264,120)	(128,824)
Other (expense) income	(38,986)	4,070	(3,593)	(3,327)	-	-	-
Interest expense	(313,573)	(976,427)	(1,066,969)	(124,713)	(110,298)	(53,812)	(44,108)
Loss on inducement	-	(1,587,954)	(1,587,954)	-	-	-	-
Total other expense	(352,559)	(2,560,311)	(2,658,516)	(128,040)	(110,298)	(53,812)	(44,108)
Net loss	$(11,592,495)	$(8,390,264)	$(10,447,589)	$(3,180,269)	$(3,151,381)	$(317,932)	$(172,932)
Net loss per share	$(1.36)	$(1.55)	$(1.77)	$(0.85)	$(1.20)	$(0.12)	$(0.07)
Weighted average shares outstanding - basic and diluted	8,529,399	5,407,036	5,889,428	3,744,931	2,633,334	2,633,334	2,633,334

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	As of September 30,	As of December 31,
	2017	2016	2015	2014	2013	2012
Balance Sheet Data:
Current Assets:
Cash	$429,673	$1,249,550	$207,192	$398,164	$604,841	$25,960
Accounts receivable, net	1,556,801	1,627,058	363,096	174,637	118,102	133,102
Inventories, net	1,697,251	1,187,941	712,558	561,107	165,907	234,491
Restricted cash	-	103,603	127,580	-	-	-
Short term investments	-	2,389,521	-	-	-	-
Prepaid expenses and other current assets	263,820	91,072	48,237	9,573	77,708	29,646
Total current assets	3,947,545	6,648,745	1,458,663	1,143,481	966,558	423,199
Property and equipment, net	148,425	218,036	360,920	242,123	33,717	54,383
Intangible assets	170,000	22,500	27,494	32,498	20,000	-
Other assets	56,635	52,470	67,438	11,706	12,150	4,900
Deferred financing costs	507,794	842,533	1,838,082	-	-	-
Total assets	$4,830,399	$7,784,284	$3,752,597	$1,429,808	$1,032,425	$482,482
Current Liabilities:
Accounts payable	$2,047,727	$886,316	$601,681	$825,044	$-	$-
Accrued expenses	1,380,097	911,843	458,938	112,819	85,110	15,829
UBS Credit Line	-	1,280,275	-	-	-	-
Loans payable	-	-	-	-	1,400,000	-
Line of credit - member	-	-	-	-	-	491,110
Current portion of automobile loans	8,640	11,446	19,231	17,915	-	-
Current portion of equipment loan	47,910	39,979	36,627	-	-	-
Other current liabilities	110,576	-	-	-	-	-
Total current liabilities	3,594,950	3,129,859	1,116,477	955,778	1,485,110	506,939
Line of credit, related party	-	-	1,091,571	1,500,000	-	-
Subcsriptions payable	563,750	-	-	-	-	-
Other liabilities	30,000	30,000	30,000	92,466	-	-
Deferred rent	4,695	1,807	4,648	5,966	-	-
Long term portion of automobile loans	11,066	17,580	36,864	56,096	-	-
Long term portion of equipment loan	3,787	36,495	76,477	-	-	-
Total liabilities	4,208,248	3,215,741	2,356,037	2,610,306	1,485,110	506,939
Total stockholders’ equity (deficit)	622,151	4,568,543	1,396,560	(1,180,498)	(452,685)	(24,457)
Total liabilities and stockholders’ equity (deficit)	$4,830,399	$7,784,284	$3,752,597	$1,429,808	$1,032,425	$482,482

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and related notes and other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Overview

We are a holding company operating through our wholly-owned subsidiary, LIBB. We are engaged in the production and distribution of premium Non-Alcoholic ready-to-drink (“NARTD”) beverages. We are currently organized under our flagship brand, Long Island Iced Tea, a premium NARTD tea made from a proprietary recipe and with quality components. Our mission is to provide consumers with premium beverages offered at an affordable price.

We aspire to be a market leader in the development of beverages that are convenient and appealing to consumers. There are two major target markets for our beverages: “consumers on the go” and “health conscious consumers.” “Consumers on the go” are families, employees, students and other consumers who lead a busy lifestyle. With increasingly hectic and demanding schedules, there is a need for products that are accessible and readily available. “Health conscious consumers” are individuals who are becoming more interested and better educated on what is included in their diets, causing them to shift away from options perceived as less healthy, such as carbonated soft drinks, towards alternative beverages such as iced tea.

We continually seek to expand our product line. Our current products include iced tea, lemonade and aloe vera juice.

We produce a 100% brewed iced tea, using black tea leaves, purified water and natural cane sugar or sucralose. Flavors change from time to time, and have included lemon, peach, raspberry, guava, mango, diet lemon, diet peach, sweet tea, green tea and honey, half tea and half lemonade. We also offer lower calorie iced tea in flavor options that include mango, raspberry and peach. We also sell the iced tea in gallon bottles with flavor options including lemon, peach, green tea and honey, half and half lemonade, sweet tea, mango and unsweetened.

During April 2017, we expanded our brand to include lemonade. Lemonade is offered in nine flavors including traditional, lime, pink lemonade, kiwi & strawberry, cherry, peach, watermelon, wild berries and strawberry and is offered at retail in 18oz. bottles.

We also distribute an aloe vera derived juice beverage (“ALO Juice”) in 500ml and 1.5 liter bottles. ALO Juice is offered in six flavors including original, pomegranate, mango, raspberry, pineapple and coconut. Our plans for ALO Juice include increasing brand support through our existing sales and marketing team, ultimately accelerating points of distribution throughout current (and future) distributor and retail partnerships alongside our flagship iced tea and lemonade products. In addition, in order to service certain vending contracts, we sell snacks and other beverage products on a limited basis.

We are also seeking to better develop emerging markets, as well as expand our overall geographic footprint. The United States (“US”) market represents approximately $7 billion of a global $57 billion NARTD international market (Sources: Euromonitor international, “Versatility of NARTD Tea Generates Bright Spot in Global Soft Drinks”, 2014, and Euromonitor International “NARTD in the US”, February 2017). The recognition globally of our flagship ‘Long Island Iced Tea’ brand makes international expansion a key business objective. We continue to retain the consulting services of an international beverage specialist, and have during the quarter, applied additional consulting resources to look at opportunities in Northeast Asia. During 2017, we announced the appointment of a New Zealand based distributor and an Australian based distributor, as well as an Australian based co-packer with capability to produce products for Australasia and Asia. We have also focused on the development of markets in South America, and have announced expansion into Costa Rica, Columbia, Honduras, Ecuador and other Latin American countries. We also worked alongside existing distributor partnerships in Puerto Rico, Canada and South Korea to further expand distribution points throughout their respective markets. Additional 2017 developments include new retail partnerships opened with supermarket chains such as Pueblos and Supermax in Puerto Rico and Loblaws in Canada, and multiple reorders received from the South Korean distributor.

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We were incorporated on December 23, 2014 in the State of Delaware. Our corporate offices are located at 12-1 Dubon Court, Farmingdale, NY 11735 and our telephone number at that location is (855) 542-2832.

Recent Developments

January 2017 Offering

In January 2017, we consummated the January 2017 Offering of an aggregate of 376,340 shares of our common stock, through Alexander Capital, L.P., as placement agent, pursuant to the terms of a selling agent agreement, dated January 25, 2017, with the placement agent and subscription agreements with each of the investors in the offering. Of the aggregate number of shares sold, 300,000 shares were sold to the public at a price of $4.00 per share and 76,340 of the shares were sold to our officers and directors at a price of $4.10 per share, the most recent closing bid price of the common stock at the time the officers and directors executed their subscription agreements. The offering generated gross proceeds of $1,513,000 and net proceeds of $1,429,740, after payment of the placement agent fees and other offering expenses.

The offering was made pursuant to our existing Shelf Registration which was filed with the SEC on September 30, 2016 and declared effective by the SEC on October 14, 2016, and is described in more detail in a prospectus supplement dated January 27, 2017 and the accompanying Base Prospectus.

June 2017 Offering

In June 2017, we consummated the June 2017 Offering of an aggregate of 256,848 shares of our common stock, through Alexander Capital, L.P., as placement agent, pursuant to subscription agreements with each of the investors in the offering. Of the aggregate number of shares sold, 231,850 shares were sold to the public at a price of $5.00 per share and 24,998 of the shares were sold to our officers and directors at a price of $5.60 per share, the most recent closing bid price of the common stock at the time the officers and directors executed their subscription agreements. The offering generated gross proceeds of $1,299,250 and net proceeds of $1,259,415, after payment of the placement agent fees and other offering expenses.

The offering was made pursuant to our Shelf Registration, and is described in more detail in a prospectus supplement dated June 14, 2017 and the accompanying Base Prospectus.

July 2017 Offering

In July 2017, we consummated the July 2017 Offering of an aggregate of 448,160 shares of our common stock, through Alexander Capital, L.P., as placement agent, pursuant to subscription agreements with each of the investors in the offering. The shares were sold at a price of $5.00 per share. Of the shares sold, 200,000 were sold to lead investors who, as a result of purchasing more than $500,000 in shares, each received (i) an additional number of shares of common stock equal to 7% of the total number of shares of common stock purchased by such lead investors in this offering (or an aggregate of 14,000 shares) and (ii) three-year warrants up to that number of shares of common stock equal to 20% of the total number of shares purchased by such lead investors in this offering (or warrants to purchase an aggregate of 40,000 shares). These warrants have an exercise price of $5.50 and were fully vested upon issuance. The sale of common stock generated gross proceeds of $2,240,800 and net proceeds of $2,134,487 after deducting commissions and other offering expenses.

The offering was made pursuant to our Shelf Registration, and is described in more detail in a prospectus supplement dated July 6, 2017 and the accompanying Base Prospectus.

October 2017 Offering

In October 2017, we consummated the October 2017 Offering of an aggregate of 607,500 shares of our common stock. The shares were sold at a price of $2.05 per share. The sale of common stock generated gross proceeds of $1,245,375 and estimated net proceeds of $1,235,375 after deducting expenses. Each investor in the offering also received a warrant to purchase 50% of the number of shares for which such investor subscribed in the offering (or a total aggregate number of shares underlying such warrants equal to 303,750 shares). The warrants have an exercise price of $2.40 per share, subject to adjustment, and expire one year from the closing of the offering.

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The offering was made pursuant to our Shelf Registration, and is described in more detail in a prospectus supplement dated September 27, 2017 and the accompanying Base Prospectus.

Brooklyn Sports and Entertainment

Nassau Veterans Memorial Coliseum

On February 16, 2017, we formed an alliance with Brooklyn Sports and Entertainment to become the official iced tea of Nassau Veterans Memorial Coliseum presented by New York Community Bank. We have the exclusive iced tea serving rights in the venue including all concession stands and luxury suites. The alliance also includes high profile interior and exterior LED branding, as well as digital and retail promotional opportunities. After a complete refurbishment, the venue reopened on April 5, 2017.

Barclays Center

On September 21, 2017, we expanded our alliance with Brooklyn Sports and Entertainment to become the official iced tea of Barclays Center. We have the exclusive iced tea serving rights in the venue including all concession stands and luxury suites. The alliance also includes high profile interior and exterior LED branding, as well as digital and retail promotional opportunities.

Lemonade

On March 14, 2017, we announced the expansion of our brand to include lemonade. The Original Long Island Brand™ Lemonade range consists of nine real-fruit flavors, and is offered at retail in 18oz. bottles. This premium lemonade is intended to be differentiated from other lemonade beverages in the US market. It is made with 100% raw cane sugar and non-GMO ingredients that incorporate the “better-for-you” attributes that are prominent within our iced tea brand, and will complement Long Island Iced Tea®. This product became available in select markets during the second quarter of 2017. It is our objective to grow market share and offer this product alongside our iced tea products.

Big Geyser Strategic Distribution Partnership

On March 14, 2017, we entered into a long-term strategic distribution agreement, in certain regions, with Big Geyser, a large independent non-alcoholic beverage distributor in metro New York, pursuant to which Big Geyser became the exclusive distributor of our iced tea bottle products in the region. The agreement became effective on April 24, 2017 and covers retail locations in the New York City metro region, including the five boroughs of New York City, Long Island, Westchester and Putnam County. This distribution coverage will provide the potential to significantly increase our distribution footprint and allow us to streamline our business and brings additional focus to building our brand. As part of the distribution agreement, we have issued warrants to Big Geyser in the second and third quarter of 2017 which vest upon the achievement of certain performance targets.

ALO Juice

On September 18, 2017, we entered into an exclusive Licensing Agreement with Wilnah ALO Juice brand owners, providing us with worldwide rights to produce, distribute and sell the ALO Juice brand. As compensation to Wilnah for these rights, we paid an initial fee of $150,000, which was applied against the Seba accounts receivable upon the closing and have agreed to pay to Wilnah a 7.0% royalty on our gross sales of ALO Juice delivered to our customers after the closing of this agreement. The majority owner of Wilnah is the former owner of Seba and the guarantor of its obligations. We believe that ALO Juice complements our “better for you” beverage strategy, and as such, we intend to further leverage and grow the ALO Juice brand and distribution.

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Highlights

We generate income through the sale of our beverage products. The following are highlights of our operating results for the three and nine months ended September 30, 2017:

●	Net sales. During the three months ended September 30, 2017, we had net sales of $1,554,895 representing, an increase of $253,770 over the three months ended September 30, 2016. The increase is due principally to revenue improvements in iced tea and the introduction of lemonade, offset by declines in gallons and ALO Juice. During the nine months ended September 30, 2017, we had net sales of $3,901,145, an increase of $488,184 over the nine months ended September 30, 2016.

●	Margin. Our gross profit percentage decreased by 4% and our gross profit decreased by $35,705 for the three months ended September 30, 2017 as compared to the three months ended September 30, 2016. Our gross profit percentage increased by 1% and our gross profit increased by $78,058 for the nine months ended September 30, 2017 as compared to the nine months ended September 30, 2016. The decrease for the three months ended September 30, 2017 was principally attributable to increases in discounts and allowances. The increase for the nine months ended September 30, 2017 was primarily due to improvements in our gallon iced tea and lemonade product lines.

●	Operating expenses. During the three months ended September 30, 2017, our operating expenses were $3,867,258, representing an increase of $1,035,489 as compared to the three months ended September 30, 2016. During the nine months ended September 30, 2017, our operating expenses were $11,477,677, representing an increase of $5,488,041 as compared to the nine months ended September 30, 2016. The increase in operating expenses related primarily to increased payroll (including stock-based compensation), Strategy Committee and Board of Directors fees, professional fees and services, freight, advertising, bad debt expense and product development.

Historically, our cash generated from operations has not been sufficient to meet our expenses. During 2017, we have principally financed our business through the sale of equity interests. During the nine months ended September 30, 2017, our cash flows used in operating activities were $7,403,966, our net cash provided by investing activities was $2,446,069 and our net cash provided by financing activities was $4,138,020. We had working capital of $352,595 as of September 30, 2017.

In order to execute our long-term growth strategy, we expect to continue to raise additional funds through equity offerings, debt financings, or other means. There are no assurances that we will be able to raise such funds on acceptable terms or at all. See Sources of Liquidity and Going Concern below.

Uncertainties and Trends in Our Business

We believe that the key uncertainties and trends in our business are as follows:

●	We believe that using various marketing tools, which may result in significant advertising expenses, will be necessary to increase product awareness in order to compete with our competitors, including large and well established brands with access to significant capital resources.

●	Customer trends and tastes can change for a variety of reasons including health consciousness, government regulations and variation in demographics. We will need to be able to adapt to changing preferences in the future.

●	Our sales growth is dependent upon maintaining our relationships with existing and future customers who may generate substantial portions of our revenue. These include sales to retailers where there may be concentrations.

●	Our sales are subject to seasonality. Our sales are typically the strongest in the summer months.

●	We are currently involved in litigation. Please refer to Note 8 of the condensed consolidated financial statements included elsewhere in this prospectus. There are no assurances that there will be successful outcomes to these matters.

●	Our portfolio includes a gallon iced tea product line featuring six of our existing flavors. Our gallon iced tea product line has previously sold below cost. There are no assurances we will be successful in increasing margins on this product line.

●	We operate in highly competitive markets.

●	Costs for our raw materials may increase substantially.

●	Our intellectual property rights could be infringed upon or we could infringe upon the intellectual property rights of others.

●	Adverse events regarding licensed intellectual property, including termination of distribution rights, could harm our business.

●	We have experienced cash losses from operations and our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us.

●	We have a limited operating history.

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Accounting Policies

The preparation of the financial statements in conformity with United States Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in these consolidated financial statements. We believe that, of our significant accounting policies (see Note 2 of our condensed consolidated financial statements included elsewhere in this prospectus), the following policies are the most critical.

Revenue Recognition

Revenue is stated net of sales discounts, rebates paid to customers, establishment incentives, placement fees and returns. Net sales are recognized when all of the following conditions are met: (1) the price is fixed and determined; (2) evidence of a binding arrangement exists (generally, purchase orders); (3) products have been delivered and there is no future performance required; and (4) amounts are collectible under normal payment terms. These conditions typically occur when the products are delivered to or picked up by the Company’s customers. For sales where certain revenue recognition criteria have not been met at the date of delivery, the Company defers recognition of such revenue until such recognition criteria are met.

Customer Marketing Programs and Sales Incentives

We participate in various programs and arrangements with customers designed to increase the sale of its products. Among these programs are arrangements under which allowances can be earned by customers for attaining agreed upon sales levels or for participating in specific marketing programs. We believe that our participation in these programs is essential to ensuring volume and revenue growth in a competitive marketplace. The costs of all these various programs are recorded as a reduction of sales in the financial statements.

Additionally, we may be required to occasionally pay fees to our customers (“Placement Fees”) in order to place our products in the customers’ stores. In most cases, the Placement Fees carry no further benefit or minimum revenue guarantee other than the right to place our product in the customers’ stores. The Placement Fees are recorded as a reduction of sales. If, at the time the Placement Fees are recognized in the statement of operations, we have cumulative negative sales with that particular customer, such negative sales are reclassified and recorded as a part of selling and marketing expense.

Accounts Receivable

We sell products to distributors and directly to retailers, and extend credit, generally without requiring collateral, based on our evaluation of the customer’s financial condition. Potential losses on our receivables are dependent on each individual customer’s financial condition and sales adjustments granted after the balance sheet date. We carry our trade accounts receivable at net realizable value. Typically, accounts receivable have terms of net 30 days and do not bear interest. We monitor our exposure to losses on receivables and maintains allowances for potential losses or adjustments. We determine these allowances by (1) evaluating the aging of our receivables; (2) analyzing our history of sales adjustments; and (3) reviewing our high-risk customers. Past due receivable balances are written off when our efforts have been unsuccessful in collecting the amount due. Accounts receivable are stated at the amounts management expects to collect. For sales where certain revenue recognition criteria have not been met at the date of delivery, we defer recognition of such accounts receivable until such recognition criteria are met.

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Inventories

Our inventory includes raw materials such as bottles, sweeteners, labels, flavors and packaging. Finished goods inventory consists of bottled and packaged iced tea, lemonade and ALO Juice. We value our inventories at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (FIFO) method. Included in inventory at September 30, 2017 and December 31, 2016, was finished goods inventory with a cost of approximately $95,000 and $320,000, respectively which was delivered to a distributor, and is held in inventory until revenue recognition criteria are met.

Results of Operations

Comparison for the three and nine months ended September 30, 2017 and 2016

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$1,554,895	$1,301,125	$3,901,145	$3,412,961
Cost of goods sold	1,486,265	1,196,790	3,663,404	3,253,278
Gross profit	68,630	104,335	237,741	159,683
Operating expenses:
General and administrative expenses	1,543,786	2,170,522	5,169,174	3,957,763
Selling and marketing expenses	2,323,472	661,247	6,308,503	2,031,873
Total operating expenses	3,867,258	2,831,769	11,477,677	5,989,636
Operating Loss	(3,798,628)	(2,727,434)	(11,239,936)	(5,829,953)
Other expenses:
Other income (expense)	-	4,070	(38,986)	4,070
Interest expense, net	(114,150)	(579,710)	(313,573)	(976,427)
Loss on inducement	-	(1,587,954)	-	(1,587,954)
Net loss	$(3,912,778)	$(4,891,028)	$(11,592,495)	$(8,390,264)

Comparison of the Three Months Ended September 30, 2017 and 2016

Net Sales and Gross Profit

Net sales for the three months ended September 30, 2017 increased by $253,770, or 20%, to $1,554,895 as compared to $1,301,125 for the three months ended September 30, 2016. The increase is driven by $390,953 of lemonade sales and an increase of $242,189 in 18/20oz iced tea sales. This was partially offset by a $238,300 decline in sales of our ALO Juice product line.

Gross profit decreased by $35,705, or 34%, to $68,630 for the three months ended September 30, 2017 from $104,335 for the three months ended September 30, 2016. The change in gross profit amount consisted of a decrease of approximately $40,000 in gross profit for iced tea sold in gallons, and a decrease in gross profit of approximately $57,000 for ALO Juice, offset by an increase in gross profit of approximately $75,000 on sales of lemonade. Our gross profit percentage decreased by approximately 4% for the three months ended September 30, 2017, as compared to 2016, on account of increases in discounts and allowances.

General and administrative expenses

General and administrative expenses for the three months ended September 30, 2017 decreased by $626,736, or 29%, to $1,543,786 as compared to $2,170,522 for the three months ended September 30, 2016. We incurred a decrease of $656,826 in stock-based compensation costs. The remainder of the cost increases are primarily related to costs incurred in support of the expansion of the business, including increases in rent and storage fees, insurance costs, website and internet costs.

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Selling and marketing expenses

Selling and marketing expenses for the three months ended September 30, 2017 increased by $1,662,225, or 251%, to $2,323,472 as compared to $661,247 for the three months ended September 30, 2016. The increase was principally the result of key management hires to expand the capabilities of the sales and marketing organization, strategic spending in support of brand and investor awareness and increases in freight out and other costs consistent with the revenue growth. Specifically, our personnel cost increased by approximately $457,000 in connection with the hiring of additional sales and marketing staff, our brand awareness investor and public relations costs increased by $662,600 due to increased investor relation spending, and we increased advertising expense by $179,775.

Interest expense, net

Interest expense, net, for the three months ended September 30, 2017 decreased by $465,560, or 80%, to $114,150 as compared to $579,710 for the three months ended September 30, 2016. Interest expense for the three months ended September 30, 2017, principally consisted of the amortization of deferred financing costs of $111,580.

Comparison of the Nine Months Ended September 30, 2017 and 2016

Net Sales and Gross Profit

Net sales for the nine months ended September 30, 2017 increased by $488,184, or 14%, to $3,901,145 as compared to $3,412,961 for the nine months ended September 30, 2016. The increase was primarily due to the introduction of the lemonade flagship brand in the second quarter, which contributed $592,526 to the increase in net sales. Net sales of our ALO Juice during the nine months ended September 30, 2017 decreased by $147,352 to $648,381 as compared to $795,733 for the nine months ended September 30, 2016. Net sales of our 18/20oz. iced tea product increased by $200,981 after a decrease to net sales of $255,634 on account of a non-cash incentive to Big Geyser in the nine months ended September 30, 2017.

Gross profit increased by $78,058, or 49%, to $237,741 for the nine months ended September 30, 2017 from $159,683 for the nine months ended September 30, 2016. The change in gross profit consisted of an increase of approximately $190,000 in gross profit for iced tea sold in gallons, an increase in gross profit of approximately $114,000 for lemonade, a decrease in gross profit of approximately $29,000 in sales of ALO Juice and a decrease in gross profit of approximately $115,000 for iced tea sold in 18/20oz. Our gross profit percentage increased to approximately 6% for the nine months ended September 30, 2017 as compared to approximately 5% for the nine months ended September 30, 2016, on account of improvements in gallons and the introduction of lemonade.

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General and administrative expenses

General and administrative expenses for the nine months ended September 30, 2017 increased by $1,211,411, or 31%, to $5,169,174 as compared to $3,957,763 for the nine months ended September 30, 2016. This increase was principally the result of our efforts to build out our management and support team to support our growth and enhance our corporate governance. Specifically, we incurred costs of approximately $826,000 associated with accounting, other consulting and legal in support of the business expansion and complexity. We incurred bad debt charges of $516,392. These were principally off-set by a decrease in our personnel costs of $271,855 and a decrease in stock-based compensation costs of $142,543. The remainder of the cost increases are primarily related to costs incurred in support of the expansion of the business, including increases in rent and storage fees, insurance costs, website and internet costs.

Selling and marketing expenses

Selling and marketing expenses for the nine months ended September 30, 2017 increased by $4,276,630, or 210%, to $6,308,503 as compared to $2,031,873 for the nine months ended September 30, 2016. The increase was principally the result of key management hires to expand the capabilities of the sales and marketing organization, strategic spending in support of brand and investor awareness and increases in freight out and other costs consistent with the revenue growth. Specifically, our personnel cost increased by $1,226,182 in connection with the hiring of additional sales and marketing. We incurred an increase of $206,906 in stock-based compensation costs and an increase of $462,501 in advertising expenses. Our brand awareness investor and public relations costs increased by $1,429,195 due to new investor relations agreements and increased spending. We incurred an increase of $191,450 in connection with our new product initiatives and ALO Juice development.

Interest expense, net

Interest expense, net for the nine months ended September 30, 2017 decreased by $662,854, or 68%, to $313,573 as compared to $976,427 for the nine months ended September 30, 2016. Interest expense for the nine months ended September 30, 2017, principally consisted of the amortization of deferred financing costs of $334,739. Interest expense was offset by interest and dividend income on investments of $20,358.

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Comparison of the years ended December 31, 2016 and December 31, 2015

	For the Years Ended December 31,
	2016	2015

Net sales	$4,558,030	$1,899,230
Cost of goods sold	4,239,317	1,556,140
Gross profit	318,713	343,090

Operating expenses:
General and administrative expenses	4,958,076	1,946,270
Selling and marketing expenses	3,149,710	1,449,049
Total operating expenses	8,107,786	3,395,319

Operating Loss	(7,789,073)	(3,052,229)

Other expenses:
Other expense	(3,593)	(3,327)
Interest expense	(1,066,969)	(124,713)
Loss on inducement	(1,587,954)	-

Net loss	$(10,447,589)	$(3,180,269)

Net Sales and Gross Profit

Net sales for the year ended December 31, 2016 increased by $2,658,800, or 140%, to $4,558,030 as compared to $1,899,230 for the year ended December 31, 2015. The increase is due to a combination of iced tea brand momentum and an increase in distribution. During the year ended December 31, 2016, our iced tea product distribution expanded into 11 additional states and into over 1,000 new retail outlets. The increase was also bolstered by the sale of the Company’s iced tea product line in gallon containers. Net sales of our iced tea product in gallons during the year ended December 31, 2016 increased by $891,665 and were $1,243,074 as compared to $351,409 for the year ended December 31, 2015. During 2016, we began selling our iced tea and other purchased products in vending machines. Vending machine sales were $185,285 during the 2016 year. During the first quarter of 2016, we began selling a line of aloe juice products realizing year one revenues of $1,054,990.

Gross profit decreased by $24,377, or 7%, to $318,713 for the year ended December 31, 2016 from $343,090 for the year ended December 31, 2015. Our gross profit percentage decreased to 7% for the year ended December 31, 2016 as compared to 18% for the year ended December 31, 2015. The decrease in gross profit percentage was due to (a) selling our gallon containers at or below costs to certain distributors in order to acquire more shelf space and consumer visibility for the brand; (b) an increase in costs to produce certain new package offerings for our 20oz product line; and (c) introductory pricing given to new customers on our 20oz product line during the year ended December 31, 2016.

General and administrative expenses

General and administrative expenses for the year ended December 31, 2016 increased by $3,011,806, or 155%, to $4,958,076 as compared to $1,946,270 for the year ended December 31, 2015. This increase was principally the result of our efforts to build out our management and support team to support our growth, enhance our corporate governance and the effects of bearing public company costs for the full year of 2016. Specifically, our personnel costs increased by approximately $524,000 in connection with hiring our executive chairman, chief financial officer and other supporting personnel. We incurred an increase of approximately $1,013,585 in stock-based compensation costs, an increase of approximately $252,000 in costs in connection with the compensation of our Board of Directors and Advisory Board and an increase of approximately $520,000 in the costs of being a public company, consisting principally of legal, accounting, filing and related costs. The remainder of the cost increases primarily related to costs incurred in support of the expansion of business, including increases in rent and storage fees, insurance costs, website and internet costs and depreciation expense related to the purchase of vending machines in the fourth quarter of 2015.

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Selling and marketing expenses

Selling and marketing expenses for the year ended December 31, 2016 increased by $1,700,661, or 117%, to $3,149,710 as compared to $1,449,049 for the year ended December 31, 2015. The increase was principally the result of key management hires to expand the capabilities of the sales and marketing organization, strategic spending in support of brand and investor awareness and increases in freight out and other costs consistent with the revenue growth. Specifically, our personnel cost increased by approximately $250,568 in connection with the hiring of our vice president of national sales and marketing and other supporting personnel. We incurred an increase of $85,000 in stock-based compensation costs. Sales commissions paid to brokers increased by approximately $64,000 in support of new sales distribution. Our investor and public relations costs increased by $719,609, consisting of $513,940 in cash costs and $205,669 for stock-based compensation. We incurred an increase of approximately $127,596 in connection with our exploration of opportunities for expansion into the liquor industry. Freight out increased by $293,434 during the year ended December 31, 2016 as compared to the year ended December 31, 2015 due to increased volume as well as increased freight rates resulting from shipments from a storage facility located in Georgia.

Interest expense

Interest expense for the year ended December 31, 2016 increased by $942,256, or 756%, to $1,066,969 as compared to $124,713 for the year ended December 31, 2015. Interest expense for the year ended December 31, 2016, principally consisted of the amortization of deferred financing costs of $995,550 (including a $408,000 charge to proportionally reduce the deferred financing costs with the reduction of the credit facility) and interest of $72,226 in connection with the Brentwood line of credit.

Loss on induced conversion of credit facility and warrants

During the year ended December 31, 2016, the Company recorded a non-cash charge of $1,587,954 for an induced conversion of its credit facility and related warrants. No such charge was recorded during the year ended December 31, 2015.

Liquidity and Capital Resources

Sources of Liquidity and Going Concern

The following table provides an overview of our borrowing agreements as of September 30, 2017:

Description of Debt	Holder	Interest Rate	Balance at September 30, 2017
Line of Credit	Brentwood LIIT Inc.	Prime Plus 7.5%	$-
Automobile loans	Various	3.59% to 10.74%	$19,706
Equipment Loan Reimbursement Agreement	Magnum Vending Corp.	10.0%	$51,697

Historically, our cash generated from operations has not been sufficient to meet our expenses. We have financed our operations principally through the raising of equity capital, debt and through trade credit with our vendors. Our ability to continue our operations and to pay our obligations when they become due is contingent upon obtaining additional financing. Management’s plans include raising additional funds through equity offerings, debt financings, or other means.

We believe that we will be able to raise sufficient additional capital to finance our planned operating activities, although there are no assurances that we will be able to raise such capital on terms acceptable to the Company or at all. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned market development activities, and/or consider reductions in personnel costs or other operating costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements filed with the SEC on November 13, 2017, do not include any adjustments that might result from the outcome of these uncertainties.

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Line of Credit

Brentwood LIIT Corp-Line of Credit

On November 23, 2015, we entered into the Credit and Security Agreement (the “Credit Agreement”) with LIBB and Brentwood LIIT, Inc. (“Brentwood”). Brentwood is controlled by a related party, Eric Watson, who beneficially owns approximately 14.4% of our outstanding common stock as of September 30, 2017. The Credit Agreement, which expires on November 23, 2018, provides for a revolving credit facility in an amount of up to $3,500,000, with funding subject to approval by Brentwood. As of September 30, 2017 and December 31, 2016, there was no amount outstanding under the Credit Agreement.

UBS Line of Credit

On October 27, 2016, we entered into a credit line with UBS (The “UBS Credit Line”). The UBS Credit Line has a borrowing capacity determined by the level of the collateral pledged and bears interest at a floating rate, depending on the time requested for the borrowing. The interest is based on the ICE Swap Rate plus a margin of between 0.40% and 0.70%. As of June 30, 2017, the interest rate on the UBS Credit Line was 3.732%. The UBS Credit Line, when drawn, is collateralized by certain of our short-term investments. As of September 30, 2017 and December 31, 2016, the outstanding balance on the line of credit was $0 and $1,280,275, respectively. As of September 30, 2017 and December 31, 2016, our borrowing capacity under the UBS Credit line was $0 and $19,725, respectively. At July 21, 2017, the credit line was closed.

Magnum Vending Corp

On November 23, 2015, we entered into a reimbursement agreement with Magnum Vending Corp. (“Magnum”), an entity managed by Philip Thomas, our Chief Executive Officer and one of our directors, and certain of his family members. In exchange for the exclusive right to stock vending machines owned by Magnum, we agreed to reimburse Magnum for the cost of products to stock the machines and the costs that Magnum incurred to acquire the machines including machines which were purchased with an equipment loan. The total principal amount of the payments underlying the agreement upon inception was $117,917. The reimbursements will be made in 35 monthly payments of principal and interest in the amount of $3,819 with an interest rate of 10%. Upon completion of these payments in October 2018, Magnum will transfer ownership of the vending machines to us. As of September 30, 2017 and December 31, 2016, $51,697 and $76,474, respectively, of principal and interest were outstanding under the agreement.

Private Placements

In January 2017, we consummated the January 2017 Offering of an aggregate of 376,340 shares of our common stock, through Alexander Capital, L.P., as placement agent, pursuant to the terms of a selling agent agreement, dated January 25, 2017, with the placement agent and subscription agreements with each of the investors in the offering. Of the aggregate number of shares sold, 300,000 shares were sold to the public at a price of $4.00 per share and 76,340 of the shares were sold to our officers and directors at a price of $4.10 per share, the most recent closing bid price of the common stock at the time the officers and directors executed their subscription agreements. The offering generated total net proceeds, after payment of the placement agent fees and other offering expenses, of $1,429,740.

In June 2017, we consummated the June 2017 Offering of an aggregate of 256,848 shares of our common stock, through Alexander Capital, L.P., as placement agent, pursuant to subscription agreements with each of the investors in the offering. Of the aggregate number of shares sold, 231,850 shares were sold to the public at a price of $5.00 per share and 24,998 of the shares were sold to our officers and directors at a price of $5.60 per share, the most recent closing bid price of the common stock at the time the officers and directors executed their subscription agreements. The offering generated gross proceeds of $1,299,250 and net proceeds of $1,259,415, after payment of the placement agent fees and other offering expenses.

In July 2017, we consummated the July 2017 Offering of an aggregate of 448,160 shares of our common stock, through Alexander Capital, L.P., as placement agent, pursuant to subscription agreements with each of the investors in the offering. The shares were sold at a price of $5.00 per share. Of the shares sold, 200,000 were sold to lead investors who, as a result of purchasing more than $500,000 in shares, each received (i) an additional number of shares of common stock equal to 7% of the total number of shares of common stock purchased by such lead investors in this offering (or an aggregate of 14,000 shares) and (ii) three-year warrants up to that number of shares of common stock equal to 20% of the total number of shares purchased by such lead investors in the offering (or warrants to purchase an aggregate of 40,000 shares). These warrants have an exercise price of $5.50 and are fully vested upon issuance. The sale of common stock generated gross proceeds of $2,240,800 and net proceeds of $2,134,487 after deducting commissions and other offering expenses.

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In October, we consummated the October 2017 Offering of an aggregate of 607,500 shares of our common stock in a public offering at a price of $2.05 per share. We received gross proceeds of $1,245,375 and estimated net proceeds of $1,235,375 after deducting commissions and other offering expenses. Each investor in the offering also received a warrant to purchase 50% of the number of shares for which such investor subscribed in the offering (or a total aggregate number of shares underlying such warrants equal to 303,750 shares). The warrants have an exercise price of $2.40 per share, subject to adjustment, and expire one year from the closing of the offering. Prior to October 1, 2017, we received $563,750 from this offering and accordingly, as at September 30, 2017, $563,750 is included in subscriptions payable within the condensed consolidated balance sheets.

Cash flows

Net cash used in operating activities

Net cash used in operating activities was $7,403,966 for the nine months ended September 30, 2017 as compared to net cash used in operating activities of $4,693,408 for the nine months ended September 30, 2016. Cash used in operating activities for the nine months ended September 30, 2017 was primarily the result of a net loss of $11,592,495. The net loss was offset primarily by non-cash charges of $2,664,809, consisting principally of $1,320,512 of stock based compensation, $551,626 of bad debt expense and $334,739 of amortization of deferred financing costs. The cash used in operating activities decreased on account of a $1,847,072 and $941,754 increase in accounts payable and accrued expenses, respectively, and increased due to an increase of $730,956 in accounts receivable. Cash used in operating activities for the nine months ended September 30, 2016 was primarily the result of the net loss of $8,390,264 offset by non-cash charges of $3,715,230.

Net cash provided by (used in) investing activities

Net cash provided by investing activities was $2,446,069 for the nine months ended September 30, 2017 as compared to net cash provided by investing activities of $2,389,219 for the nine months ended September 30, 2016. Net cash provided by investing activities for the nine months ended September 30, 2017 consisted principally of the proceeds from the sales of short-term investment securities of $2,408,632. Cash used in investing activities for the nine months ended September 30, 2016 resulted primarily from the purchase of short-term investments of $2,507,302.

Net cash provided by financing activities

Net cash provided by financing activities was $4,138,020 for the nine months ended September 30, 2017 as compared to net cash provided by financing activities of $7,235,048 for the nine months ended September 30, 2016. Cash flows from financing activities were primarily the result of $1,429,740 from the net proceeds of our January 2017 Offering, $1,259,415 from the net proceeds of our June 2017 Offering and $2,134,487 from the net proceeds of our July 2017 Offering. Net cash used in financing activities consisted of repayments of the UBS Line of Credit of $1,280,275. Cash provided by financing activities for the nine months ended September 30, 2016, was primarily due to $5,867,217 in net proceeds from an equity offering.

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BUSINESS

This discussion contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Overview

We are a holding company operating through our wholly-owned subsidiary, LIBB. We are engaged in the production and distribution of premium Non-Alcoholic Ready-to-Drink (“NARTD”) beverages. We are currently organized around our flagship tea product, under the brand Long Island Iced Tea®. The Long Island Iced Tea name for a cocktail originated in Long Island in the 1970’s, and its national recognition is such that it is ranked as the fourth most popular cocktail in restaurants and bars in the U.S. (Source: Nielsen CGA, On-Premise Consumer Survey, 2016). Our premium NARTD tea is made from a proprietary recipe and with quality components.

We sell our products to regional retail chains and to a mix of independent mid-to-large range distributors who in turn sell to retail outlets, such as big chain supermarkets, mass merchants, convenience stores, restaurants and hotels, principally in the New York, New Jersey, Connecticut and Pennsylvania markets, with expanding distribution in Florida, Virginia, Massachusetts, New Hampshire, Rhode Island and parts of the Midwest. As of September 30, 2017, our products are available in 20 states and in the Caribbean, Canada and Latin America.

Since February 2016, we have been engaged in the aloe juice business, under the brand ALO Juice. ALO Juice is a NARTD functional beverage made from juice derived from the aloe plant known as aloe vera. ALO Juice sources its aloe plants from harvests in Thailand. The plants are exported from there to South Korea where they are processed in a unique whole leaf manner to ensure the nutritional and health benefits are maintained from the plant all the way through to the bottling process.

On March 14, 2017, we announced the extension of our brand with the launch of The Original Long Island Brand™ Lemonade. This lemonade is a NARTD functional beverage made from a proprietary recipe with quality components.

Our mission is to provide consumers with “better-for-you” premium beverages offered at an affordable price.

We aspire to be a market leader in the development of beverages that are convenient and appealing to consumers. There are two major target markets for our beverages: consumers on the go and health conscious consumers. Consumers on the go are families, employees, students and other consumers who lead a busy lifestyle. With increasingly hectic and demanding schedules, there is a need for products that are accessible and readily available. Health conscious consumers are individuals who are becoming more interested and better educated on what is included in their diets, causing them to shift away from options perceived as less healthy such as carbonated soft drinks (“CSDs”) towards alternative beverages such as iced tea.

Industry Opportunity

Non-Alcoholic Beverage Market

Iced Tea

Globally, NARTD tea products are ranked as the 4th largest beverage category, behind carbonated soft drinks, water and dairy. The non-alcohol iced tea global category size is estimated at $55 billion and growing at a 6.6% compound annual growth rate (“CAGR”). (Source: Euromonitor International, “Versatility of RTD Tea Generates Bright Spot in Global Soft Drinks”, May 2014.

We have executed a select number of international distribution opportunities – recruiting an international beverage consultant - with a mandate to initially effect distribution and co-pack agreements in Australia and New Zealand. We have also established a footprint in South America with distribution agreements in Costa Rica, Columbia, Honduras and Ecuador, with other relationships pending.

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The U.S. non-alcoholic liquid refreshment beverage market consists of a number of different products, and CSDs are the top selling beverage category. However, consumers are increasingly coming to view CSDs (typically caffeinated as well as high in sugar and preservatives) with disfavor. In volume, the CSD category declined 0.6% in 2016, 1.5% in 2015, 1.6% in 2014, 2.3% in 2013 and 1.5% in 2012. (Sources: Euromonitor International, “Carbonates in the US”, February 2017).

CSDs have historically dominated the non-alcoholic liquid refreshment beverage market and been primarily controlled by two industry giants, Coca-Cola and PepsiCo. However, a number of beverages began to emerge in the 1990s as alternatives to CSDs as part of a societal shift towards beverages that are perceived to be healthier. The alternative beverage category of the market has resulted in the birth of multiple new product segments that include sports drinks, energy drinks and NARTD teas.

According to a 2017 Euromonitor International industry report, the U.S. NARTD tea segment was expected to have $7.1 billion of revenue in 2016, a 7.9% increase from the prior year and an 8.3% annualized growth rate over the last 5 years (2011 – 2016) (Source: Euromonitor International , “RTD Tea in the US”, February 2017). The industry report also forecasted an annual revenue growth rate of 5.3% over the coming five years, with revenues reaching $9.2 billion in 2021.

In 2016, consumers showed special interest in healthier versions of NARTD teas, preferring unsweetened teas.

RTD Tea Industry Revenue by Type (2017)

Black Tea	58.9%
Green and White Tea	24.7%
Herbal Tea	16.4%

(Source: IBISWorld Industry Report OD4297, “RTD Tea Production in the US”, October 2017).

Lemonade

According to IBISWorld, lemonade comprises 8.2% of the $12.0 billion U.S. juice market in 2016. About 6.7 billion liters of juice were consumed in 2015, of which Lemonade sales totaled 451 million liters. (Source: IBISWorld Industry Report 31211c, “Juice Production in the US”, January 2017) According to a Technavio report, the Global lemonade drinks market is expected to grow at a CAGR of over 6% from 2017-2021. (Source: Technavio Market Research Report, “Global Lemonade Drinks Market 2017-2021”, July 2017)

ALO Juice

The global aloe vera-based drinks market is an expanding category, expected to grow at a CAGR of close to 10% during the forecast period for 2016 through 2020, according to a Technavio report dated November 2016. The Americas is expected to grow at an 11.24% CAGR over the same period. (Source: Technavio Market Research Report, “Aloe Vera-Based Drinks Market”, November 2016)

Other Brands

With the growing and sustainable distribution base, we now have the opportunity to develop domestic US and international brand portfolios via merger and acquisition opportunities, together with distribution and licensing opportunities. The building blocks we put in place over the last twelve months across the East Coast, including our partnership with Big Geyser, provides us with the infrastructure and management capabilities to pursue these extended goals.

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Our Products and Services

Long Island Iced Tea® was first launched in the New York metro market by LIBB in July 2011, positioning itself as a premium iced tea beverage offered at an affordable price. We help differentiate ourselves from competitors with a proprietary recipe and quality components. Long Island Iced Tea® is a 100% brewed tea, using black tea leaves and purified water via reverse osmosis. It is gluten-free, free of genetically modified organisms, or “GMOs,” and certified Kosher with no artificial colors or preservatives.

Long Island Iced Tea® is primarily produced and bottled in the U.S. Northeast. This production in the Northeast, combined with its “Made in America” tag-line and brand name, all improve its credentials as a part of the local community from which we take our name.

We have developed ten flavors of Long Island Iced Tea® in an effort to ensure that our products meet the desired taste preferences of consumers. Regular flavors, which use natural cane sugar as a sweetener, include lemon, peach, raspberry, green tea & honey, half tea & half lemonade, guava, mango, and sweet tea. Diet flavors, which use sucralose (generic Splenda) instead of natural cane sugar as a sweetener, include diet lemon and diet peach. These flavors are currently available in twelve packs of 18oz. polyethylene terephthalate bottles.

We have recently transitioned to a new 18oz. bottle and label design for our flagship Long Island Iced Tea® brand, which replaced our 20oz bottle size. The sleeker and slimmer 18oz. bottle design accentuates an authentic and fresh spirit of Long Island Iced Tea® products. The bold and cleanly designed label aligns with our core brand image, clearly emphasizing the brand’s premium ingredients and better-for-you positioning. Both the label and customized bottle cap include informative health cues that include “non-GMO,” “100% raw cane sugar,” “no additives,” and “low calories” for diet flavors.

We have also developed three twenty-four pack of sixty calorie flavors that are served in 12oz. bottles. The sixty calorie flavors have reduced sugar content, are caffeine free and include mango, peach, and raspberry. This package was designed to meet certain nutritional guidelines for sales in schools. During May 2015, we launched four flavors, lemon, peach, mango, and green tea and honey, in gallon containers. During February 2016, we also launched sweet tea, which is also served in a gallon container.

We have also recently developed The Original Long Island Brand™ Lemonade, which comes in nine real-fruit flavors, and is available in both single 18oz. bottles and 12-packs. Lemonade is offered in flavors including traditional, lime, pink lemonade, kiwi strawberry, cherry, peach, watermelon, wild berries and strawberry.

ALO Juice has been distributed in New York City since 2008, and in Florida since 2012. We commenced distribution of ALO Juice in February 2016. It is packed in 0.5 liter and 1.5 liter bottles, with a wide variety of flavors including Original, Mango, Pomegranate, Pineapple, Coconut and Raspberry. Aloe vera juice contains nutrients which include vitamins A, C, E, and B12, as well as minerals like potassium, zinc, and magnesium. It also provides antioxidants, helps to balance metabolism, and supports normal circulation and blood pressure.

Our Competitive Strengths

We believe that a differentiated brand will be a key competitive strength in the NARTD tea segment. Key points of differentiation for Long Island Iced Tea® and Long Island Brand™ Lemonade include:

●	A highly experienced beverage management team, supported by a strong Board of Directors and strategic advisors;

●	Ownership of the “Long Island Iced Tea” trademark in the United States in the non-alcoholic beverage segment, which carries immediate brand recognition;

●	A distribution partnership in the New York region with Big Geyser, the largest independent non-alcoholic beverage distributor in metro New York that has in excess of 25,000 doors;
●	Strong and growing distribution in the Northeast (company’s origin), with expanding distribution in the Midwest and South;

●	Offered at an affordable price;

●	A widely recognized US brand name, reinforced with “Made in America” positioning, highly relevant to the three largest global RTD tea markets – USA, China and Japan;

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●	The use of non-GMO ingredients; and

●	A product that meets shifting consumer demands, our flagship brands being corn free, hormone/antibiotic free, gluten free, natural and having no artificial color or flavor.

The NARTD beverage market is a crowded space and, as a result, we believe in pricing our products competitively. We highlight to consumers our use of premium ingredients and our affordable price. The suggested retail price for a 18oz. bottle of Long Island Iced Tea® is $1.00 to $1.50 and the suggested retail price of The Original Long Island Brand™ Lemonade is $1.25 to $1.79 per 18oz bottle. ALO Juice has a suggested retail price of $1.49 to $1.79 for the 500 ml bottle and $2.39 to $2.79 for the 1.5 liter bottle. Management has set pricing levels to reflect current pricing dynamics in the industry. There has been downward pressure on prices, which management believes is caused by the entrance of major multinational beverage corporations into the alternative beverage category. This is starting to lead towards industry consolidation, in what is currently considered a somewhat fragmented marketplace.

Our Business Strategies

We are seeking to organically grow our NARTD tea and related product sales by, capitalizing on an iconic name with unique brand awareness to create familiar and easily recognizable beverages.

We intend to increase our market share in our existing geographic markets and expand into additional geographic markets in the U.S. We have established distribution in a number of small international markets and are exploring distribution in additional international markets on a highly selective and limited basis, which may include royalty and licensing agreements. As discussed below in “Our Customers ,” we generally focus our sales efforts on approaching beverage distributors and taking advantage of their unique positioning in the retail industry. However, a portion of our sales efforts are also dedicated to direct sales to retailers, because some wholesale chains request direct shipments from the product supplier. In addition, we are exploring several new sales channels. We currently are conducting a small scale business trial in which we sell our beverage product alongside other snacks in vending machines. We also sell our twelve ounce lower calorie products in schools, in some cases through sales to purchasing cooperatives that represent multiple school districts, but also via the vending machine business trial.

In March 2017, we entered into a long-term strategic distribution agreement with Big Geyser, a large independent non-alcoholic beverage distributor in metro New York, pursuant to which Big Geyser became the exclusive distributor of our iced tea bottle products. The agreement covers retail locations in the New York City metro region, including the five boroughs of New York City, Long Island, Westchester and Putnam County. This distribution coverage has the potential to significantly increase our distribution footprint and allow us to streamline our business and brings additional focus to building our brand. We are committed to building this relationship, including the recruitment of Robert Stefanizzi and a team of experienced industry professionals focused on expanding our products into Big Geyser’s distribution network.

We continually seek to better develop emerging markets, as well as expand our overall geographic footprint. We have entered into new business arrangements involving international specialists contracted to (i) identify new market opportunities and (ii) assist in the overall management of our international expansion efforts. During 2017, we announced the appointment of a New Zealand based distributor and an Australian based distributor, as well as an Australian based co-packer with capability to produce products for Australasia and Asia. We have also focused on the development of markets in South America, and have announced expansion into Costa Rica, Columbia, Honduras, Ecuador and other Latin American countries. We have worked alongside existing distributor partnerships in Puerto Rico, Canada and South Korea to further expand distribution points throughout their respective markets.

Our strategy for ALO Juice includes increasing brand support through our existing sales and marketing team, ultimately accelerating points of distribution throughout current (and future) distributor and retail partnerships alongside our flagship iced tea and lemonade products.

We are currently securing ownership of the “Long Island Iced Tea” trademark in selective international jurisdictions via the Madrid protocol. Domestically, we are building our brand primarily by establishing comprehensive marketing plans that include but are not limited to trade marketing, customer appreciation programs, social media, pricing promotions and demos via brand ambassadors.

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In the past twelve months, we have secured two material brand building, awareness and trial mechanics through the sponsorships of 1) Nassau Veterans Memorial Coliseum and 2) Barclays Center. These properties reinforce brand ownership in our key New York markets and promote trial and adoption across key demographics.

We also use co-op advertising (advertisements by retailers that include the specific mention of manufacturers, who, in turn, repay the retailers for all or part of the cost of the advertisement) and special promotions, together with its retail partners, so as to complement other marketing efforts towards brand awareness.

We also seek to expand our product line. From time to time, we explore and test market potential of new NARTD products that may, in the future, contribute to our operating performance. We expect that the introduction of The Original Long Island Brand™ Lemonade and growth of ALO Juice will be able to attract a new market segment of beverage drinkers.

Manufacturing and Raw Materials

Long Island Iced Tea® and Long Island Brand™ Lemonade are currently produced by Brooklyn Bottling Group, Wayne County Foods, Inc., Polar Corp., and LiDestri Spirits, all of which are established co-packing companies with reputable quality control. We intend to identify additional co-packers in the U.S. and other countries to support the continued growth of the brand. ALO Juice is purchased as a finished product from a third party supplier in South Korea.

The principal raw materials we use in our iced tea and lemonade business are bottles, caps, labels, packaging materials, tea essence and tea base, lemonade base, sugar, natural flavors and other sweeteners, juice, electricity, fuel and water. Our principal suppliers for the year ended December 31, 2016, were Zuckerman-Honickman, Inc. (bottles) and Allen Flavors, Inc. (natural flavors) who, together with Lidestri Spirits (copacker), accounted for 46% of our purchases of inventory and copacking fees. In addition, 23% of our purchases were related to the purchase of finished bottled ALO Juice, which is purchased from suppliers located in South Korea. Our principal iced tea suppliers for the year ended December 31, 2015 were Zuckerman-Honickman, Inc. (bottles), Dominos Food, Inc. (sugar) and Allen Flavors, Inc. (natural flavors) who, together with Union Beverage Packers LLC (copacker), accounted for 80% of our purchases of raw materials inventory and copacking fees.

Our relationships with our suppliers and co-packers are typically governed by short-term purchase orders or similar arrangements. We do not have any material contracts or other material arrangements with these parties and presently do not mitigate our exposure to volatility in the prices of raw materials or co-packing services through the use of forward contracts, pricing agreements or other hedging arrangements. Accordingly, we are subject to fluctuations in the costs of our raw materials and co-packing services.

Furthermore, some of our raw materials, such as bottles, caps, labels, tea essence and tea base, sugar, natural flavors and other sweeteners, and juice, are available from only a few suppliers. As a result, we may be subject to substantial increases in prices or shortages of raw materials, if the suppliers are unable or unwilling to meet our requirements.

Our Customers

We sell our products to a mix of independent mid-to-large size beverage distributors who in turn sell to retail outlets, such as big chain supermarkets, mass merchants, convenience stores, restaurants and hotels principally in the New York, New Jersey, Connecticut and Pennsylvania markets. We have also begun expansion into other geographic markets, such as Florida, Virginia, Massachusetts, New Hampshire, Nevada, Rhode Island, North Carolina, South Carolina and parts of the Midwest. Our products are currently available in twenty states and in the Caribbean, Canada and Latin America as of September 30, 2017. While we primarily sell our products indirectly through distributors, at times we sell directly to the retail outlets and we may sell to certain retail outlets both directly and indirectly through distributors. We also sell our products directly to the distribution facilities of some of our retailers and through “road shows,” which are temporary installations at retail outlets staffed by our employees or contractors.

For the nine months ended September 30, 2017, two customers, Garden Foods and Big Geyser accounted for 21% and 12% of our net sales, respectively. For the year ended December 31, 2016, our top customers, Seba Distribution LLC and Garden Foods, accounted for 20% and 11% of the Company’s net sales, respectively. For the year ended December 31, 2015, one customer, Wakefern Food Corp., accounted for 10% of net sales.

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Our sales are typically governed by short-term purchase orders. We do not have any material contracts or other material arrangements with our customers or distributors and do not obtain commitments from them to purchase or sell a minimum amount of our products or to purchase or sell such products at a minimum price. Because our sales may be concentrated with a few customers, our results of operations may be materially adversely affected if one of these customers significantly reduces the volume of its purchases or demands a reduction in price, which may occur at any time due to the absence of such purchase commitments.

Management

Our management team consists of persons with substantial experience in the beverage industry. Philip Thomas, our Chief Executive Officer and LIBB’s co-founder, has over 20 years of beverage experience. Mr. Thomas served as our Chairman of the Board from May 2015 until June 2016, and has been Chief Executive Officer since the consummation of the business. Julian Davidson, our Executive Chairman, has over 25 years of experience in the beverage industry, including most recently serving as Chief Executive Officer of Independent Liquor NZ’s businesses in New Zealand, the U.S. and Canada. Independent Liquor NZ is a manufacturer and distributor of pre-mixed ARTD beverages, as well as having beer, spirit and cider portfolios. Jeff David, our Controller, has over 12 years of accounting experience with a broad background in controllership, full-cycle accounting, auditing, and corporate taxation. Robert Stefanizzi, our Vice President of the New York Region, has nearly 20 years of beverage industry experience in the New York metro region, most recently as Director of Sales for Venturing and Emerging Brands at Coca-Cola and prior to that as a Regional Sales Manager at Honest Tea. We intend to expand our current management and recruit other skilled officers and employees with experience relevant to our business focus as needed

Operations and Assets

We currently use co-packing companies, Brooklyn Bottling Group, Wayne County Foods, Inc., Polar Corp., and LiDestri Spirits to manufacture Long Island Iced Tea® and Long Island Brand™ Lemonade. The product is shipped directly to distributors or retailers as well as to our warehouse in Farmingdale, NY or our other storage facilities prior to delivery to sales partners. Principal assets include vehicles to support the marketing of the brand and to transport the product, as well as storage equipment for the warehouse. Our principal assets also include display equipment such as vending machines, refrigerators and racks. This equipment is strategically placed at retail locations in order to market our product line.

We purchase our aloe juice product through a third party supplier in its finished form. There are no current operations or assets; however, after the close of the asset purchase agreement we will acquire only the intellectual property to produce ALO Juice including tradenames, formulas, and recipes.

In September 2017, the Company entered into an exclusive perpetual licensing agreement granting the Company the worldwide rights to produce, distribute and sell the ALO Juice brand. As compensation for these rights, the Company has agreed to pay a 7.0% royalty on the Company’s gross sales of ALO Juice delivered to the Company’s customers.

Seasonality

The beverage market is subject to some seasonal variations. As the iced tea beverage segment, including Long Island Iced Tea®, experiences its highest levels of demand during the warm spring and summer months, cold or rainy weather during this time may have a short-term impact on customer demand and therefore result in lower sales.

Competition

The beverage industry is extremely competitive. Long Island Iced Tea® and Long Island Brand™ Lemonade are competing with a wide range of beverages that are produced by a large number of manufacturers. Most of these brands have enjoyed broad public recognition for many years, accomplished through continuous and well-funded marketing campaigns. We will compete with all types of beverages, both CSDs and non-CSDs, facing higher competition from direct product competitors in the NARTD tea and lemonade market. Key direct competitors are Arizona Beverage Company, Unilever, Dr. Pepper Snapple Group, Inc., Nestle SA and The Coca-Cola Company. In order to be able to compete successfully in the industry, we have to distinguish our products in price and in taste and flavor, and offer attractive promotions to customers and appealing packaging. Moreover, we will have to well position the brand with targeted sales and marketing campaigns.

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The aloe juice business is a fast growing industry as consumer demand grows for a “better-for-you” beverage that has healthy benefits and is great tasting. The aloe juice segment is projected to experience high growth worldwide for the foreseeable future and there will be opportunities for new entrances in the market. The presence of small and large vendors makes the global aloe vera-based drinks market extremely fragmented. Intense competition prevails in the market in terms of price, quality, innovation, reputation, and distribution. Key direct competitors that provide a high quality aloe juice product are OKF Aloe King, Alo Farms, Forever Living Products, and Houssy Global.

Intellectual Property

“Long Island Iced Tea” is a trademark of ours. We currently have federal registration of the trademark “Long Island Iced Tea” and are pursuing such registration of the trademark “The Original Long Island Brand.” We intend to seek registration of such trademarks in other countries as well. In addition, we are seeking or plan to seek a number of other trademarks for tag lines and product designs.

We filed applications with the USPTO for the registration of the trademark “Long Island Brand Iced Tea” on August 28, 2012 and subsequently for the registration of the trademark “Long Island Iced Tea” on July 23, 2013. Both applications encountered resistance to registration as a result of the existence of the mark “Long Island” for “iced tea.” We determined that the mark “Long Island” for “iced tea” was abandoned. As a result we filed a petition to cancel the registration on this ground. In January 2015, the petition was granted and the mark was cancelled. Accordingly, we petitioned for the mark “Long Island Iced Tea” to be placed on the supplemental register. On April 19, 2016, the USPTO registered the mark “Long Island Iced Tea” (Registration No. 4,943,056) on the supplemental register. Registration on the supplemental register allows the use of the “®” symbol, blocks later filed applications for confusingly similar marks, and allows us to sue infringers in federal court which has well-settled case law and standards. Notwithstanding the foregoing, the supplemental register does not provide all the protection of a registration on the principal register. At this time, the mark is not “incontestable” and we may be open to claims of others contesting the trademark.

In addition, we have filed trademark applications for “The Original Long Island Brand” as a standard character mark and as a stylized mark, which are pending before the USPTO. In each case, the application is for use of the trademark with iced tea, tea based products, juices, water, beverages and other similar products. “The Original Long Island Brand” standard character trademark has been in use in commerce by us since at least as early as February 29, 2012. We also plan to file for stylized marks protecting certain other tag lines and product designs. With respect to the pending trademark applications for “The Original Long Island Brand” (standard character mark and stylized mark), the USPTO has made an initial determination that both marks are geographically descriptive. This determination is refutable and the USPTO has afforded the company the opportunity to produce evidence to establish that the marks have become distinctive of the goods in commerce. Similar issues, or other issues, also may arise in connection with the other marks for which we are seeking registration or intend to seek registration. Registration of these marks will allow us to utilize the “®” symbol to notify others that our marks are federally registered and allow us to enforce these marks in federal court, among other benefits. There can be no assurance, however, that the USPTO will approve these applications.

Our intellectual property is protected through the acquisition of registered and unregistered trademarks as described above, the acquisition of patents, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing our intellectual property rights. We intend to aggressively assert our rights under trade secret, unfair competition, trademark, copyright and other similar laws to protect our intellectual property, including product design, product research and concepts and trademarks, against any infringer. Although any assertion of our rights could result in a substantial cost to us, and diversion of our efforts, management believes that the protection of our intellectual property will be a key component of our operating strategy. Notwithstanding the foregoing, there can be no assurance that the trademarks described above or our other intellectual property rights will adequately protect information that we deem to be proprietary.

In an effort to further develop our branding strategy, we acquired the uniform resource locator (URL) www.longislandicedtea.com.

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Environmental and Other Regulations

The conduct of our businesses, and the production, distribution, sale, advertising, labeling, safety, transportation and use of our products, are and will be subject to various laws and regulations administered by federal, state and local governmental agencies in the U.S., as well as to foreign laws and regulations administered by government entities and agencies in markets where we may operate and sell products.

In the U.S., we are or may be required to comply with federal laws, such as the Food, Drug and Cosmetic Act, the Occupational Safety and Health Act, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, laws governing equal employment opportunity, customs and foreign trade laws and regulations, laws regulating the sales of products in schools, and various other federal statutes and regulations. We will rely on legal and operational compliance programs, as well as local counsel, to guide our businesses in complying with applicable laws and regulations of the jurisdictions in which we do business. Our third-party co-manufacturer is also required to comply with Food and Drug Administration requirements for manufacturing of our product.

We also may in the future be affected by other existing, proposed and potential future regulations or regulatory actions, including those described below, any of which could adversely affect our business, financial condition and results of operations. Changes in government regulation, or failure to comply with existing regulations, could adversely affect our business. Public health officials and health advocates are increasingly focused on the public health consequences associated with obesity, especially as the disease affects children, and are seeking legislative change to reduce the consumption of sweetened beverages. There also has been an increased focus on caffeine content in beverages.

Legislation has been enacted in certain U.S. states in which our products may be sold that requires collection and recycling of containers or that prohibits the sale of our beverages in certain non-refillable containers unless a deposit or other fee is charged. It is possible that similar or more restrictive legal requirements may be proposed or enacted in the future.

We do not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

Research and Development

We have incurred approximately $47,067 and $13,333 to research opportunities related to new product initiatives. These costs were reflected in research and development expense for the years ended December 31, 2016 and 2015, respectively.

Employees

At September 30, 2017, we had 25 full time employees and one part-time employee. We also engaged the services of independent contractors to assist our management team in developing our product offerings.

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MANAGEMENT

The Company’s directors and executive officers are as follows:

Name	Age	Position
Julian Davidson	52	Executive Chairman
Philip J. Thomas	41	Chief Executive Officer and Director
Tom Cardella	62	Director
Edward Hanson	41	Director
Richard Y. Roberts	65	Director

Julian Davidson has been the Company’s Executive Chairman since June 2016 and a consultant to the Company since June 2015. Mr. Davidson has also served on the board of Smartfoods Limited, a privately held food manufacturing, marketing and distribution company, since May 2015. From October 2011 to June 2015, Mr. Davidson served on the board of the Lantern Hotel Group, an Australian Stock Exchange-listed company. From April 2009 to December 2014, Mr. Davidson was Chief Executive Officer of Independent Liquor (NZ) Limited. From February 2007 to April 2009, Mr. Davidson was Chief Financial Officer of Independent Liquor Group. From September 2006 to January 2007, Mr. Davidson acted as a consultant to a consortium of private equity investors who acquired Independent Liquor (NZ) Limited. From April 2005 to October 2006, Mr. Davidson formed and ran Consolidated Hotels and Taverns Limited, an investment company which purchased and operated a portfolio of hotels and taverns. From 1991 to 2005, Mr. Davidson held senior management and leadership roles in Lion Nathan, Australasia’s largest brewer, including as Managing Director of Lion Breweries (NZ) Limited from January 2002 to March 2005. Commencing September 2001, Mr. Davidson completed three months at Harvard Business School, graduating with a Program for Management Development (PMD) in December 2011. From March 1998 to September 2001, Mr. Davidson served as Managing Director of the Tooheys Brewery. From September 1996 to March 1998, Mr. Davidson acted as Finance Director for Lion Nathan Australia. From August 1995 to September 1996, Mr. Davidson worked at Pepsi Cola Bottlers Australia/New Zealand (a Lion Nathan/Pepsi Cola International JV) as Finance Director. From August 1992 to August 1995, he served as the Finance Director of the Swan Brewery in Western Australia. From August 1991 to August 1992, Mr. Davidson was the Lion Nathan Group Internal Audit Manager. From 1985 to 1991, Mr. Davidson worked as an auditor with Deloitte. Mr. Davidson’s tertiary education was at the Auckland Technical Institute (1983 – 1986). Mr. Davidson is a Chartered Accountant (NZ). The Company believes Mr. Davidson’s contacts and past business experience in the U.S. and global beverage industry make him well suited to serve as a member of the Board.

Philip J. Thomas has served as the Company’s Chief Executive Officer and as member of the Board since the consummation of the Business Combination on May 27, 2015. Mr. Thomas also served as the Company’s Chairman of the Board from May 2015 until June 2016. Mr. Thomas also has served as the Chief Executive Officer of LIBB since its formation in February 2011 and previously served as the Managing Member and a member of the board of managers of LIBB from February 2011 until May 2015. Since 2005, Mr. Thomas has also served as President of Capital Link LLC, a nationally recognized ATM processing network that he founded. Capital Link partnered with, among others, WSFS Bank (NASAQ: WSFS), Cash Connect, RBSWorldPay (RBS) and Switch Commerce, and these parties, in the aggregate, fund over 13,000 ATMs in all 50 states with over $8 billion annually. From 2008 to November 2010, he served as Chief Executive Officer of KarbonEx Corp, a company he founded dedicated to creating innovative, market driven solutions to address climate change and resolve the way businesses impact the environment. Prior to this, Mr. Thomas revitalized his family’s 45 year old food and beverage distribution business, Magnum Enterprises, by creating strategic partnerships with Coca-Cola, Vitamin Water and Kelloggs. Mr. Thomas began his career in 1998 while attending college at James Madison University where he created Highlawn Restaurant & Lounge, which he sold in 2001. Mr. Thomas received a B.S. from James Madison University, where he was a Division I GTE scholar athlete. The Company believes Mr. Thomas’ business experience in the beverage industry makes him well suited to serve as a member of the Board.

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Tom Cardella has served as a member of the Board since April 2016. Mr. Cardella is the founder of Cardella & Associates LLC and is a beverage industry consultant. Prior to founding Cardella & Associates in February 2015, Mr. Cardella was the President and Chief Executive Officer of Tenth and Blake Beer Company, a division of MillerCoors, from June 2010 to January 2015. He also served as President Eastern Division for MillerCoors from June 2008 to June 2010, where he was responsible for all commercial operations in the eastern half of the United States. Prior to the merger with Coors, Mr. Cardella was Executive Vice President of Sales and Distribution for Miller Brewing Company from May 2006 to June 2008. From August 2005 through April 2006, he held the position of Senior Vice President of Market Development and Import Brands with Miller. Prior to rejoining the Miller Brewing Company in August 2005, Mr. Cardella spent nearly a decade at InBev where he held several senior-level positions, including U.S. Vice President of Sales from September 2004 through August 2005, Chief Executive Officer of Beck’s North America from June 2003 through August 2004, Vice President of Strategy for FEMSA Cerveza in Monterey, Mexico (joint venture of InBev/Femsa) from January 2001 through May 2003, and Vice President of Marketing at Labatt USA from January 1996 through December 2000. Mr. Cardella spent the earlier years of his career with Miller Brewing Co. from 1978 through 1995 in various sales and marketing positions. Mr. Cardella has served on the board of directors of the Green Bay Packers since July 2010, the United Way of Greater Milwaukee since March 2010 and the Marcus Center for Performing Arts since July 2012. He also has served on the board of directors for the North American Brewing Company (parent company is FIFCO, San Jose, Costa Rica) since January 2016. Mr. Cardella received a B.A. from the State University of New York College at Geneseo and completed the Advanced Management Program at Harvard Business School in 2000. The Company believes Mr. Cardella’s contacts and past business experience in the beverage industry make him well suited to serve as a member of the Board.

Edward Hanson has been a member of the Board since the consummation of the Business Combination on May 27, 2015. Mr. Hanson also has been a member of Cullen’s board of directors since October 2009. Mr. Hanson has served as a principal of Global Partners Fund, a private equity fund investing in asset backed businesses, since 2009. Prior to this, he was a director of Babcock & Brown (UK) Ltd. Babcock & Brown was a principal investment firm headquartered in Sydney and Mr. Hanson worked in the London office from 1997 to 2009. He focused on Private Equity and Real Estate. Mr. Hanson received a Bachelor of Commerce from the University of Auckland in New Zealand. The Company believes Mr. Hanson’s business experience and contacts and relationships make him well suited to serve as a member of the Board.

Richard Y. Roberts has been a member of the Board since the consummation of the Business Combination on May 27, 2015. Mr. Roberts also has been a member of Cullen’s board of directors since October 2009. In March 2006, Mr. Roberts co-founded a regulatory/legislative consulting firm, Roberts, Raheb & Gradler LLC. He was a partner with Thelen Reid & Priest LLP, a national law firm, from January 1997 to March 2006. From August 1995 to January 1997, Mr. Roberts was a consultant at Princeton Venture Research, Inc., a private consulting firm. From 1990 to 1995, Mr. Roberts was a commissioner of the SEC, and, in this capacity, was actively involved in, has written about or has testified on, a wide range of subjects affecting the capital markets. Since leaving the SEC, Mr. Roberts has been a frequent media commentator and writer on various securities public policy issues and has assisted the Governments of Romania and Ukraine in the development of a securities market. Mr. Roberts was a director of Red Mountain Resources, Inc., an oil and natural gas exploration public company, from October 2011 until February 2016. He was a director of Nyfix, Inc. from September 2005 to December 2009, Endeavor Acquisition Corp. from July 2005 to December 2007, a director of Victory Acquisition Corp. from January 2007 to April 2009 and a director of Triplecrown from June 2007 to October 2009. From 1987 to 1990, he was the chief of staff for Senator Richard Shelby. He is a member of the Alabama Bar and the District of Columbia Bar. Mr. Roberts is a member of the Advisory Board of Securities Regulation & Law Reports, of the Advisory Board of the International Journal of Disclosure and Governance, and of the Editorial Board of the Municipal Finance Journal. Mr. Roberts also previously served as a member of the District 10 Regional Consultative Committee of the Financial Industry Regulatory Authority, the Market Regulation Advisory Board of the FINRA, and the Legal Advisory Board of the FINRA. Mr. Roberts received a B.E.E. from Auburn University in 1973, a J.D. from the University of Alabama School of Law in 1976, and a Master of Laws from the George Washington University Law Center in 1981. The Company believes Mr. Roberts’ contacts and past business experience, including at the SEC, make him well suited to serve as a member of the Board.

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Family Relationships

There are no family relationships among any of the Company’s directors or executive officers.

Leadership Structure

The Board is divided into two classes, Class 1 and Class 2. The Class 1 directors will hold office until the annual meeting of directors to be held in 2018 and the Class 2 directors will hold office until the annual meeting of directors to be held in 2017. Thereafter, each director holds office until the second succeeding annual meeting of stockholders after his or her election, or until his or her death, resignation, removal or the earlier termination of his or her term of office. Edward Hanson and Richard Y. Roberts are the Class 1 directors and Julian Davidson, Philip Thomas and Tom Cardella are the Class 2 directors.

The Board has determined to keep the positions of chairman of the board and principal executive officer separate at this time. This permits the Company’s principal executive officer to concentrate his efforts on managing the Company’s business operations and development. This also allows the Company to maintain an independent chairman of the board who oversees, among other things, communications and relations between the Board and senior management, consideration by the Board of the Company’s strategies and policies and evaluation by the Board of the Company’s principal executive officer.

Independence of Directors

The Company’s common stock is listed on the Nasdaq Capital Market and the Company adheres to the Nasdaq listing standards in determining whether a director is independent. The Board consults with its counsel to ensure that its determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq requires that a majority of the Board must be composed of “independent directors,” which is defined generally as a person other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Company has determined that each of Messrs. Hanson, Roberts and Cardella and Ms. Kennedy is an independent director.

Board Role in Risk Oversight

The Board’s primary function is one of oversight. The Board as a whole works with the Company’s management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with the Company’s business strategy, without encouraging undue risk-taking. The nominating committee considers areas of potential risk within corporate governance and compliance, such as management succession. Each of the committees reports regularly to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

Board Meetings and Committees

The Board has three separately standing committees: the audit committee, the compensation committee and the nominating committee. Each committee is composed entirely of independent directors as determined in accordance with the rules of Nasdaq for directors generally, and where applicable, with the rules of Nasdaq for such committee. In addition, each committee has a written charter, a copy of which is available free of charge on the Company’s website at http://investors.longislandicedtea.com/charters.

Audit Committee

The audit committee consists of Tom Cardella, Edward Hanson and Richard Y. Roberts, each of whom is “independent” as defined in Rule 10A-3 of the Exchange Act and the Nasdaq listing standards, with Mr. Hanson serving as chairman. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in the Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

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●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	inquiring and discussing with management the Company’s compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by the independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies; and

●	reviewing and approving any related party transactions the Company may enter into. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Company has determined that Edward Hanson qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The compensation committee consists of Tom Cardella and Richard Y. Roberts, each of whom is an independent director, with Mr. Cardella serving as chairman. The principal functions of the compensation committee are:

●	evaluating the performance of the Company’s officers,

●	reviewing any compensation payable to the Company’s directors and officers,

●	preparing compensation committee reports, and

●	administering the issuance of any common stock or other equity awards granted to the Company’s officers and directors.

The compensation committee makes all decisions regarding executive officer compensation. The compensation committee periodically reviews the elements of compensation for the executive officers and, subject to any existing employment agreements, sets each element of compensation for the Chief Executive Officer and the other executive officers, including annual base salary, annual incentive bonus and equity compensation. The compensation committee also periodically reviews the terms of employment agreements with the executive officers, including in connection with any new hire or the expiration of any existing employment agreements. The compensation committee will consider the recommendations of the Executive Chairman and the Chief Executive Officer when determining compensation for the other executive officers. Executive officers do not determine any element or component of their own pay package or total compensation amount. The Chief Executive Officer has no role in determining and is not present for any discussions regarding his own compensation.

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The compensation committee also reviews and approves the Company’s compensation plans, policies and programs and administers the Company’s equity incentive plans. In addition, the Executive Chairman, the Chief Executive Officer and other members of management make recommendations to the compensation committee with regard to overall pay strategy including program designs, annual incentive design, and long-term incentive plan design for all employees. Management from time to time provides the compensation committee with market information and relevant data analysis as requested.

The compensation committee retains sole authority to engage compensation consultants, including determining the nature and scope of services and approving the amount of compensation for those services, and legal counsel or other advisors. The compensation committee assesses the independence of any consultants pursuant to the rules and regulations of the SEC and the listing standards of Nasdaq. The Company will provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee. The Company engaged a compensation consultant as part of its development of an overall compensation strategy and establishment of individual compensation arrangements during the fiscal year ended December 31, 2016.

Nominating Committee

The nominating committee consists of Edward Hanson, who is an independent director under the Nasdaq listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The nominating committee will consider persons identified by its members, management, stockholders and others.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●

should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. Though the Board does not have specific guidelines on diversity, it is one of many criteria considered by the Board when evaluating candidates. The nominating committee does not distinguish among nominees recommended by stockholders and other persons. The Company does not pay any fee to or otherwise engage any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

The nominating committee does not have a written policy or formal procedural requirements for stockholders to submit recommendations for director nominations. However, the nominating committee will consider recommendations from stockholders. Stockholders should communicate nominee suggestions directly to the nominating committee and accompany the recommendation with biographical details and a statement of support for the nominee. The suggested nominee must also provide a statement of consent to being considered for nomination. There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

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In addition, pursuant to the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of December 31, 2014 and amended as of April 23, 2015, by and among the Company, Cullen, Cullen Merger Sub, Inc., LIBB Acquisition Sub, LLC, LIBB and certain of the former members of LIBB, the parties to the agreement have agreed to take all necessary action so that Messrs. Thomas, Hanson and Roberts are elected as directors through 2018.

Strategy Committee

The strategy committee, which was formed during 2017, consists of Tom Cardella, Julian Davidson and Philip Thomas. The strategy committee is responsible for reviewing the overall strategic and financial plans of the Company.

Advisors to the Strategy Committee

The strategy committee has engaged advisors to assist its management in exploring business opportunities. These advisors regularly provide the Company with advice on product development and business opportunities. The advisors have entered into confidentiality agreements with the Company and retain no intellectual property rights to the Company’s products. They are compensated for their time through awards of stock and annual cash fees. The current advisors are:

John Carson. Mr. Carson is Chairman of the Board of Intercontinental Beverage Capital Inc. (“IBC “). He is former Chairman, Chief Executive Officer and President of several leading beverage companies including Marbo, Inc. and Triarc Beverages, both private equity backed corporations. As Chairman of Triarc Beverages (RC Cola), he led the acquisition and integration of Snapple Beverages and expanded business internationally by leading negotiations in China, Japan, Mexico, South America, Russia and Poland. Mr. Carson led the sale of the entire beverage portfolio of Triarc to Cadbury Schweppes, generating a significant return for investors. He is former President of Cadbury Schweppes North America where he led the expansion of the Schweppes brand beyond mixers and into adult soft drinks. He also led the expansion of the Tampico brand throughout new markets, including Mexico, Brazil and the emerging U.S. Hispanic and African American markets. Mr. Carson is a Board Member of the National Soft Drink Association and Director of Water Source Inc.

Dan Holland. Mr. Holland is the former Chief Executive Officer of XXIV Karat Wines, which was founded in 2012 and offers the first gold infused sparkling wine. He is the former President and Chief Executive Officer of The Rising Beverage Co (Los Angeles, CA) and prior to that served as an adviser for First Beverage Group. Mr. Holland began his career at Mission Beverage, where he served as president for 15 years. During his tenure as President of Mission Beverage, Mr. Holland served on many distributor and supplier councils, which help companies such as Coors Brewing Co., Heineken, Guinness, Anheuser-Busch InBev and Glaceau, direct their business nationally and internationally.

David “Bump” Williams. Mr. Williams is the President and Chief Executive Officer of The BWC Company, a consulting company that works across the entire 6-tier network of beverages. Mr. Williams began his career at Procter & Gamble (“P&G”) where he developed a National Sales Program (Publishers Clearing House) that incorporated all P&G brands being merchandised across the United State with key national retailers. In 1986 he left P&G to head up Analytics and National Accounts at the A.C. Nielsen Company where he developed the industry’s first Beverage Vertical servicing a multitude of manufacturers, retailers and distributors. In 1994 he joined Information Resources, Inc. as the President of Global Consulting where he was responsible for the use of store-level data and consumer segmentation analyses that allowed the beverage industry to develop specific advertising, point of sale and new product launches at targeted consumers and specific demographic audiences. In 2008, Mr. Williams resigned his post at IRI and retired but has continued to provide consulting to several retailers to conduct analyses on the health of their beverage business and determine business plans and strategies designed to capitalize on changing consumer purchase behavior. He works on new product launches, pricing and promotion analytics, mergers and acquisitions, market expansion and strategic business planning. Mr. Williams serves on several boards of directors and advisors across the beverage alcohol and non-alcoholic beverage community.

Andres Siefken. Mr. Siefken is currently the EVP Marketing and Communications for Mastercard, having joined Mastercard in April 2017. In this role, he is responsible for the well-known Priceless marketing platform, the company’s reputation and competitive differentiation, and driving business for Mastercard products and services in North America. Prior to Mastercard, from 2015 to 2017, Mr. Siefken served as Principal and Advisor for The New England Consulting Group (“NECG”). As member of the retail, digital, consumer and innovation practices of NECG, Mr. Siefken helped CPG and Retail Executives find transformational strategies to accelerate growth. Prior to the NECG, from 2006 to 2015, Mr. Siefken served as Chief Marketing Officer and Executive Vice President of Daymon Worldwide, a global leader in private brand development and retail services. During that time, he was responsible for leading the corporate branding, global marketing, analytics and innovation teams for the company’s five businesses, as well as the operation of the Galileo Global Brand Group agency. Mr. Siefken began his career at Procter & Gamble before moving to escalating roles with beverage global leaders Allied Domecq Spirits and Wine, and Anheuser-Busch InBev.

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EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth all compensation of our Chief Executive Officer and each of our two most highly compensated executive officers other than our Chief Executive Officer (together, the ” Named Executive Officers “) for the fiscal years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary (S)	Bonus ($)		Stock Awards ($)		Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Julian Davidson(2)	2016	-	211,250	(6)	381,161	(7)	776,933	(9)	167,499	(14)	1,536,843
Executive Chairman	2015	-	-		-		-		-
Philip Thomas(3)	2016	150,484	-		-		-		27,155	(12)	177,639
Chief Executive Officer	2015	99,300	-		-		497,600	(10)	13,572	(12)	610,472
Richard Allen(4)	2016	100,538	-		181,582	(8)	-		19,500	(13)	301,610
Former Chief Financial Officer	2015	-	-		-		-		-		-
Peter Dydensborg(5)	2016	130,500	-		-		-		24,235	(12)	154,735
Former Chief Operating Officer	2015	135,808	-		-		364,909	(11)	21,211	(12)	521,928

(1)	Represents the aggregate grant date fair value of awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are disclosed in Note 10 to our audited consolidated financial statements for the year ended December 31, 2016 contained herein.

(2)	The information in the table includes compensation to Mr. Davidson from June 6, 2016, which was the date he became the Executive Chairman of the Company, as well as fees paid to him prior to such date during 2016.

(3)	The information in the table includes compensation to Mr. Thomas from LIBB prior to the consummation of the Business Combination on May 27, 2015. Mr. Thomas became our Chief Executive Officer on such date.

(4)	Mr. Allen was hired by the Company on June 6, 2016. On August 15, 2017, Mr. Allen resigned.

(5)	The information in the table includes compensation paid to Mr. Dydensborg by LIBB prior to the consummation of the Business Combination on May 27, 2015. Mr. Dydensborg became our Chief Operating Officer on such date. On August 30, 2017, Mr. Dydensborg resigned.

(6)	The bonus includes Mr. Davidson’s earned cash bonuses.

(7)	This amount includes 1,667 shares issued on July 29, 2016 as part of the June consulting agreement. This amount also includes 15,000 shares which were issued on October 4, 2016 as part of the amended consulting agreement on September 29, 2016. In addition, 52,635 shares were also issued on October 4, 2016 as part of the June consulting agreement. All shares were issued at $5.50.

(8)	The amount includes the aggregate grant date fair value of 8,333 shares of its common stock the Company will grant to Mr. Allen on May 31, 2017. The amount also includes shares which shall have fair market values equal to $50,000 which will be granted to Mr. Allen on each of May 31, 2018 and 2019. The amount includes the grant date fair value of shares issued to Mr. Allen as a consultant.

(9)	The amount excludes the fair value of 71,686 options which were issued in February 2017 upon the completion of raising $3,000,000. The amount includes the fair value of 286,744 options issued to Mr. Davidson on August 18, 2016.

(10)	This amount includes options granted to Mr. Thomas in connection with the Business Combination on May 27, 2015.

(11)	This amount includes options granted to Mr. Dydensborg in connection with the Business Combination on May 27, 2015.

(12)	This amount represents medical insurance and travel allowances paid to the officers by the Company.

(13)	This amount represents medical insurance and travel allowances as well as $7,500 which was paid to Mr. Allen in conjunction with his consulting agreement prior to becoming the Chief Financial Officer.

(14)	This amount includes consulting fees paid to Mr. Davidson during 2016 for his services as a consultant.

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Compensation Arrangements

The Company’s compensation policies are intended to provide for compensation that is sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Compensation Prior to the Business Combination

Paul N. Vassilakos served as Cullen’s sole executive officer during the period from January 1, 2015 to May 27, 2015, the date the Business Combination was consummated. Based on Cullen’s level of operations, financial condition and results of operations, Cullen’s board of directors, in consultation with its compensation committee, determined not to pay any compensation to Cullen’s officers during these periods. Mr. Vassilakos also served as the Company’s Chief Executive Officer from the Company’s inception through May 27, 2015. The Company did not pay him any compensation for such services.

Philip Thomas served as LIBB’s Chief Executive Officer during the period from January 1, 2015 to May 27, 2015, for which LIBB paid him $26,000 per year for such services. LIBB also reimbursed him for all out-of-pocket expenses he incurred on LIBB’s behalf.

Peter Dydensborg served as LIBB’s Chief Operating Officer during the period from January 1, 2015 to May 27, 2015, pursuant to a written employment agreement. Such agreement provided for Mr. Dydensborg to receive a base salary of $170,000 per year. Additionally, Mr. Dydensborg was entitled to an incentive bonus of not less than 15% of his base salary. The employment agreement with Mr. Dydensborg contained provisions for the protection of LIBB’s intellectual property and for non-compete restrictions during employment and in the event of termination (generally imposing restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from LIBB’s customers for a period of one year following termination).

Compensation after the Business Combination

Upon consummation of the Business Combination, Mr. Vassilakos resigned as the Company’s Chief Executive Officer. Messrs. Thomas and Dydensborg became the Company’s Chief Executive Officer and Chief Operating Officer, respectively, and also retained their respective positions with LIBB.

In connection with the closing of the Business Combination, Messrs. Thomas and Dydensborg entered into new employment agreements with the Company to serve as the Company’s Chief Executive Officer and Chief Operating Officer, respectively. Each employment agreement has a term of two years from the closing of the Business Combination, except that the agreement with Mr. Dydensborg provides that either the Company or the executive can terminate the agreement with six months’ advance notice. The employment agreements provide for Messrs. Thomas and Dydensborg to receive base salaries of $150,000 and $130,000, respectively. Additionally, each is entitled to an incentive bonus of up to 50% and 40% of his base salary, respectively.

Pursuant to their employment agreements, upon the closing of the Business Combination, Messrs. Thomas and Dydensborg also received a five-year option to purchase 80,000 shares of the Company’s common stock and 58,667 shares of the Company’s common stock, respectively, at an exercise price of $3.75 per share. The options vest quarterly in equal proportions over the two year employment term. If Mr. Thomas or Dydensborg’s employment is terminated by the Company without “cause” or by such executive with “good reason,” then the option granted to him will become vested in full and will be exercisable for one year from the date of termination. In addition, the options will be accelerated upon the occurrence of certain non-negotiated change of control transactions. In the event of certain negotiated change of control transactions, the compensation committee may, (i) accelerate the vesting of the options, or (ii) require the executive to relinquish the option to the Company upon the tender by the Company to the executive of cash in an amount equal to the repurchase value of such award.

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On March 10, 2017, the employment agreement of Mr. Thomas was amended and restated in its entirety to extend the term to December 31, 2019, and increase the annual compensation to $250,000. In addition, Mr. Thomas’ incentive bonuses were changed so that he is eligible to be paid bonuses from time to time based on the achievement of performance goals for Mr. Thomas and the Company as established by the compensation committee. The agreement also included a one-time cash payment of $83,000 upon signing of agreement and an option award with a term of five years to purchase 75,000 shares of the Company’s common stock, with an exercise price of $4.50 per share. Of such shares, 25,000 shares are vested on the date of grant and the remaining 50,000 shares will vest in equal portions on March 10, 2018 and March 10, 2019.

Unless terminated by the Company without “cause” or by the executive with “good reason” (as such terms are defined in the employment agreements), upon termination the executives will be entitled only to their base salary through the date of termination, valid expense reimbursements and certain unused vacation pay. If terminated by the Company without “cause” or by the executives with “good reason,” each executive is entitled to be paid severance (base salary for a period of six months), valid expense reimbursements and accrued but unused vacation pay.

Each of the employment agreements contains provisions for the protection of the Company’s intellectual property and confidential information and certain non-competition restrictions for the executives (generally imposing restrictions during employment and until May 27, 2017 on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

In June 2016, Julian Davidson became the Company’s Executive Chairman and Richard Allen became the Company’s Chief Financial Officer.

On June 6, 2016, the Company entered into an employment agreement with Richard Allen to serve as the Company’s Chief Financial Officer. The employment agreement has a term of three years, and automatically renews for additional one year periods thereafter unless either party provides notice of its decision not to renew. The employment agreements provides for Mr. Allen to receive a base salary of $170,000. If prior to December 31, 2016, the Company completes an equity offering with gross proceeds of at least $5,000,000 or the Company has net sales of at least $1,000,000 during any calendar month, Mr. Allen’s base salary will become $185,000 commencing on June 6, 2017, and $200,000 commencing on June 6, 2018. Additionally, he is entitled to an incentive bonus of up to 50% of his base salary. Furthermore, the Company will grant Mr. Allen 8,333 shares of the Company’s common stock on May 31, 2017 and a number of shares of the Company’s common stock having a fair market value equal to $50,000 on each of May 31, 2018 and 2019.

Unless terminated by the Company without “cause” or by Mr. Allen with “good reason” (as such terms are defined in the employment agreements) or upon death or disability of Mr. Allen, upon termination Mr. Allen will be entitled only to his base salary through the date of termination, valid expense reimbursements and certain unused vacation pay. If terminated upon death or disability of Mr. Allen, upon termination Mr. Allen will be entitled to his base salary through the date of termination, valid expense reimbursements and certain unused vacation pay, and all equity awards will vest to the extent they would have been vested at the next scheduled vesting date and will remain exercisable for at a certain period of time. If terminated by the Company without “cause” or by Mr. Allen with “good reason,” Mr. Allen is entitled to be paid severance equal to base salary for nine months, any previously granted but unpaid bonus, a pro rata portion of any bonus for the current year, valid expense reimbursements and accrued but unused vacation pay, and all equity awards held by him will vest in full and will remain exercisable for a certain period of time. If Mr. Allen’s agreement is not renewed, Mr. Allen is entitled to be paid severance equal to his base salary for five months, any previously granted but unpaid bonus, a pro rata portion of any bonus for the current year, valid expense reimbursements and accrued but unused vacation pay, and all equity awards held by him will vest in full and will remain exercisable for a certain period of time.

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The employment agreement contains provisions for protection of the Company’s confidential information and certain non-competition restrictions for Mr. Allen (generally imposing restrictions during employment and for a period of nine months after the term of the employment agreement, on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

On June 6, 2016, the Company amended its consulting agreement with Julian Davidson to provide, among other things, for him to serve as the Company’s Executive Chairman. Pursuant to the amendment, the Company agreed (a) to pay to Mr. Davidson $10,000 per month, and (b) to grant to Mr. Davidson 1,667 shares of the Company’s common stock per month. Upon the Company’s completing an equity raise with gross proceeds of at least $10,000,000, the monthly cash fee to Mr. Davidson under the consulting agreement would increase to $20,000 per month, the monthly stock grant to Mr. Davidson would be eliminated and Mr. Davidson would receive a one-time cash bonus of $95,000 and a one-time grant of 50,000 shares of the Company’s common stock. In addition, upon completion of the aforementioned equity raise and Mr. Davidson obtaining a work visa, Mr. Davidson could enter into an employment agreement with the Company in the form attached to the consulting agreement or into an amended consulting agreement with substantially similar terms (either such agreement, a “Replacement Agreement “). Mr. Davidson also could enter into a Replacement Agreement if more than two months had elapsed since the equity raise and he had not obtained a work visa.

The Company completed an equity raise in July 2016, but the gross proceeds were less than the $10,000,000 threshold described above. Effective as of August 18, 2016, the Company amended the consulting agreement to reduce the $10,000,000 threshold to $6,900,000 (which was less than the gross proceeds of the July 2016 equity raise). As a result of reducing the threshold, Mr. Davidson’s monthly cash fee increased to $20,000, his monthly stock grant was eliminated and he received a one-time cash bonus of $95,000 and a one-time grant of 50,000 shares of the Company’s common stock, all as described above. Also, as a result of the threshold reduction, Mr. Davidson would have the right to enter into a Replacement Agreement upon obtaining a work visa or upon the elapse of two months from the closing of the July 2016 equity raise. In addition, under the amendment, Mr. Davidson received stock options to purchase 286,744 shares of the Company’s common stock (in place of a stock option previously provided for in the form of Replacement Agreement) and certain of the terms of the form of Replacement Agreement were modified.

On September 29, 2016, after the expiration of two months from the July 2016 equity raise, Mr. Davidson elected to enter into a Replacement Agreement with the Company by amending and restating his consulting agreement. Under the amended and restated consulting agreement, as had been provided in the form of Replacement Agreement, (a) the Company will pay to Mr. Davidson a fee of $20,833 per month, (b) the Company paid Mr. Davidson an incentive of $75,000 on the date of the agreement and will pay to him $165,000 on the first anniversary of such date, (c) the Company granted Mr. Davidson 15,000 shares of the Company’s common stock on the date of the agreement, (d) Mr. Davidson will be eligible to receive an annual additional fee of up to 50% of his annual fee based on Consultant’s performance over each calendar year, and (e) if the Company completes an additional equity raise with gross proceeds of at least $3,000,000, then the Company will issue to Mr. Davidson 20,000 shares of the Company’s common stock and an option to purchase a 71,686 shares of the Company’s common stock with an exercise price equal to the fair market value of the common stock as of such date. If Mr. Davidson obtains a work visa, he has the right to enter into an employment agreement in the form attached to the amended and restated consulting agreement, which contains substantially the same compensation terms as the amended and restated consulting agreement. The form of employment agreement otherwise has similar terms to Mr. Allen’s employment agreement.

The exercise price of the stock options to purchase 286,744 shares of the Company’s common stock issued to Mr. Davidson on August 18, 2016 is $5.50 per share. One-third of such stock options are immediately vested and the remaining two-thirds vest in equal installments on July 28, 2017 and 2018. The exercise price of the stock options to purchase 71,686 shares of the Company’s common stock that may be issued pursuant to the amended and restated consulting agreement will have an exercise equal to the market price of the Company’s common stock on the date of grant. These stock options will vest on the same schedule as the stock options issued on August 18, 2016. All the stock options will expire on July 28, 2021. If Mr. Davidson’s service to the Company is terminated by the Company without “cause” or by him with “good reason,” then the stock options granted to him will become vested in full and will be exercisable for one year from the date of termination. In addition, the stock options will be accelerated upon the occurrence of certain non-negotiated change of control transactions. In the event of certain negotiated change of control transactions, the compensation committee may, (i) accelerate the vesting of the stock options, or (ii) require the executive to relinquish the stock options to the Company upon the tender by the Company to the executive of cash in an amount equal to the repurchase value of such award. Notwithstanding the foregoing, none of the stock options are exercisable prior to the Company’s stockholders approving them. The stock options will be deemed cancelled, if the Company’s stockholders do not approve them.

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Either Mr. Davidson or the Company may terminate the amended and restated consulting agreement with 30 days’ prior written notice. The amended and restated consulting agreement contains certain provisions for protection of the Company’s intellectual property and confidential information and certain non-competition restrictions for Mr. Davidson (generally imposing restrictions during the term of the consulting agreement, on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

In connection with the Business Combination, the Company adopted the 2015 Plan, which is administered by the Company’s compensation committee. The committee may grant stock options, stock appreciation rights, restricted stock or other stock-based awards under the plan to the Company’s employees, officers, directors and consultants. The Board has reserved 466,667 shares of the Company’s common stock for issuance under the plan. No awards had been granted under the plan as of December 31, 2016. On January 18, 2017, the shareholders approved the amendments to the 2015 Plan (i) to increase the number of shares authorized for issuance from 466,667 to 750,000 shares, and (ii) to increase the number of shares that may be granted to a single participant in a calendar year from 100,00 to 300,000 shares.

Outstanding Equity Awards Table

The following table sets forth unexercised options, unvested stock and equity incentive plan awards outstanding for the Named Executive Officers as of December 31, 2016.

Outstanding Option Awards at Fiscal Year-End for 2016

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Julian Davidson	95,581	191,163	(1)	$5.50	7/18/2021
Philip Thomas	60,000	20,000	(2)	$3.75	5/27/2020
Richard Allen	-	-	(3)	$-	-
Peter Dydensborg	44,000	14,667	(4)	$3.75	5/27/2020

(1)	The options vest in two annual installments on July 18, 2017 and July 18, 2018. The amount excludes the fair value of 71,686 options which were issued in February 2017 upon the completion of raising $3,000,000 subsequent to September 29, 2016 and the fair value of an option to purchase 31,630 shares of common stock issued on January 5, 2017.

(2)	The options vest in two equal quarterly installments on February 27, 2017 and May 27, 2017. The amount excludes the fair value of an option to purchase 75,000 shares of common stock issued on March 10, 2017 in connection with the March 10, 2017 amended employment agreement of Mr. Thomas and the fair value of an option to purchase 45,547 shares of common stock issued on January 5, 2017.

(3)	Excludes the fair value of an option to purchase 30,111 shares of common stock issued on January 5, 2017.

(4)	The options vest in two equal quarterly installments on February 27, 2017 and May 27, 2017. Excludes the fair value of option to purchase 31,579 shares of common stock issued on January 5, 2017.

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Outstanding Stock Awards at Fiscal Year-End for 2016

Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (#)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Julian Davidson	-		-		-	-
Philip Thomas	-		-		-	-
Richard Allen	32,314	(1)	84,749	(1)	-	-
Peter Dydensborg	-		-		-	-

(1)	The amount 8,333 shares of its common stock the Company will grant to Mr. Allen on May 31, 2017 at the stock price of $4.17 on December 31, 2016. The amount also excludes shares which shall have fair market values equal to $50,000 which will be granted to Mr. Allen on each of May 31, 2018 and 2019. For the purpose of the number of shares in the disclosure, the value of the stock of $4.17 per share was utilized. Number of shares not vested consist of 8,333 shares which will be issued on December 31, 2016 and an aggregate of 23,981 shares to be issued to Mr. Allen on each of May 31, 2018 and 2019, respectively. This represents stock valued at $34,748, 50,000 and 50,000, to be issued on May 31, 2018 and 2019, respectively.

Director Compensation

The following table sets forth all compensation of our directors for the fiscal year ended December 31, 2016. The compensation for Mr. Davidson, who is our Executive Chairman, and Mr. Thomas, who is our Chief Executive Officer, is fully reflected in the Summary Compensation Table above.

Director Compensation for 2016

Name	Fees earned or paid in cash ($)		Stock awards ($)(1)	Total ($)
Paul Vassilakos	30,000		35,000	65,000
Edward Hanson	30,000		35,000	65,000
Kerry Kennedy	30,000		35,000	65,000
Thomas Cardella	26,500	(2)	35,000	61,500
Richard Y. Roberts	30,000		35,000	65,000

(1)	On January 17, 2017, each of Messrs. Vassilakos, Hanson, Cardella and Roberts and Ms. Kennedy were granted 8,393 shares of our common stock for their service as directors in 2016. The stock awards are not subject to vesting or other contractual restrictions. The amounts reported in the stock awards column represent the aggregate grant date fair value of awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are disclosed in our audited consolidated financial statements for the year ended December 31, 2016 contained herein.

(2)	The amount includes $4,000, which was paid to Mr. Cardella for his services on the Company’s Advisory Board prior to becoming a member of the Board of Directors.

Director Compensation

In connection with the consummation of the Business Combination on May 27, 2015, we adopted compensation arrangements for our nonemployee directors. For the period from July 1, 2015 to December 31, 2015, each non-employee director received an annual award of $30,000 in shares of our common stock, valued as of December 31, 2015. Thereafter, each non-employee director receives an annual cash fee of $30,000. In addition, each non-employee director receives an annual award of $35,000 in shares of our common stock, valued as of December 31st of such year. The stock awards are not subject to vesting or other contractual restrictions.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

On November 23, 2015, the Company entered into a reimbursement agreement with Magnum Vending Corp. (“Magnum”), an entity managed by Philip Thomas, the Company’s Chief Executive Officer and a member of the Board, and certain of his family members, and owned by Mr. Thomas’ father. In exchange for the exclusive right to stock vending machines owned by Magnum, the Company agreed to reimburse Magnum for certain costs that Magnum incurred to acquire the machines. The reimbursements will be made in 35 monthly payments, the first three in the amount of $14,544 and the remaining payments in the amount of $3,819. Upon completion of these payments, Magnum will transfer the vending machines to the Company. In addition, in exchange for the right to stock certain other vending machines that Magnum has the right to use, the Company agreed to purchase the products required to be displayed in those vending machines from Magnum, at a price equal to Magnum’s cost for such products. The Company may terminate the agreement and all obligations to make future payments on ten days’ written notice to Magnum.

Also on November 23, 2015, the Company entered into a Credit and Security Agreement, as amended as of January 10, 2016 and April 7, 2016 (the “Credit Agreement”), with Brentwood LIIT Inc., which subsequently assigned its interest to Brentwood LIIT (NZ) Ltd. ( the “Lender”). The Lender is controlled by Eric Watson, who beneficially owned approximately 17.0% of the Company’s outstanding common stock as of June 27, 2017. The Credit Agreement provides for a revolving credit facility (the “Credit Facility”) in an available amount of up to $1,500,000, subject to increases as provided in the Credit Agreement (the “Available Amount”), up to a maximum amount of $3,500,000 (the “Facility Amount”). The Company paid the Lender a one-time facility fee of $87,500, which was capitalized and added to the principal amount of the loan, and will pay the Lender $30,000 for its expenses at the maturity date, November 23, 2018. In addition, in connection with the establishment of the Credit Facility, the Company issued a warrant to the Lender (the “Lender Warrant”) entitling the holder to purchase 1,111,111 shares of common stock at an exercise price of $4.50. The Credit Facility bears interest at rate equal to the prime rate plus 7.5%, compounded quarterly, and matures on November 23, 2018. The loans under the Credit Agreement are evidenced by a secured promissory note (the “Lender Note”). The Lender may elect to convert the outstanding principal and interest under the Lender Note into shares of the Company’s common stock at a conversion price of $4.00 per share. As of September 30, 2017, December 31, 2016 and December 31, 2015, the outstanding balance of the loans under the Credit Facility was approximately $0, $0 and $1,091,571. The largest amount outstanding since the inception of the loans was $1,669,376. No interest was paid in cash on the loans, although $81,896 of interest was compounded by adding to the outstanding balance of the loans. Upon the closing of the Company’s July 2016 equity raise, the Company completed a recapitalization transaction with the Lender in accordance with to the April 7, 2016 amendment to the Credit Agreement (the “Recapitalization”). Pursuant to the Recapitalization, all of the outstanding principal and interest under the Lender Note was converted into 421,972 shares of common stock and the Lender Warrant was exchanged for 486,111 shares of common stock. The Company may continue to request advances under the credit facility subject to the terms and conditions of the Credit Agreement.

On April 28, 2015, the Company received $150,000 as proceeds from a loan from Bass Properties, LLC, a stockholder of the Company. This note had an interest rate of 10% per annum and was scheduled to mature on July 31, 2016. On June 30, 2015 the note and accrued interest of $152,425 were converted into 38,107 shares of common stock.

On May 4, 2015, the Company received $400,000 as proceeds from a loan with Ivory Castle Limited, a stockholder of the Company. This note has an interest rate of 6% per annum and was scheduled to mature on July 31, 2016. On June 30, 2015 the note and accrued interest of $403,485 were converted into 100,872 shares of common stock.

On June 30, 2015, a family member of Paul Vassilakos, a member of the Board, purchased 12,500 shares of common stock for $4.00 per share for an aggregate of $50,000. In addition, on June 30, 2015, family members of Philip Thomas, Chief Executive Officer and a member of the Board purchased 12,500 shares of common stock for $4.00 per share for an aggregate of $50,000.

On September 17, 2015, as part of a private placement by the Company, Paul Vassilakos, a member of the Board, purchased 6,250 units from the Company at a purchase price of $4.00 per unit, for an aggregate of $25,000. On November 30, 2015 and March 14, 2016, as part of the February Private Placement, Mr. Vassilakos purchased 10,000 units and 7,500 units, respectively, in each case at a purchase price of $4.00 per unit, for an aggregate of $70,000. On September 30, 2015, as part of the October Private Placement, Philip Thomas, Chief Executive Officer and a member of the Board, purchased 6,250 units from the Company for a purchase price of $4.00 per unit, for an aggregate of $25,000. Ivory Castle Limited, a stockholder of the Company, purchased 22,500 units from the Company for a purchase price of $4.00 per unit, for an aggregate of $90,000 and Bass Properties LLC, a stockholder of the Company, purchased 15,000 units from the Company for a purchase price of $4.00 per unit, for an aggregate of $60,000.

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Philip Thomas, the Company’s Chief Executive Officer, a member of the Board and the beneficial owner of 8.8% of the Company’s outstanding common stock as of November 20, 2017, and Thomas Panza, the beneficial owner of 8.8% of the Company’s outstanding common stock as of March 27, 2017, are parties to the Merger Agreement and certain related agreements, including a registration rights agreement. Pursuant to the Merger Agreement, upon consummation of the Business Combination on May 27, 2015, each of Messrs. Thomas and Panza were issued 721,641 shares of the Company’s common stock.

Pursuant to the lock-up agreements, Messrs. Thomas and Panza will not be able to sell any of the shares of the Company’s common stock that they received as a result of the Business Combination until May 27, 2016, subject to certain limited permitted transfers and subject to early release from such restrictions in the event that the Company consummates a liquidation, merger, stock exchange or other transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or property.

Pursuant to the registration rights agreement, the former members of LIBB (the “LIBB members”), including Messrs. Thomas and Panza, are entitled to demand that the Company register the shares issued to them pursuant to the Merger Agreement under the Securities Act of 1933, as amended. The LIBB members can elect to exercise these registration rights at any time after the closing of the Business Combination. In addition, the LIBB members have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of the Business Combination. Notwithstanding such registration rights, the lock-up restrictions described above shall remain in effect for the balance of the twelve month period. These shares were registered under the Securities Act pursuant to a registration statement on Form S-3 (File No. 333-213875), which was declared effective by the SEC on January 31, 2017.

James Meehan, who was the Company’s Chief Accounting Officer until September 19, 2016 was paid $83,077 and $154,785 as compensation as an employee for the years ended December 31, 2016 and 2015, respectively. In 2016, Mr. Meehan also received 12,000 shares of the Company’s common stock for consulting services provided to the Company. In 2015, Mr. Meehan also received a five-year option to purchase 16,000 shares of the Company’s common stock, at an exercise price of $3.75 per share. Upon Mr. Meehan’s resignation, the option to purchase 16,000 shares was forfeited.

Thomas Panza, who as of March 27, 2017 beneficially owned 8.8% of the Company’s outstanding common stock, and served as the LIBB purchasing manager until October 31, 2016. In connection with this role, for the years ended December 31, 2016 and 2015, Mr. Panza was paid $70,769 and $53,077, respectively. In addition, at the closing of the Business Combination, he received a five-year option to purchase 40,000 shares of the Company’s common stock at an exercise price of $3.75 per share, vesting quarterly in equal proportions over the two year employment term. Upon Mr. Panza’s resignation, the option to purchase 40,000 shares was forfeited.

Cullen Investments Ltd., a company controlled by Eric Watson, who beneficially owned approximately 15.1% of the Company’s common stock as of November 20, 2017, and Petrina Advisors, Inc., a company owned by Paul Vassilakos, a member of the Board, have paid certain expenses on the Company’s behalf. As of September 30, 2017, December 31, 2016 and December 31, 2015, accounts payable and accrued expenses to these parties were $10,237, $4,032 and $87,258, respectively.

We record revenue related to sales to Magnum. For the nine months ended September 30, 2017, sales to this related party were $879. For years ended December 31, 2016 and 2015, sales to this related party were $3,451 and $4,800, respectively. As of September 30, 2017, December 31, 2016 and December 31, 2015, there was $879, $0 and $518, respectively, due from this related party which was included in accounts receivable in the consolidated balance sheets. The Company also purchases product to supplement certain vending sales from this entity. For the nine months ended September 30, 2017, the Company purchased $14,631 of product from this entity. For the year ended December 31, 2016 and 2015, the Company purchased $27,557 and $9,356, respectively, of product from this entity. As of September 30, 2017, December 31, 2016 and 2015, the outstanding balance due to this entity included in accounts payable was $0, $10,043 and $3,242, respectively.

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On December 27, 2016, the Company consummated the December Offering of 406,550 shares of the Company’s common stock (including 2,375 shares being sold to a member of the Board of Directors), through Network 1 Financial Securities, Inc. and Dawson James Securities, Inc., as underwriters, pursuant to the terms of the underwriting agreement, dated December 21, 2016, between the Company and Network 1, as representative of the underwriters. The Shares were sold for a price to the public of $4.00 per share. The Offering generated total net proceeds, after underwriting discounts and payment of other offering expenses, of $1,423,128.

Effective on March 21, 2017, an entity controlled by Eric Watson, a stockholder who beneficially owns 15.1% of our shares on November 20, 2017, Philip Thomas (Chief Executive Officer), Julian Davidson (Executive Chairman), Richard Allen (Chief Financial Officer), and Paul Vassilakos (Director) committed to fund the Company’s net cash requirements through March 31, 2018. In consideration of this commitment, the Company granted the entity controlled by Eric Watson a one-year warrant to purchase up to 165,000 shares of the Company’s common stock at an exercise price of $4.18 per share. The exercise price and number of shares issuable upon exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, stock split, or the Company’s reorganization, merger or consolidation, or the Company’s dissolution in connection with the sale of its assets.

Cullen Related Party Transactions

The holders of the majority of the Founders’ Shares (as defined below) are entitled to make up to two demands that Cullen register such shares pursuant to a registration rights agreement entered into with the predecessor in connection with the predecessor’s initial public offering. The “Founders’ Shares” are shares that were acquired from Cullen’s predecessor prior to such predecessor’s initial public offering. The holders of such Founders’ Shares became stockholders of Cullen upon consummation of Cullen’s business combination with the predecessor and became stockholders of the Company’s upon consummation of the Business Combination between the Company, Cullen and LIBB. These shares were registered under the Securities Act pursuant to a registration statement on Form S-3 (File No. 333-213875), which was declared effective by the SEC on January 31, 2017.

On December 31, 2014, Cullen entered into a Sale and Purchase Agreement with Hart Acquisitions LLC (“Hart”), an affiliate of Richard Watson, a former director of Cullen and the brother of Eric Watson, Cullen’s former Chief Executive Officer and current principal stockholder, pursuant to which, on January 31, 2015, Cullen sold to Hart certain assets and intellectual property related to Cullen’s former agricultural business for an aggregate of $125,000. The assets consisted of all of Cullen’s remaining equipment, including computer equipment, agricultural equipment, vehicles, a mower, and a tractor. The intellectual property consisted of Cullen’s proprietary farming system (including forage growth and yields, animal genetics and milking systems) that was developed by adapting established grazing science, processes, technology, and genetics to liquid milk production in the Southeastern United States. Additionally, in the event that Hart sells the intellectual property subject to the agreement or licenses the intellectual property to a third party at any time prior to January 31, 2020, Cullen will be entitled to 20% of the amount received from such sale or license.

Related Person Policy

Upon consummation of the Business Combination, the Company adopted a Related Person Policy that requires the Company (and the Company’s subsidiaries, including LIBB) to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except as approved by unconflicted executives, the Board, or audit committee in accordance with guidelines approved by the Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, (2) the Company or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of the Company’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

The Company’s audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent the Company enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, the Company will require each of its directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

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DESCRIPTION OF CAPITAL STOCK AND WARRANTS

Introduction

In the discussion that follows, we have summarized selected provisions of our amended and restated certificate of incorporation, bylaws and the Delaware General Corporation Law, or “DGCL,” relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

We are authorized to issue up to 36,000,000 shares of capital stock consisting of: 35,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value of $0.0001 per share. As of November 20, 2017, there were 9,755,607 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock. Holders of our common stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors will be empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of our company.

Warrants, Options and Convertible Securities

We presently have outstanding (i) warrants to purchase up to 404,475 shares of common stock at an exercise price of $6.00 per share that were issued in private placement offerings conducted by us, (ii) warrants to purchase 34,573 shares of common stock at an exercise price of $4.50 per share that were issued to the placement agent in the private placement offerings (and its designees), (iii) warrants to purchase 230,000 shares of common stock at an exercise price of $4.50 per share that were issued to a distributor for achieving certain sales incentives, (iv) warrants to purchase 205,000 shares of common stock at an exercise price to be determined based upon the Company’s future stock price that were issued to a distributor as a sales incentive, (v) warrants to purchase 40,000 shares of common stock at an exercise price of $5.50 per share that were issued to certain lead investors in a public offering, (vi) a warrant to purchase 165,000 shares of common stock at an exercise price of $4.18 per share that was issued as compensation for a commitment letter, (vii) a warrant to purchase 20,000 shares of common stock at an exercise price of $4.90 per share that was issued as compensation for a commitment letter, (viii) employee stock options to purchase 138,667 shares of common stock at an exercise price of $3.75 per share held by certain of our executive officers, (ix) employee stock options to purchase 286,744 shares of common stock at an exercise price of $5.50 per share held by our executive chairman, (x) options to purchase 128,392 shares of common stock at an exercise price of $5.00 per share held by our employees and executives, (xi) an option to purchase 71,686 shares of common stock at an exercise price of $4.09 per share held by our executive chairman, (xii) options to purchase 385,000 shares of common stock at an exercise price of $4.50 per share held by our executives, (xiii) options to purchase 55,000 shares of common stock at an exercise price of $3.76 per share held by our employees and (v) warrants to purchase 31,522 shares of common stock at any exercise price of $6.875 per share that were issued to the placement agent in a public offering conducted by us. Furthermore, we may issue additional equity awards covering up to, 125,170 shares of common stock under our 2015 Long-Term Incentive Equity Plan and 605,895 shares of common stock under our 2017 Long-Term Incentive Equity Plan. The plans provide for the grant of stock options, stock appreciation rights, restricted stock and other stock-based awards to, among others, the officers, directors, employees and consultants of us and our subsidiaries.

We also have a revolving credit facility available in an amount up to $3,500,000, subject to approval by the lender, which expires on November 23, 2018. If we take out money against this credit facility, the principal balance of the note and accrued interest thereon would be convertible into shares of our common stock at $4.00 per share. However, as of date of this prospectus, there was no principal balance or accrued interest outstanding under the note.

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[Class A Warrants

Duration and Exercise Price.

Each Class A warrant offered hereby will have an exercise price per share equal to $____ per share. The Class A warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our common stock and the exercise price. The Class A warrants will be issued separately from the common stock, and all of the Class A warrants may be transferred separately immediately thereafter. A Class A warrant to purchase one share of common stock will be issued for every one share sold in this offering.

Exercisability.

The Class A warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of a Class A warrant to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares after exercising the holder’s Class A warrants, as applicable, up to 9.99% of the number of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class A warrants. No fractional shares will be issued in connection with the exercise of a Class A warrant. Fractional shares will be addressed as provided for in the DGCL.

Cashless Exercise.

If, at the time a holder exercises its Class A warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Class A warrants to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares determined according to a formula set forth in the Class A warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Class A warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a Class A warrant, the holder will have the right to receive as alternative consideration, for each share of our shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Class A warrants are exercisable immediately prior to such event.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the Class A warrants, the Class A warrants may be transferred at the option of the holder upon surrender of the Class A warrants to us together with the appropriate instruments of transfer.

Listing

We have applied to list the Class A warrants on the Nasdaq Capital Market under the symbol “LTEAW.” However, no assurance can be given that an active trading market for the Class A warrants will develop and continue. Without an active trading market, the liquidity of the Class A warrants will be limited.

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Right as a Shareholder

Except as otherwise provided in the Class A warrants or by virtue of such holder’s ownership of our common stock, the holders of the Class A warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Class A warrants.

Waivers and Amendments

The warrant agreement governing the Class A warrants provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding Class A warrants in order to make any change that adversely affects the interests of the registered holders.

General

Limitation on Directors’ Liability

Our amended and restated certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our amended and restated certificate of incorporation also provides that we will indemnify any director or officer of ours to the fullest extent permitted by law. Our bylaws further provide that we will indemnify to the fullest extent permitted by law any person who becomes party to a proceeding by reason of the fact that he is or was an director, officer, employee or agent of ours, or by reason of the fact that he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers and other key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions

Provisions of the DGCL and our amended and restated certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

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Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Classified Board. Our board of directors is divided into two classes. The number of directors in each class is as nearly equal as possible. Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election. The classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual meetings for our stockholders to effect a change in control of the board, because in certain circumstances less than a majority of the members of the board will be elected at a given annual meeting. Because our board is classified and our amended and restated certificate of incorporation does not otherwise provide, under Delaware law, our directors may only be removed for cause.

Vacancies in the Board of Directors. Our amended and restated certificate of incorporation and bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term for the class for which such director is chosen. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Transfer Agent and Warrant Agent

The registrar and transfer agent for our common stock and the warrant agent for our Class A Warrants is Continental Stock Transfer & Trust Company.

Listing

Our common stock are listed on the Nasdaq Capital Market under the symbol “LTEA”. We have applied to list the Class A warrants offered hereby on the Nasdaq Capital Market under the symbol “LTEAW.”

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of November 20, 2017 by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

●	each of the Company’s officers and directors; and

●	all of the Company’s officers and directors as a group.

The beneficial ownership of each person was calculated based on 9,755,607 shares of the Company’s common stock outstanding as of November 20, 2017. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Current Directors and Officers:
Richard Y. Roberts (2)	46,944	*
Edward Hanson (3)	38,016	*
Tom Cardella (4)	70,893	*
Julian Davidson (5)	363,457	3.6%
Phil Thomas (6)	874,712	8.8%
All directors and executive officers (6 persons)	1,394,022	13.7%
Five Percent Holders:
Eric J. Watson (7)	1,502,821	15.1%
Ivory Castle Limited (8)	875,243	9.0%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is 12-1 Dubon Court, Farmingdale, NY 11735.

(2)	Mr. Roberts’ business address is Roberts, Raheb & Gradler, LLC, 1200 New Hampshire Avenue N.W., Suite 300, Washington, D.C. 20036.

(3)	Mr. Hanson’s business address is 94 Draycott Ave, London SW3 3AD, United Kingdom.

(4)	Includes 25,000 shares subject to warrants that are currently exercisable.

(5)	Includes 263,102 shares subject to stock options that are currently exercisable or will become exercisable within 60 days. Does not include 151,958 shares subject to stock options that will not become exercisable within 60 days.

(6)	Includes (i) 6,250 shares subject to warrants that are currently exercisable, and (ii) 136,107 shares subject to stock options that are currently exercisable or will become exercisable within 60 days. Does not include 89,440 shares subject to stock options that will not become exercisable within 60 days.

(7)	Mr. Watson resigned from his positions as an officer and director of Cullen in November 2013. Represents shares of common stock held by Cullen Holdings, an entity controlled by Mr. Watson. Mr. Watson’s business address is Level 9, 68 Shorthand Street, P.O. Box 91296, Auckland, New Zealand. Includes 185,000 shares subject to warrants that are currently exercisable.

(8)	John Matthew Ashwood and Michael Raymond Shue have voting and dispositive control over the shares of common stock held by Ivory Castle Limited. Ivory Castle Limited’s business address is c/o Suite 5501, 55th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong. Includes 22,500 shares subject to warrants that are currently exercisable.

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UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Maxim Group LLC is acting as the Representative and sole book-running manager have severally agreed to purchase, and we have agreed to sell to them, the number of units indicated below:

Name	Number of common stock and Class A Warrants
Maxim Group LLC	[●]
Total	[●]

The underwriters are offering the common stock and Class A Warrants subject to their acceptance of the common stock and Class A Warrants from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common stock and Class A Warrants offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common stock and Class A Warrants offered by this prospectus if any such common stock and Class A Warrants are taken. However, the underwriters are not required to take or pay for the common stock and Class A Warrants covered by the underwriters’ over-allotment option described below.

We have agreed to pay the underwriters a cash fee equal to eight percent (8%) of the aggregate gross proceeds raised in this offering. We have also agreed to issue to the Representative a warrant to purchase that number of common stock equal to an aggregate of five percent (5%) of the common stock sold in the offering. Such Representative’s Warrant will be non-exercisable for 180 days following the effective date of the registration statement of which this prospectus forms a part, shall have an exercise price equal to $[●] per share, which is 110% of the public offering price, will provide for cashless exercise and shall terminate five years after the date the warrant is first exercisable, and otherwise have the same terms as the warrants sold in this offering except that (1) they will not be subject to redemption by the Company and (2) for a period of seven years commencing six months after the effective date of this offering, they will provide for unlimited “piggyback” registration rights with respect to the underlying shares, and, (3) for a period of five years after the effective date of this offering, one demand registration of the sale of the underlying common stock at our expense. Such Representative’s Warrant will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise permitted by FINRA rules, for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, the Representative’s Warrant shall not be (A) sold, transferred, assigned, pledged, or hypothecated, or (B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person except as permitted by FINRA Rule 5110(g)(2).

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to an additional [●] common stock and/or [●] Class A Warrants at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, during the 45 day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional common stock and Class A Warrants as the number listed next to the underwriter’s name in the preceding table bears to the total number of common stock and Class A Warrants listed next to the names of all underwriters in the preceding table.

The Representative has advised us that it proposes to offer the common stock and Class A Warrants to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $        per share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of $       per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

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The following table shows the price per share of common stock and Class A warrant and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional [●] shares of common stock and [●] Class A Warrants.

Total
		Per Share and Class A Warrant		No Exercise		Full Exercise
Public offering price	$		$		$
Underwriting discounts and commissions to be paid by us:	$		$		$
Proceeds, before expenses, to us	$		$		$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $[●]. We have also agreed to pay the Representative accountable expenses, including legal fees for Representative’s legal counsel, at the closing of the offering in an aggregate amount of up to $90,000.

Our common stock trade on the Nasdaq Capital Market under the symbol “LTEA.” We have applied to list the Class A warrants offered hereby on the Nasdaq Capital Market under the symbol “LTEAW.”

Subject to certain exceptions, we, all of our executive officers and directors, and certain affiliates have entered into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of the Representative to offer, sell, contract to sell or otherwise dispose of or hedge common stock or securities convertible into or exchangeable for common stock. These restrictions will be in effect for a period of six months after the date of the closing of this offering.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

In addition, during the lock-up period, we will not be permitted, subject to certain exceptions, to file any registration statement relating to, and each of our executive officers, directors and the aforementioned shareholders have agreed not to make any demand for, or exercise any right relating to, the registration of any common stock or any securities convertible into or exercisable or exchangeable for common stock, without the prior written consent of the Representative.

Upon the declaration of effectiveness of the registration statement of which this prospectus is a part, we will enter into an underwriting agreement with the Representative. The terms of the underwriting agreement provide that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors.

In order to facilitate the offering of the common stock and Class A warrants, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock and Class A Warrants. Specifically, the underwriters may sell more common stock and Class A Warrants than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of common stock and Class A Warrants available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing common stock or Class A Warrants in the open market. In determining the source of common stock or Class A Warrants to close out a covered short sale, the underwriters will consider, among other things, the open market price of common stock and Class A Warrants compared to the price available under the over-allotment option. The underwriters may also sell common stock or Class A Warrants in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing common stock or Class A Warrants in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock or Class A Warrants in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, common stock or Class A Warrants in the open market to stabilize the price of our common stock or Class A Warrants. These activities may raise or maintain the market price of our common stock or Class A Warrants above independent market levels or prevent or retard a decline in the market price of our common stock or Class A Warrants. The underwriters are not required to engage in these activities and may end any of these activities at any time.

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The underwriting agreement provides for indemnification between the underwriters and us against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

We have granted the underwriter a right of first refusal to act as sole book runner and lead manager for any and all future public and private equity, convertible or debt offerings of our securities for a period of nine months from the closing of this offering.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The Representative may agree to allocate a number of common stock and Class A Warrants to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations.

Certain of the underwriters and their affiliates from time to time have performed investment banking, commercial banking and advisory services to us, for which they have received customary fees and expenses. The underwriters and their affiliates may from time to time perform investment banking and advisory services for us and our affiliates in the ordinary course of business for which they may in the future receive customary fees and expenses.

Selling Restrictions

Foreign Regulatory Restrictions on Purchase of Shares Generally

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the common stock and Class A Warrants or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock and Class A Warrants may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the common stock and Class A Warrants may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the common stock and Class A Warrants in the United States, the underwriters may, subject to the applicable foreign laws, also offer the common stock and Class A Warrants to certain institutions or accredited persons in certain countries.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any common stock or Class A Warrants may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common stock or Class A Warrants may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock or Class A Warrants shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any common stock or Class A Warrants in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock or Class A Warrants to be offered so as to enable an investor to decide to purchase any common stock or Class A Warrants, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the common stock or Class A Warrants in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common stock in, from or otherwise involving the United Kingdom.

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Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

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LEGAL MATTERS

Graubard Miller, New York, New York, is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering. The underwriters are being represented by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Long Island Iced Tea Corp. as of and for the years ended December 31, 2016 and 2015, included in this registration statement of which this Prospectus forms a part, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

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INDEX TO FINANCIAL STATEMENTS

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current Assets:
Cash	$429,673	$1,249,550
Accounts receivable, net	1,556,801	1,627,058
Inventories, net	1,697,251	1,187,941
Restricted cash	-	103,603
Short term investments	-	2,389,521
Prepaid expenses and other current assets	263,820	91,072
Total current assets	3,947,545	6,648,745

Property and equipment, net	148,425	218,036
Intangible assets	170,000	22,500
Other assets	56,635	52,470
Deferred financing costs	507,794	842,533
Total assets	$4,830,399	$7,784,284

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,047,727	$886,316
Accrued expenses	1,380,097	911,843
UBS Credit Line	-	1,280,275
Current portion of automobile loans	8,640	11,446
Current portion of equipment loan	47,910	39,979
Other current liabilities	110,576	-
Total current liabilities	3,594,950	3,129,859

Subscription payable	563,750	-
Other liabilities	30,000	30,000
Deferred rent	4,695	1,807
Long term portion of automobile loans	11,066	17,580
Long term portion of equipment loan	3,787	36,495
Total liabilities	4,208,248	3,215,741

Commitments and contingencies, Note 8

Stockholders’ Equity:
Preferred stock, par value $0.0001; authorized 1,000,000 shares; no shares issued and outstanding	-	-
Common stock, par value $0.0001; authorized 35,000,000 shares; 9,148,107 and 7,715,306 shares issued and outstanding, as of September 30, 2017 and December 31, 2016, respectively	915	772
Additional paid-in capital	25,191,297	17,575,583
Accumulated deficit	(24,570,061)	(12,977,566)
Accumulated other comprehensive loss	-	(30,246)
Total stockholders’ equity	622,151	4,568,543

Total liabilities and stockholders’ equity	$4,830,399	$7,784,284

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-1

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016

Net sales	$1,554,895	$1,301,125	$3,901,145	$3,412,961

Cost of goods sold	1,486,265	1,196,790	3,663,404	3,253,278
Gross profit	68,630	104,335	237,741	159,683

Operating expenses:
General and administrative expenses	1,543,786	2,170,522	5,169,174	3,957,763
Selling and marketing expenses	2,323,472	661,247	6,308,503	2,031,873
Total operating expenses	3,867,258	2,831,769	11,477,677	5,989,636

Operating loss	(3,798,628)	(2,727,434)	(11,239,936)	(5,829,953)

Other expenses:
Other income (expense)	-	4,070	(38,986)	4,070
Interest expense, net	(114,150)	(579,710)	(313,573)	(976,427)
Loss on inducement	-	(1,587,954)	-	(1,587,954)
Total other expenses	(114,150)	(2,163,594)	(352,559)	(2,560,311)

Net loss	$(3,912,778)	$(4,891,028)	$(11,592,495)	$(8,390,264)

Unrealized gain on investments	-	-	30,246	-

Comprehensive loss	$(3,912,778)	$(4,891,028)	$(11,562,249)	$(8,390,264)

Weighted average number of common shares outstanding – basic and diluted	9,076,959	6,514,295	8,529,399	5,407,036

Basic and diluted net loss per share	$(0.43)	$(0.75)	$(1.36)	$(1.55)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(unaudited)

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity

Balance at January 1, 2017	7,715,306	$772	$17,575,583	$(12,977,566)	$(30,246)	$4,568,543

Issuance of common stock in connection with the January public offering, net of costs	376,340	38	1,429,702	-	-	1,429,740
Issuance of common stock in connection with the June public offering, net of costs	256,848	25	1,259,390	-	-	1,259,415
Issuance of common stock in connection with the July public offering, net of costs	462,160	46	2,134,441	-	-	2,134,487
Issuance of common stock to the Advisory Board and the Board of Directors	46,965	5	192,645	-	-	192,650
Issuance of common stock to consultants and vendors	270,488	27	1,023,392	-	-	1,023,419

Stock-based compensation - issuance of common stock to an executive officer	20,000	2	81,798	-	-	81,800
Stock-based compensation	-	-	1,238,712	-	-	1,238,712
Issuance of Big Geyser warrants	-	-	255,634	-	-	255,634
Change in unrealized loss on investment	-	-	-	-	30,246	30,246
Net loss	-	-	-	(11,592,495)	-	(11,592,495)

Balance at September 30, 2017	9,148,107	$915	$25,191,297	$(24,570,061)	$-	$622,151

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Nine Months Ended September 30,
	2017	2016
Cash Flows From Operating Activities
Net loss	$(11,592,495)	$(8,390,264)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	551,626	35,234
Depreciation and amortization expense	111,528	120,871
Deferred rent	2,888	(1,938)
Loss on sale of securities	37,882	-
Severance expense charged against accounts receivable	50,000	-
Warrants issued to distributor	255,634	-
Stock-based compensation	1,320,512	1,010,820
Loss on disposal of property and equipment	-	515
Amortization of deferred financing costs	334,739	883,969
Paid-in-kind interest	-	77,805
Inducement expense	-	1,587,954
Changes in assets and liabilities:
Accounts receivable	(730,956)	(1,141,804)
Inventory	(459,723)	(265,601)
Prepaid expenses and other current assets	(40,688)	(39,417)
Other assets	(4,165)	11,805
Accounts payable	1,847,072	430,620
Accrued expenses	941,754	986,023
Other current liabilities	(29,574)	-
Total adjustments	4,188,529	3,696,856

Net cash used in operating activities	(7,403,966)	(4,693,408)

Cash Flows From Investing Activities
Proceeds from held-to-maturity investments	2,408,632	-
Purchases of property and equipment	(39,419)	(9,497)
Release of restricted cash	103,603	127,580
Purchase of short term investments	(26,747)	(2,507,302)

Net cash provided by (used in) investing activities	2,446,069	(2,389,219)

Cash Flows From Financing Activities
Repayment of automobile loans	(9,320)	(22,977)
Repayment of equipment loans	(24,777)	(27,232)
Repayment of line of credit	(1,280,275)	-
Proceeds from line of credit	-	500,000
Proceeds from the January public offering, net of costs	1,429,740	-
Proceeds from the June public offering, net of costs	1,259,415	-
Proceeds from the July public offering, net of costs	2,134,487	-
Advances from a related party	65,000	-
Proceeds from subscription payable	563,750	-
Proceeds from the Public Offering, net of costs	-	5,867,217
Proceeds from disgorgement of short swing profit	-	56,250
Proceeds from the sale of common stock and warrants, net of costs	-	861,790

Net cash provided by financing activities	4,138,020	7,235,048

Net (decrease) increase in cash	(819,877)	152,421

Cash, beginning of period	1,249,550	207,192

Cash, end of period	$429,673	$359,613

Cash paid for interest	$6,006	$19,898

Non-cash investing and financing activities:
Issuance of common stock to consultants, vendors and customers	$1,023,419	$205,700
Issuance of insurance obligation in other current liabilities	$75,150	$-
Issuance of common stock in exchange for Brentwood line of credit and related warrants	$-	$1,669,376
Purchase of IP applied against outstanding accounts receivable	$150,000	$-
Finished goods inventory received and applied against outstanding accounts receivable	$49,587	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – BUSINESS ORGANIZATION, LIQUIDITY AND GOING CONCERN

Business Organization

Long Island Iced Tea Corp., a Delaware corporation (“LIIT”), was formed on December 23, 2014. LIIT was formed in order to allow for the completion of mergers between Cullen Agricultural Holding Corp. (“Cullen”) and Long Island Brand Beverages LLC (“LIBB”). On December 31, 2014, LIIT entered into a merger agreement, as amended as of April 23, 2015, with Cullen, a public company, Cullen Merger Sub, Inc. (“Cullen Merger Sub”), LIBB Acquisition Sub, LLC (“LIBB Merger Sub”), LIBB and the founders of LIBB (“Founders”). Pursuant to the merger agreement, (a) Cullen Merger Sub was merged with and into Cullen, with Cullen surviving and becoming a wholly-owned subsidiary of LIIT and (b) LIBB Merger Sub was merged with and into LIBB, with LIBB surviving and becoming a wholly-owned subsidiary of LIIT (the “Mergers”). As a result of the Mergers which were consummated on May 27, 2015, LIIT consisted of its wholly owned subsidiaries, LIBB (its operating subsidiary) and Cullen and Cullen’s wholly owned subsidiaries (collectively the “Company”).

Under the merger agreement, upon consummation of the Mergers, the former holders of the LIBB membership interests (the “LIBB members”) received 2,633,334 shares of common stock of LIIT (or approximately 63%).

For accounting purposes, the Mergers were treated as an acquisition of Cullen by LIBB and as a recapitalization of LIBB, as the former LIBB members held a large percentage of LIIT’s shares and exercised significant influence over the operating and financial policies of the consolidated entity and Cullen was a public shell company at the time of the transaction. Pursuant to Accounting Standards Codification (“ASC”) 805-10-55-11 through 55-15, the merger or acquisition of a private operating company into a non-operating public shell with nominal assets is considered a capital transaction in substance rather than a business combination. As a result, the condensed consolidated balance sheets, statements of operations, and statements of cash flows of LIBB have been retroactively updated to reflect the recapitalization. Additionally, the historical condensed consolidated financial statements of LIBB are now reflected as those of the Company.

Overview

The Company is a holding company operating through its wholly-owned subsidiary, LIBB. The Company is engaged in the production and distribution of premium Non-Alcoholic ready-to-drink (“NARTD”) beverages. The Company is currently organized under its flagship brand, Long Island Iced Tea, a premium NARTD tea made from a proprietary recipe and with quality components. The Company’s mission is to provide consumers with premium beverages offered at an affordable price.

The Company aspires to be a market leader in the development of iced tea beverages that are convenient and appealing to consumers. There are two major target markets for Long Island Iced Tea: “consumers on the go” and “health conscious consumers.” “Consumers on the go” are families, employees, students and other consumers who lead a busy lifestyle. With increasingly hectic and demanding schedules, there is a need for products that are accessible and readily available. “Health conscious consumers” are individuals who are becoming more interested and better educated on what is included in their diets, causing them to shift away from the less healthy options, such as carbonated soft drinks, towards alternative beverages such as iced tea.

The Company produces a 100% brewed iced tea, using black tea leaves, purified water and natural cane sugar or sucralose. Flavors change from time to time, and have included lemon, peach, raspberry, guava, mango, diet lemon, diet peach, sweet tea, green tea and honey, half tea and half lemonade. The Company also offers lower calorie iced tea in flavor options that include mango, raspberry and peach. The Company also sells its iced tea in gallon bottles with flavor options including lemon, peach, green tea and honey, half and half lemonade, sweet tea, mango and unsweetened.

F-5

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – BUSINESS ORGANIZATION, LIQUIDITY AND GOING CONCERN (CONTINUED)

Overview, continued

During April 2017, the Company expanded its brand to include lemonade. Lemonade is offered in nine flavors including traditional, lime, pink lemonade, kiwi & strawberry, cherry, peach, watermelon, wild berries and strawberry and is offered at retail in 18oz. bottles.

The Company also distributes an aloe vera derived juice beverage (“ALO Juice”) in 500ml and 1.5 liter bottles. ALO Juice is offered in six flavors including original, pomegranate, mango, raspberry, pineapple and coconut. See below regarding the ALO Juice business. In addition, in order to service certain vending contracts, the Company sells snacks and other beverage products on a limited basis.

The Company sells its products to regional retail chains and to a mix of independent mid-to-large range distributors who in turn sell to retail outlets, such as big chain supermarkets, mass merchants, convenience stores, restaurants and hotels, principally in the New York, New Jersey, Connecticut and Pennsylvania markets, with expanding distribution in Florida, Virginia, Massachusetts, New Hampshire, Rhode Island and parts of the Midwest. As of September 30, 2017, the Company’s products are available in 20 states and in the Caribbean, Canada and Latin America.

The ALO Juice Business

Asset Purchase Agreement

On December 8, 2016, the Company entered into an asset purchase agreement with The Wilnah International, LLC (“Wilnah”). Julio X. Ponce (“Mr. Ponce”) is the majority interest member of Wilnah. Pursuant to the agreement, the Company intended to acquire the intellectual property (“IP”) (trade names, formulas, recipes) for ALO Juice. During September 2017, the Company determined that it would license, rather than purchase the ALO Juice IP. Accordingly, on September 18, 2017, the Company terminated the asset purchase agreement with Wilnah.

Seba Personal Guarantees

Mr. Ponce is the former majority owner of Seba Distribution LLC (“Seba”). In order to provide credit enhancement to Seba’s obligations to the Company, Seba issued notes payable to the Company which were personally guaranteed by Mr. Ponce. On March 14, 2017, Seba issued to the Company a note payable in the amount of $467,444, which Mr. Ponce, individually, has fully guaranteed (“March 2017 Note and Guarantee”) in support of certain obligations of Seba that are owed to the Company. On September 18, 2017, Seba issued to the Company a note payable in the amount of $403,216, which Mr. Ponce, individually, has fully guaranteed, and for which Julio Ponce Sr. (the father of Mr. Ponce) has guaranteed certain receivables up to $300,000 in the aggregate (“September 2017 Note and Guarantee”) in support of certain additional obligations of Seba that are owed to the Company.

Licensing Agreement – ALO Juice

On September 18, 2017, the Company entered into an exclusive perpetual licensing agreement (“Licensing Agreement”) with Wilnah granting the Company the worldwide rights to produce, distribute and sell the ALO Juice brand. As compensation to Wilnah for these rights, the Company paid an initial fee of $150,000, which was applied against the Seba accounts receivable upon the closing and has agreed to pay to Wilnah a 7.0% royalty on the Company’s gross sales of ALO Juice sales delivered to the Company’s customers after the closing of this agreement.

F-6

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – BUSINESS ORGANIZATION, LIQUIDITY AND GOING CONCERN (CONTINUED)

The ALO Juice Business, continued

Employment Agreement

Effective January 1, 2017, the Company had entered into an employment agreement with Mr. Ponce, to expand the Company’s sales of Long Island branded products and ALO Juice products within the Southeast U.S. and Latin American regions. On September 1, 2017, the Company terminated the employment agreement of Mr. Ponce.

On September 1, 2017, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Ponce. Mr. Ponce received as compensation under the Separation Agreement a lump sum payment of $50,000, which was applied against the Seba accounts receivable.

Sales Broker Agreement

Effective September 1, 2017, the Company entered into a broker arrangement (“Broker Arrangement”) with Mr. Ponce, whereby Mr. Ponce will be paid a commission of 2.5% on net collected revenues from the sale of the Company’s products (excluding ALO Juice) into certain distributor and retail relationships introduced by Mr. Ponce.

Seba’s Obligations to the Company

From September 18, 2017, all payments which the Company would make to Seba, Mr. Ponce, or Wilnah, pursuant to the Licensing Agreement, Separation Agreement or Broker Arrangement are to be applied first to outstanding receivables owed to the Company by Seba and then paid in cash only after such receivables have been paid in full.

Liquidity and Going Concern

The Company has been focused on the development of its brand and its infrastructure, as well as in the establishment of a network of distributors and qualified direct accounts. From inception, the Company has financed its operations through the issuance of debt and equity, and through utilizing trade credit with its vendors.

As of September 30, 2017, the Company had cash of $429,673. As of September 30, 2017, the Company had working capital of $352,595. The Company incurred net losses of $3,912,778 and $11,592,495 for the three and nine months ended September 30, 2017, respectively. As of September 30, 2017, the Company’s stockholders’ equity was $622,151.

On January 27, 2017, the Company sold 376,340 shares of the Company’s common stock in a public offering at an average price of $4.02 per share. Of the shares sold, 300,000 were sold to the public at an offering price of $4.00 while the remaining 76,340 shares were sold to officers and directors of the Company at a price of $4.10 per share. The sale of common stock generated gross proceeds of $1,513,000 and net proceeds of $1,429,740 after deducting commissions and other offering expenses.

On June 14, 2017, the Company sold 256,848 shares of the Company’s common stock in a public offering at an average price of $5.06 per share. Of the shares sold, 231,850 were sold to the public at an offering price of $5.00 while the remaining 24,998 shares were sold to officers and directors of the Company at a price of $5.60 per share. The sale of common stock generated gross proceeds of $1,299,250 and net proceeds of $1,259,415 after deducting commissions and other offering expenses.

F-7

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – BUSINESS ORGANIZATION, LIQUIDITY AND GOING CONCERN (CONTINUED)

Liquidity and Going Concern, continued

On July 6, 2017, the Company sold 448,160 shares of the Company’s common stock in a public offering at a price of $5.00 per share. Of the shares sold, 200,000 were sold to lead investors who, as a result of purchasing more than $500,000 in shares, each received (i) an additional number of shares of common stock equal to 7% of the total number of shares of common stock purchased by such lead investors in this offering (or an aggregate of 14,000 shares) and (ii) three-year warrants up to that number of shares of common stock equal to 20% of the total number of shares purchased by such lead investors in this offering (or warrants to purchase an aggregate of 40,000 shares). These warrants have an exercise price of $5.50 and were fully vested upon issuance. The sale of common stock generated gross proceeds of $2,240,800 and net proceeds of $2,134,487 after deducting commissions and other offering expenses.

On October 4, 2017, the Company sold 607,500 shares of the Company’s common stock in a public offering at a price of $2.05 per share. The Company received gross proceeds of $1,245,375 and estimated net proceeds of $1,235,375 after deducting other offering expenses. Each investor in the offering also received a warrant to purchase 50% of the number of shares for which such investor subscribed in the offering (or a total aggregate number of shares underlying such warrants equal to 303,750 shares). The warrants have an exercise price of $2.40 per share, subject to adjustment, and expire one year from the closing of the offering. Prior to October 1, 2017, the Company received $563,750 from this offering and accordingly, as at September 30, 2017, $563,750 is included in subscriptions payable within the condensed consolidated balance sheets.

Pursuant to a Credit and Security Agreement (the “Credit Agreement”), the Company has a revolving credit facility in an amount up to $3,500,000, subject to approval by the lender (See Note 5).

Historically, the Company has financed its operations through the raising of equity capital and through trade credit with its vendors. The Company’s ability to continue its operations and to pay its obligations when they become due is contingent upon the Company obtaining additional financing. Management’s plans include raising additional funds through equity offerings, debt financings, or other means.

The Company believes that it will be able to raise sufficient additional capital to finance the Company’s planned operating activities. There are no assurances that the Company will be able to raise such capital on terms acceptable to the Company or at all. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned market development activities, and/or consider reductions in personnel costs or other operating costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-8

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2016 and related notes thereto included in the Company’s Form 10-K filed with the United States Securities and Exchange Commission (“SEC”) on March 31, 2017.

Reclassification

Certain amounts in prior periods have been reclassified to conform to the current period presentation. These reclassifications had no effect on the previously reported net loss.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in the accompanying condensed consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and also affect the amounts of revenues and expenses reported for each period. Actual results could differ from those which result from using such estimates. Management utilizes various other estimates, including but not limited to, assessing the collectability of accounts receivable, accrual of rebates to customers, the valuation of securities, the valuation of inventory, determining the estimated lives of long-lived assets, determining the potential impairment of intangibles, the fair value of warrants issued, the fair value of stock options, the recognition of revenue, and other legal claims and contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary.

Revenue Recognition

Revenue is stated net of sales discounts and rebates paid to customers (See Customer Marketing Programs including Sign On and Sales Incentives, below). Net sales are recognized when all of the following conditions are met: (1) the price is fixed and determinable; (2) evidence of a binding arrangement exists (generally, purchase orders); (3) products have been delivered and there is no future performance required; and (4) amounts are collectible under normal payment terms.

These conditions typically occur when the products are delivered to or picked up by the Company’s customers. For sales where certain revenue recognition criteria have not been met at the date of delivery, the Company defers recognition of such revenue and accounts receivable until such recognition criteria are met.

F-9

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Customer Marketing Programs, including Sign On and Sales Incentives

The Company participates in various programs and arrangements with customers designed to incent new distribution, incent the introduction of a new product line, or to increase the sale of its products. Among these programs are arrangements under which allowances can be earned by customers for introducing a product (sign on incentives, for example), for various discounts to the end retailers or for participating in specific marketing programs. The Company believes that its participation in these programs is essential to ensuring volume and revenue growth in a competitive marketplace. Depending upon the program, those incentives are paid in either cash or the issuance of equity instruments. During the three months ended September 30, 2017 and 2016, these allowances resulted in reductions in net sales of $195,153 and $0, respectively. During the nine months ended September 30, 2017 and 2016, these allowances resulted in reductions in net sales of $596,335 and $45,165, respectively. Included in these amounts for the three and nine months ended September 30, 2017 are (income) costs of ($1,388) and $255,634, respectively, representing the non-cash costs of a sign-on incentive, presented net of mark-to-market adjustments for unvested awards related to warrants issued in connection with the signing of a distribution agreement and the first order with Big Geyser Inc. (“Big Geyser”) (See Notes 7 and 8).

Shipping and Handling Costs

Shipping and handling costs incurred to move finished goods from the Company’s sales distribution centers to customer locations are included in selling and marketing expenses within the condensed consolidated statements of operations and totaled $184,423 and $117,998, for the three months ended September 30, 2017 and 2016, respectively and $381,151 and $319,668 for the nine months ended September 30, 2017 and 2016, respectively.

Advertising

The Company expenses advertising costs as incurred. Advertising costs are included in selling and marketing expenses within the condensed consolidated statements of operations and totaled $196,758 and $84,433 for the three months ended September 30, 2017 and 2016, respectively, and $513,522 and $114,980, for the nine months ended September 30, 2017 and 2016, respectively.

Research and Development

Costs related to new product initiatives incurred were included in selling and marketing expenses within the condensed consolidated statements of operations and totaled $30,375 and $24,464 for the three months ended September 30, 2017 and 2016, respectively, and $335,101 and $143,651 for the nine months ended September 30, 2017 and 2016, respectively. Other research and development costs were included in general and administrative expenses within the condensed consolidated statements of operations and totaled $0 and $0 for the three months ended September 30, 2017 and 2016, respectively and $829 and $46,667 for the nine months ended September 30, 2017 and 2016, respectively. The other research and development expenses incurred during the three and nine months ended September 30, 2016 were incurred pursuant to an alcohol beverage development agreement which will require the Company to pay $40,000 in cash and $40,000 in common stock upon the completion of the arrangement. As of September 30, 2017, $50,000 was included in accrued expenses in the condensed consolidated balance sheet related to the 2016 arrangement.

F-10

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Short-term Investments

The Company accounts for securities in accordance with accounting standards for investments in debt and equity securities. Accounting standards require investments in debt and equity securities to be classified as either “held to maturity”, “trading”, or “available-for-sale.”

The Company holds investments in marketable securities, consisting of U.S. government securities and mutual funds. The Company’s available-for-sale securities are carried at estimated fair value with any unrealized gains and losses, net of taxes, included in accumulated other comprehensive (loss) income in stockholders’ equity, when applicable. During the three months ended September 30, 2017 and 2016, the unrealized gain was $0 and $0, respectively, and during the nine months ended September 30, 2017 and 2016, the unrealized gain was $30,246 and $0, respectively. Unrealized losses are charged against interest and other income/(expense), net, when a decline in fair value is determined to be other-than-temporary. The Company has not recorded any such impairment charge in the periods presented. The Company determines realized gains or losses on sale of marketable securities on a specific identification method, and records such gains or losses as interest and other income/(expense), net.

The following table sets forth the available-for-sale securities, which were fully liquidated during the nine months ended September 30, 2017:

	As of
	September 30, 2017	December 31, 2016
U.S. government securities	$-	$195,374
Fixed income mutual funds	-	2,194,147
	$-	$2,389,521

	As of December 31, 2016
	Amortized	Unrealized
	Cost	Losses	Fair Value
U. S. government securities	$195,570	$(196)	$195,374
Fixed income mutual funds	2,224,197	(30,050)	2,194,147
Total	$2,419,767	$(30,246)	$2,389,521

The following table classifies the US government securities by maturity:

	As of
	September 30, 2017	December 31, 2016
Within one year	$-	$94,967
Within one to five years	-	100,407
	$-	$195,374

F-11

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The Company sells products to distributors and in certain cases directly to retailers, and extends credit, generally without requiring collateral, based on its evaluation of the customer’s financial condition. While the Company has a concentration of credit risk in the retail sector, it believes this risk is mitigated due to the diverse nature of the customers it serves, including, but not limited to, its type, geographic location, size, and beverage channel. Potential losses on the Company’s receivables are dependent on each individual customer’s financial condition and sales adjustments granted after the balance sheet date. The Company carries its trade accounts receivable at net realizable value. Accounts receivable have terms of ranging from 30 to 75 days and do not bear interest. The Company monitors its exposure to losses on receivables and maintains allowances for potential losses or adjustments. The Company determines these allowances by (1) evaluating the aging of its receivables; (2) analyzing its history of sales adjustments; and (3) reviewing its high-risk customers. Past due receivable balances are written off when the Company’s efforts have been unsuccessful in collecting the amount due. Accounts receivable are stated at the amounts management expects to collect.

Accounts receivable, net, is as follows:

	As of
	September 30, 2017	December 31, 2016
Accounts receivable, gross	$2,232,968	$1,859,474
Allowance for doubtful accounts	(676,167)	(232,416)
Accounts receivable, net	$1,556,801	$1,627,058

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with financial institutions and accounts receivable. At times, the Company’s cash in banks is in excess of the FDIC insurance limit. The Company has not experienced any loss as a result of these cash deposits. These cash balances are maintained with one bank. The Company is exposed to credit risk with regard to two customers who accounted for 19% and 17%, or 36% in the aggregate, and 46% of the Company’s trade receivables as of September 30, 2017 and December 31, 2016, respectively. The account representing the 19% is further collateralized by notes receivable from Seba and personal guarantees (See Note 1). Otherwise, the Company does not generally require collateral or other security to support customer receivables.

The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

F-12

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

The Company’s inventory includes raw materials such as bottles, sweeteners, labels, flavors and packaging. Finished goods inventory consists of bottled iced tea, lemonade and ALO Juice. As of September 30, 2017 and December 31, 2016, included in inventory was finished goods inventory with a cost of approximately $95,000 and $320,000, respectively, which was delivered to a distributor, and is held in inventory until certain revenue recognition criteria are met.

The Company values its inventories at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (FIFO) method. As of September 30, 2017 and December 31, 2016, the Company recorded reserves of $115,125 and $45,078, respectively, to reduce the cost of certain products to estimated net realizable value. The following table summarizes inventories as of the dates presented:

	As of
	September 30, 2017	December 31, 2016
Finished goods	$853,157	$905,642
Raw materials and supplies	844,094	282,299
Total inventories	$1,697,251	$1,187,941

Property and Equipment

Property and equipment is recorded at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs that do not extend the useful lives of an asset or add new functionality are expensed as incurred. Depreciation is recorded using the straight-line method over the respective estimated useful lives of the Company’s assets.

The estimated useful lives typically are 3 years for cold-drink containers, such as reusable fridges, wood racks, vending machines, barrels, and coolers, and are depreciated using the straight-line method over the estimated useful life of each group of equipment, as determined using the group-life method. Under this method, the Company does not recognize gains or losses on the disposal of individual units of equipment when the disposal occurs in the normal course of business. The Company capitalizes the costs of refurbishing its cold-drink containers and depreciates those costs over the estimated period until the next scheduled refurbishment or until the equipment is retired. The estimated useful lives are typically 3 to 5 years for office furniture and equipment and are depreciated on a straight-line basis. The estimated useful lives for trucks and automobiles are typically 3 to 5 years and are depreciated on a straight line basis. For the three months ended September 30, 2017 and 2016, depreciation expense was $32,322 and $39,420, respectively. For the nine months ended September 30, 2017 and 2016, depreciation expense was $109,028 and $117,118, respectively.

F-13

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets

Intangible assets with finite useful lives are amortized over their expected useful life. Intangible assets with useful lives are tested for impairment when circumstances indicate that there could be an impairment. Intangible assets with finite useful lives include website development costs with a net book value of $0 and $2,500 as of September 30, 2017 and December 31, 2016, respectively. The estimated useful life of the capitalized costs of the Company’s website was 3 years and was depreciated on a straight line basis. As of September 30, 2017, the cost of the website development was $15,000 and the accumulated amortization was $15,000. As of December 31, 2016, the cost of the website development was $15,000 and the accumulated amortization was $12,500. For the three months ended September 30, 2017 and 2016, amortization expense was $0 and $1,251, respectively, and $2,500 and $3,753 for the nine months ended September 30, 2017 and 2016, respectively.

Intangible assets with indefinite useful lives are tested for impairment when circumstances indicate that there could be an impairment. As of September 30, 2017, the cost of the ALO Juice IP, which has an indefinite useful life, was $150,000 (See Note 1).

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement, and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and credit carry forwards will result in a benefit based on expected profitability by tax jurisdiction.

In its interim financial statements, the Company follows the guidance in ASC 270, “Interim Reporting” and ASC 740 “Income Taxes”, whereby the Company utilizes the expected annual effective tax rate in determining its income tax provisions for the interim periods. That rate differs from U.S. statutory rates primarily as a result of valuation allowance related to the Company’s net operating loss carryforward as a result of the historical losses of the Company.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liabilities. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary. The Company accounts for uncertain tax positions in accordance with ASC 740 —“Income Taxes”. No uncertain tax provisions have been identified. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying condensed consolidated statements of operations. Our primary tax jurisdictions are our federal, various state, and local taxes.

Generally, Federal, State and Local authorities may examine the Company’s tax returns for three years from the date of filing.

In accordance with ASC 740, the Company evaluates whether a valuation allowance should be established against the net deferred tax assets based upon the consideration of all available evidence and using a “more likely than not” standard. Significant weight is given to evidence that can be objectively verified. The determination to record a valuation allowance is based on the recent history of cumulative losses and current operating performance. In conducting the analysis, the Company utilizes an approach, which considers the current year loss, including an assessment of the degree to which any losses are driven by items that are unusual in nature and incurred to improve future profitability. In addition, the Company reviews changes in near-term market conditions and any other factors arising during the period, which may impact its future operating results.

F-14

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes, continued

Internal Revenue Code Section 382 imposes limitations on the use of net operating loss carryovers (“NOLs”) when the stock ownership of one or more 5% shareholders (shareholders owning 5% or more of the Company’s outstanding capital stock) has increased on a cumulative basis by more than 50 percentage points. The Company’s preliminary analysis indicated that such shares have increased by more than 50% since the last Section 382 limitation on May 27, 2015. The Company is currently evaluating the impact of the new Section 382 limitation.

Loss per share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the impact of common shares issuable upon the exercise of stock options, warrants and the conversion. The computation of diluted earnings per share excludes those with an exercise price in excess of the average market price of the Company’s common shares during the periods presented. The computation of diluted earnings per share excludes outstanding options, warrants and other dilutive instruments in periods where the inclusion of such instruments would be antidilutive, as provided below:

	As of September 30,
	2017	2016
Options to purchase common stock	1,074,155	465,411
Warrants to purchase common stock	1,130,570	470,570
Total potentially dilutive securities	2,204,725	935,981

Fair Value of Financial Instruments

The carrying amounts of cash, short term investments, accounts receivable, automobile and equipment loans and the UBS Credit Line (See Note 4 below) approximate fair value due to the short-term nature of these instruments. In addition, for notes payable, the Company believes that interest rates approximate prevailing rates.

ASC 820 “Fair Value Measurements and Disclosures” provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 Significant unobservable inputs that cannot be corroborated by market data.

F-15

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments, continued

Fair values for short-term money market investments are determined from quoted prices in active markets for these money market funds, and are considered to be Level 1.

The carrying value of financial instruments in the Company’s condensed consolidated financial statements are as follows:

	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Short-term investments at September 30, 2017	$—	$—	$—

Short-term investments at December 31, 2016	$2,389,521	$—	$—

Stock-based Compensation

The Company accounts for stock options granted to consultants pursuant to the accounting guidance included in ASC 505-50 “Equity-Based Payments to Non-Employees” (“ASC 505-50”). Stock-based compensation cost is measured at the grant date and at the end of each reporting period for unvested awards, based on the fair value of the award, and is recognized as expense over the consultant’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s stock options granted to consultants are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life.

In accordance with ASC 505-50, the Company recorded adjustments at the end of each reporting period to reflect the mark-to-market adjustment of the fair value of unvested awards granted to consultants. In connection with the mark-to-market adjustments at September 30, 2017, the Company utilized the closing price of the Company’s common stock, as quoted on the NASDAQ Stock Market LLC (“Nasdaq”), as an input to the Black Scholes option-pricing model for the fair value of its common stock.

Recent Accounting Pronouncements

In January 2016, the Financial Accounting Standards Board (“FASB”), issued Accounting Standards Update (“ASU”) 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and is to be adopted by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact the adoption of this standard will have on its condensed consolidated financial statements.

F-16

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements, continued

In February 2016, the FASB issued new lease accounting guidance (ASU No. 2016-02, Leases). Under the new guidance, at the commencement date, lessees will be required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new guidance is not applicable for leases with a term of 12 months or less. Lessor accounting is largely unchanged. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted upon issuance. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The Company is currently evaluating the impact the adoption of this standard will have on its condensed consolidated financial statements.

On March 30, 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”. This update requires that all excess tax benefits and tax deficiencies arising from share-based payment awards should be recognized as income tax expense or benefit on the income statement. The amendment also states that excess tax benefits should be classified along with other income tax cash flows as an operating activity. In addition, an entity can make an entity-wide accounting policy election to either estimate the number of awards expected to vest or account for forfeitures as they occur. The provisions of this update are effective for annual and interim periods beginning after December 15, 2016. The Company adopted this standard effective December 31, 2016. The adoption did not have a material effect on the Company’s condensed consolidated financial statements.

In April 2016, the FASB issued ASU No. 2016-10 “Revenue from Contracts with Customers (Topic 606)”, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”). ASU 2016-10 clarifies the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The provisions of this update are effective for annual and interim periods beginning after December 15, 2017, with early application permitted. The Company is continuing to evaluate the expected impact of this new revenue guidance. The Company is currently preparing its assessment of the full financial impact of the new revenue recognition guidance, including the method of adoption, and intends to adopt the guidance when it becomes effective for the Company on January 1, 2018.

In May 2016, the FASB issued ASU No. 2016-12 “Revenue from Contracts with Customers (Topic 606)”, “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”). The core principal of ASU 2016-12 is the recognition of revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The provisions of this update are effective for annual and interim periods beginning after December 15, 2017, with early application permitted. The Company is continuing to evaluate the expected impact of this new revenue guidance. The Company is currently preparing its assessment of the full financial impact of the new revenue recognition guidance, including the method of adoption, and intends to adopt the guidance when it becomes effective for the Company on January 1, 2018.

F-17

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements, continued

In August 2016, the FASB issued ASU No. 2016-15 “Statement of Cash Flows (Topic 230)”, “Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The amendments for this update provide guidance on the eight specific cash flows: debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, distributions received from equity method investees, beneficial interests in securitization transactions, and separately identifiable cash flows and application of the predominance principle. The provisions of this update are effective for annual and interim periods beginning after December 15, 2016, with early application permitted. The Company adopted this standard effective December 31, 2016. The adoption did not have a material effect on the Company’s condensed consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, “Clarifying the Definition of a Business” (“ASU 2017-01”), which provides guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 requires entities to use a screen test to determine when an integrated set of assets and activities is not a business or if the integrated set of assets and activities needs to be further evaluated against the framework. ASU 2017-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those years. The Company is currently evaluating the impact the adoption of this standard will have on its condensed consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09 “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting” (“ASU 2017-09”). The amendments in this update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all of the following are met: The fair value of the modified award is the same as the fair value of the original award immediately before the original award is modified, the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified and the classification of the modified award an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The provisions of this update are effective for annual and interim periods beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the impact the adoption of this standard will have on its condensed consolidated financial statements.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, other than described in Note 1 –Business Organization, Liquidity, and Going Concern, Note 8 – Commitments and Contingencies and Note 11 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

F-18

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – EQUIPMENT LOAN

On November 23, 2015, the Company entered into a reimbursement agreement with Magnum Vending Corp. (“Magnum”), an entity managed by Philip Thomas, the Company’s Chief Executive Officer and a director of the Company, and certain of his family members. In exchange for the exclusive right to stock vending machines owned by Magnum, the Company agreed to reimburse Magnum for the cost of products to stock the machines and the costs that Magnum incurred to acquire the machines including machines which were purchased with an equipment loan. The total principal amount of the payments underlying the agreement upon inception was $117,917. The reimbursements will be made in 35 monthly payments of principal and interest in the amount of $3,819 with an interest rate of 10%. Upon completion of these payments in October 2018, Magnum will transfer ownership of the vending machines to the Company. In addition, in exchange for the right to stock certain other vending machines that the Company has the right to use, the Company agreed to purchase the products required to be displayed in those vending machines from Magnum, at a price equal to Magnum’s cost for such products (See Note 10). The Company may terminate the agreement and all obligations to make future payments on ten days’ written notice to Magnum. As of September 30, 2017 and December 31, 2016, the outstanding balance on the equipment loan was $51,697 and $76,474, respectively.

NOTE 4 – UBS CREDIT LINE

On October 27, 2016, the Company entered into a credit line with UBS (The “UBS Credit Line”). The UBS Credit Line has a borrowing capacity determined by the level of the collateral pledged and bears interest at a floating rate, depending on the time requested for the borrowing. The interest is based on the ICE Swap Rate plus a margin of between 0.40% and 0.70%. As of June 30, 2017, the interest rate on the UBS Credit Line was 3.732%. The UBS Credit Line, when drawn, is collateralized by certain of the Company’s short-term investments. As of September 30, 2017 and December 31, 2016, the outstanding balance on the line of credit was $0 and $1,280,275, respectively. As of September 30, 2017 and December 31, 2016, the Company’s borrowing capacity under the UBS Credit line was $0 and $19,725, respectively. As of July 21, 2017, the credit line has been closed.

NOTE 5 – LINE OF CREDIT – RELATED PARTIES

Brentwood LIIT Corp.

On November 23, 2015, LIIT and LIBB entered into a Credit and Security Agreement (the “Credit Agreement”), by and among LIBB, as the borrower, LIIT and LIIT (NZ) Ltd. (the “Lender”). The Lender is controlled by a related party, Eric Watson, who beneficially owned approximately 14.4% of the Company as of September 30, 2017. The Credit Agreement, which expires November 23, 2018, provides for a revolving credit facility in an amount of up to $3,500,000, subject to approval by the lender. The Available Amount may be increased, in increments of $500,000, up to the Facility Amount, and LIBB may obtain further advances, subject to the approval of the Lender.

F-19

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 6 – STOCKHOLDERS’ EQUITY

2017 Issuances

On January 3, 2017, the Company issued 1,790 shares of the Company’s common stock to a product broker. The shares had a fair value of $7,500.

On January 17, 2017, the Company issued 41,965 shares of the Company’s common stock to directors of the Company. The shares were issued in satisfaction of accrued director fees and had a fair value of $175,000.

On January 30, 2017, the Company issued 61,208 shares of the Company’s common stock to consultants of the Company in satisfaction of accrued obligations and as a retainer for services to be provided. The shares were valued based upon the value of such services. The fair value was $213,550. As of September 30, 2017, $36,684 is included within prepaid expenses and other current assets in the condensed consolidated balance sheets.

On March 27, 2017, the Company’s Board of Directors approved the issuance of 5,000 and 25,000 shares of the Company’s common stock to directors and consultants, respectively, in consideration of services provided. The fair value of these shares was $112,853.

On March 27, 2017, the Company’s Board of Directors approved the issuance of 111,457 shares of the Company’s common stock to consultants of the Company in consideration of services provided. The fair value of these shares was $437,598.

On April 17, 2017, the Company issued 25,000 shares of the Company’s common stock, valued at $100,751, to an employee of the Company in consideration for services provided prior to their being employed by the Company.

On August 25, 2017, the Company issued 5,000 shares of the Company’s common stock to directors of the Company. The shares were issued in satisfaction of accrued director’s fees and had a fair value of $17,650.

On August 25, 2017, the Company issued 41,033 shares of the Company’s common stock to consultants of the Company in consideration of services provided. The fair value of these shares was $151,167.

NOTE 7 – STOCK-BASED COMPENSATION

Long-Term Equity Incentive Plans

On May 27, 2015, the Company’s board of directors adopted the 2015 Long-Term Incentive Equity Plan (“2015 Stock Option Plan”). The 2015 Stock Option Plan provides for the grant of stock options, stock appreciation rights, restricted stock and other stock-based awards to, among others, the officers, directors, employees and consultants of the Company. During January 2017, the 2015 Stock Option Plan was amended to increase the aggregate number of shares authorized for issuance by 283,333 shares to 750,000 shares.

On April 14, 2017, the Company’s board of directors adopted the 2017 Long-Term Incentive Equity Plan (“2017 Stock Option Plan”), which was approved by the Company’s stockholders on August 9, 2017. The 2017 Stock Option Plan provides for the grant of stock options, stock appreciation rights, restricted stock and other stock-based awards to, among others, the officers, directors, employees and consultants of the Company. The total number of shares reserved under the 2017 Stock Option Plan is 850,000.

F-20

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 7 – STOCK-BASED COMPENSATION (CONTINUED)

Stock Options

On January 5, 2017, the Company issued to various officers, directors, and employees options to purchase an aggregate of 220,867 shares of the Company’s common stock, under the 2015 Stock Option Plan. The options expire five years from the date of grant, have an exercise price of $5.00, and vest quarterly over two years, beginning on April 5, 2017. The options have a fair value of $440,698.

On January 30, 2017, pursuant to his consulting agreement, Mr. Davidson, the Company’s Executive Chairman, was granted an option to purchase 71,686 shares of the Company’s common stock (See Note 8). The option expires four and a half years from the date of grant, has an exercise price of $4.09, and vests in three equal installments on January 30, 2017, July 28, 2017, and July 28, 2018. The option has a fair value of $131,240.

On March 10, 2017, in connection with his amended and restated employment agreement, Mr. Thomas, the Company’s Chief Executive Officer (“CEO”), was granted an option to purchase 75,000 shares of the Company’s common stock, under the 2015 Stock Option Plan. The option expires five years from the date of grant and has an exercise price of $4.50 per share. The option will vest in three annual installments beginning on the date of grant. The option has a fair value of $128,062.

On March 27, 2017, as compensation, the Company issued to a director an option to purchase 70,000 shares of the Company’s common stock. The option will expire five years from the date of grant, has an exercise price of $4.50 per share, and vests in three annual installments beginning on the date of grant. The option has a fair value of $130,266.

On April 17, 2017, the Company issued to various officers, directors, and employees options to purchase an aggregate of 127,500 shares of the Company’s common stock under the 2015 Stock Option Plan and 187,647 shares of the Company’s common stock under the 2017 Stock Option Plan. The options will expire five years from the date of grant, have an exercise price of $4.50 per share, and vest in three annual installments beginning on the date of grant. The options have a fair value of $404,600.

On August 24, 2017, the Company issued an option to purchase 12,000 shares of the Company’s common stock to an employee of the Company under the 2017 Stock Option Plan. The option will expire five years from the date of grant and have an exercise price of $3.76. The option vests one-third on the date of grant and one-third in each November 2017 and 2018. The option has a fair value of $17,693.

On August 24, 2017, the Company issued an option to purchase 20,000 shares of the Company’s common stock to an employee of the Company under the 2017 Stock Option Plan. The option will expire five years from the date of grant, have an exercise price of $3.76 and be fully vested upon issuance. The option has a fair value of $29,488.

On August 24, 2017, the Company issued to employees of the Company options to purchase an aggregate of 23,500 shares of the Company’s common stock under the 2017 Stock Option Plan. The options will expire five years from the date of grant, have an exercise price of $3.76 and vest in three annual installments beginning on the date of grant. The options have a fair value of $34,649.

F-21

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 7 – STOCK-BASED COMPENSATION (CONTINUED)

Stock Options, continued

The Company determined the fair value of stock options granted based upon the assumptions as provided below.

For the Nine Months Ended September 30, 2017
Stock price	$ 3.73 - $5.10
Exercise price	$ 3.76 - $5.00
Dividend yield	0%
Expected volatility	57% - 75%
Risk-Free interest rate, per annum	1.05% – 1.57%
Expected life (in years)	0.85 - 3.06

The following table summarizes the stock option activity of the Company:

	Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2017	425,411	$4.93	$3.85

Granted	808,200	4.55	1.63
Exercised	-	-	-
Expired, forfeited or cancelled	(159,456)	4.79	1.67

Outstanding at September 30, 2017	1,074,155	$4.66	$2.50	3.3	$-
Exercisable at September 30, 2017	699,963	$4.60	$2.79	2.7	$-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock.

As of September 30, 2017, there was a total of $647,084 of unrecognized compensation expense related to unvested stock options. This cost is expected to be recognized through 2019 over a weighted average period of 0.79 years.

The Company accounts for all stock-based compensation as an expense in the financial statements and associated costs are measured at the fair value of the award or the fair value of the service provided whichever is most readily determinable.

F-22

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 7 – STOCK-BASED COMPENSATION (CONTINUED)

Stock Warrants

On March 29, 2017, in consideration for a prior commitment for financing the Company through March 31, 2018 from a stockholder, the Company’s Board of Directors issued to this stockholder a warrant to purchase 165,000 shares of the Company’s common stock at an exercise price of $4.18 per share. This warrant has a term of one year and was fully vested upon issuance. The warrant had a grant date fair value of $172,526, which was fully charged to general and administrative expense during the three months ended March 31, 2017. The fair value of the warrant was determined utilizing the Black-Scholes option pricing model, based upon a common stock price of $4.00 per share, dividend yield of 0%, expected volatility of 70%, risk free interest rate of 1.00%, and an expected life in years of 1.00.

On May 12, 2017, in consideration for a prior commitment for financing the Company through May 15, 2018 from a stockholder, the Company’s Board of Directors issued to this stockholder a warrant to purchase 20,000 shares of the Company’s common stock at an exercise price of $4.90 per share. This warrant has a term of one year and was fully vested upon issuance. The warrant had a grant date fair value of $22,039, which was fully charged to general and administrative expense during the three months ended June 30, 2017. The fair value of the warrant was determined utilizing the Black-Scholes option pricing model, based upon a common stock price of $4.87 per share, dividend yield of 0%, expected volatility of 57%, risk free interest rate of 1.11%, and an expected life in years of 1.00.

On April 24, 2017, in connection with a distribution agreement with Big Geyser (the “Big Geyser Distribution Agreement”) (see Note 8), the Company issued a warrant to purchase 85,000 shares of the Company’s common stock at an exercise price of $4.50 per share. The warrant vests depending on certain sales levels achieved by that distributor. The warrant has an expiration date of April 23, 2022. The warrant had a grant date fair value of $226,134. For the three months ended September 30, 2017, the Company recognized expense of $1,503 and a reduction of the second quarter incentive by $2,891 due to mark-to-market adjustments, resulting in a net reduction of expense of $1,388, related to this warrant. For the nine months ended September 30, 2017, the Company recognized expense of $2,896, related to this warrant.

On April 24, 2017, in connection with the same distribution agreement, the Company issued a second warrant to purchase 95,000 shares of the Company’s common stock at an exercise price that will be equal to the average of the closing prices of the common stock for the thirty consecutive trading days ending on April 23, 2018 (or the 30 days preceding the beginning of the measurement period for this warrant). The warrant vests depending on certain sales levels achieved by that distributor during the period April 24, 2018 through April 23, 2019. The warrant has an expiration date of April 23, 2022. The initial valuation of this warrant will not occur until the measurement period begins on April 24, 2018.

On April 24, 2017, in connection with the same distribution agreement, the Company issued a warrant to purchase 145,000 shares of the Company’s common stock at an exercise price of $4.50 per share. The warrant vests as follows for certain milestones being achieved: 95,000 shares upon the receipt of the first purchase order of the Company’s iced tea products, 25,000 shares upon the receipt of the first purchase order of the Company’s lemonade products, and 25,000 shares upon the receipt of the first purchase order for half-gallon containers of the Company’s products. The warrant has an expiration date of April 23, 2022. The warrant had a grant date fair value of $385,758. For the three and nine months ended September 30, 2017, the Company recorded expense of $0 and $252,738, respectively, related to this warrant.

F-23

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 7 – STOCK-BASED COMPENSATION (CONTINUED)

Stock Warrants, continued

On July 6, 2017, in connection with the public offering the Company issued warrants to purchase an aggregate of 40,000 shares of the Company’s common stock to lead investors (See Note 1).

On August 16, 2017, in connection with the Big Geyser Distribution Agreement, the Company issued a warrant to purchase 110,000 shares of the Company’s common stock at an exercise price that will be equal to the average of the closing prices of common stock for the thirty consecutive trading days ending on April 23, 2019 (or the 30 days preceding the beginning of the measurement period for this warrant). The warrant vests depending on certain sales levels achieved by that distributor during the period April 24, 2019 through April 23, 2020. The warrant has an expiration date of April 23, 2022. The initial valuation of this warrant will not occur until the measurement period begins on April 24, 2019.

The following table summarizes the common stock warrant activity of the Company:

	Number of shares	Weighted average exercise price	Weighted average contractual life (years)
Outstanding - January 1, 2017	470,570	$5.95	-
Issued	660,000	$4.49	-
Expired	-	$-	-
Outstanding September 30, 2017	1,130,570	$5.23	2.5
Exercisable at September 30, 2017	790,570	$5.36	1.7

Stock-Based Compensation Expense

The following tables summarize total stock-based compensation costs recognized for the three and nine months ended September 30, 2017 and 2016:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Stock options	$279,603	$438,113	$1,044,147	$740,820
Warrants	-	-	194,565	30,000
Common Stock	-	-	81,800	240,000
Total	$279,603	$438,113	$1,320,512	$1,010,820

The total amount of stock-based compensation was reflected within the statements of operations and comprehensive loss as:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
General and administrative	$259,460	$412,439	$966,705	$853,859
Sales and marketing	20,143	25,674	353,807	156,961
Total	$279,603	$438,113	$1,320,512	$1,010,820

F-24

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is involved in various claims and legal actions arising from time to time in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters in the ordinary course of business will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. Legal costs related to these matters are expensed as they are incurred.

On August 1, 2014, an action was filed by LIBB in the Supreme Court in the State of New York entitled Long Island Brand Beverages LLC v. Revolution Marketing, LLC (“Revolution”) and Ascent Talent, Model Promotion Ltd. LIBB is seeking damages of $10,000,000 for several claims including breach of contract and fraud occurring during 2014. Revolution has filed a counterclaim for breach of contract and related causes of action, claiming damages in the sum of $310,880, and seeking punitive damages of $5,000,000. Ascent has filed a pre-answer motion to dismiss LIBB’s complaint. LIBB filed papers in opposition and the motion was submitted by March 9, 2015. In addition, Revolution has filed a motion to amend its answer to include cross-claims against Ascent which were not asserted in its original answer of record. On February 5, 2016, the Court rendered a decision. The motion to dismiss was denied with the exception of two claims which the Court dismissed. In the same decision, the Court granted a separate motion filed by Revolution to amend its answer to include cross-claims against Ascent. On June 23, 2017, both defendants filed motions to dismiss based upon delays in producing documents, which were fully submitted. On August 7, 2017, oral arguments were held. Thereafter, the court denied the motions to dismiss and each of the parties has completed their discovery. On October 6, 2017, the Company filed a Note of Issue and Certificate of Readiness. The case has been certified by the court as ready for trial. The Company is currently awaiting defendants’ summary judgement motions.

Brokerage Arrangements

The Company maintains arrangements with sales brokers who help with bringing new distributors and retail outlets to the Company. These sales brokers receive a commission for these services. Commissions to these brokers ranged from 1-5% of sales. In addition, the Company sells its products through alternative vending channels. Commissions resulting from sales through these channels were $19,151 and $(1,174) for the three months ended September 30, 2017 and 2016, respectively, and $50,648 and $54,436 for the nine months ended September 30, 2017 and 2016, respectively.

F-25

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Employment Agreements

On March 10, 2017, the Company entered into an amended and restated employment agreement with Mr. Thomas. The amended employment agreement has a term that runs until December 31, 2019. Mr. Thomas will receive a base salary of $250,000, was paid $83,000 upon the signing of the agreement, and is eligible for paid incentive bonuses from the Company. Pursuant to the agreement, Mr. Thomas was also granted an option to purchase 75,000 shares of the Company’s common stock (See Note 7).

On April 18, 2017, the Company entered into an employment agreement with Virginia Morris to serve as the Company’s Chief Sales & Marketing Officer. Ms. Morris’s primary responsibilities will be driving the growth agenda for the Company’s entire portfolio of brands and overseeing key sales and marketing functions including brand management, channel strategy development and execution, and product innovation. Pursuant to the employment agreement, Ms. Morris was awarded an option to purchase 27,500 shares of the Company’s common stock under the 2015 Stock Option Plan, and an additional option to purchase 42,500 shares of the Company’s common stock under the 2017 Stock Option Plan. The options have an exercise price of $4.50 and vest annually in three equal installments beginning on the date of grant. Ms. Morris was also awarded 25,000 shares of the Company’s common stock prior to the execution of her employment agreement for services provided to the Company (See Note 7).

On September 1, 2017, the Company terminated the employment agreement with Ms. Morris. Pursuant to the employment agreement, Ms. Morris was entitled to receive severance of two months of her base salary. In lieu of cash, Ms. Morris and the Company agreed that Ms. Morris would be issued 22,000 shares of the Company’s common stock for accrued severance. As of September 30, 2017, the Company included $52,149 in accrued expenses within the condensed consolidated balance sheets related to Ms. Morris’s severance. On September 1, 2017, in connection with her termination, Ms. Morris’s option to purchase 70,000 shares of the Company’s common stock became fully vested. This option will expire if not exercised by September 1, 2018.

Separation Agreement

On July 11, 2017, the Company entered into a separation agreement with Richard Allen, the Company’s Chief Financial Officer. Pursuant to the separation agreement, Mr. Allen would continue as the Company’s Chief Financial Officer until August 15, 2017. Pursuant to the separation agreement, the Company was obligated to pay Mr. Allen $61,668 in two installments on or about July 18, 2017 and on or about August 22, 2017. The Company paid the first cash portion on August 4, 2017, and on September 17, 2017, Mr. Allen agreed to accept 15,000 shares in lieu of the second cash payment. In addition, 50% of his unvested stock options vested immediately and together with previously vested portions of such options will be exercisable until May 15, 2018. The separation agreement contains provisions for protection of the Company’s confidential information and certain non-competition restrictions.

F-26

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Consulting Agreements

Julian Davidson

On June 6, 2016, the Company entered into an amendment to the consulting agreement with Julian Davidson which provides for him to serve as the Company’s Executive Chairman. Either Mr. Davidson or the Company may terminate the consulting agreement with 30 days’ prior written notice. Pursuant to the consulting agreement, as in effect prior to its amendment and restatement as described below, the Company (a) paid to Mr. Davidson $10,000 per month, and (b) granted to Mr. Davidson 1,667 shares of common stock per month (an aggregate of 4,302 shares). The consulting agreement, as amended, contains provisions for protection of the Company’s intellectual property and confidentiality and non-competition restrictions for Mr. Davidson (generally imposing restrictions during the term of the consulting agreement, on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

On August 18, 2016, the Company entered into a second amendment to the consulting agreement with Julian Davidson. The amendment modified the condition that was required to be satisfied for certain changes in the compensation payable to Mr. Davidson under the consulting agreement to take effect. After the amendment, upon the Company completing an equity raise with gross proceeds of at least $6,900,000, the monthly cash fee to Mr. Davidson increases to $20,000 per month, the monthly stock grant to Mr. Davidson is eliminated and Mr. Davidson receives a one-time cash bonus of $95,000 and a one-time grant of 50,000 shares of the Company’s common stock. The amendment also modified the compensation that will be payable to Mr. Davidson under his agreement. Mr. Davidson is entitled to receive an option to purchase 4% of the fully diluted common stock outstanding immediately after the Offering, or 286,744 shares of the Company’s common stock. On August 18, 2016, the Company granted to Mr. Davidson an option to purchase 286,744 shares of common stock.

On October 5, 2016, the Company entered into an amended and restated consulting agreement with Julian Davidson (“Davidson Amendment”), effective as of September 29, 2016, which provides for him to continue to serve as the Company’s Executive Chairman.

On October 2, 2017, the Company agreed to pay Mr. Davidson, in lieu of a cash bonus of $165,000 due to him under his existing compensation arrangements (i) a one-time stock bonus of 48,000 shares of the Company’s common stock and (ii) a deferred cash payment of $65,000 to be made at a time determined by the Compensation Committee of the Company’s Board of Directors, but no later than December 31, 2017, with no interest to accrue on such payment obligation. The shares of the Company’s common stock were granted under the Company’s 2017 Long-Term Incentive Equity Plan.

F-27

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Investor Relations

On March 1, 2017, the Company entered into a consulting agreement with an investor relations and communications firm. The agreement commenced on March 1, 2017 for an initial term of two months. The agreement was renewed for the month of May 2017 and may be renewed on a monthly basis by the Company. The agreement shall terminate in 180 days from the date of the agreement. In consideration for services, the Company shall pay (a) $15,000 in cash on the signing of the contract and $15,000 on the 5th day of each month thereafter, (b) up to $135,000 in ancillary budget (at the Company’s discretion) due each month for the balance of the contract, (c) issue 10,000 shares of common stock upon the execution of the agreement and issue a 10,000 shares of common stock on the 5th day of each month of the agreement until termination or renewal of this agreement, and (d) the reimbursements of pre-approved travel or other expenses monthly.

On October 1, 2017, the Company entered into a master service agreement with the investor relations and communications firm. The agreement commenced on October 1, 2017 for an initial term of two months. The agreement may be renewed monthly by the Company up to a maximum of 180 days from the date of the agreement. In consideration of services, the only adjustment from the March 1, 2017 agreement is that the number of shares to be issued on the 5th day of each month was increased to 15,000.

Distribution Agreements

On March 14, 2017, the Company entered into the Big Geyser Distribution Agreement. Big Geyser became the exclusive distributor of the Company’s iced tea products in certain regions. The agreement became effective on April 24, 2017 and covers retail locations in the New York City metro region, including the five boroughs of New York City, Long Island, Westchester and Putnam County (See Note 7).

F-28

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Leases

On June 6, 2014, the Company entered into a lease agreement for its principal office and warehouse space in Hicksville, NY. The lease commenced on July 1, 2014 and was expired on August 31, 2017.

On July 14, 2017, the Company entered into a lease agreement for its principal office and warehouse space in Farmingdale, NY. The lease commenced on August 15, 2017 and extends through September 30, 2022. The Company has the option to extend the lease for an additional three years.

Rent expense for the three months ended September 30, 2017 and 2016 was $22,219 and $15,428, respectively, and for the nine months ended September 30, 2017 and 2016 was $44,817 and $36,510, respectively.

Total future minimum payments required under the Farmingdale lease are as follows:

Year Ended December 31,
2017 (three months)	$24,749
2018	99,984
2019	102,983
2020	106,073
2021	109,255
Thereafter	83,564
Total	$526,608

In addition, the Company utilizes public warehouse space for its inventory. Public storage expense for the three months ended September 30, 2017 and 2016 was $26,761 and $22,662, respectively, and for the nine months ended September 30, 2017 and 2016 was $39,741 and $76,493, respectively.

NOTE 9 – MAJOR CUSTOMERS AND VENDORS

For the three months ended September 30, 2017 and 2016, two customers accounted for 28% and 14%, or 42% in the aggregate, and three customers accounted for 22%, 11% and 11%, or 44% in the aggregate, of the Company’s net sales, respectively. For the nine months ended September 30, 2017 and 2016, two customers accounted for 21% and 12%, or 33% in the aggregate, and three customers accounted for 13%, 12% and 10%, or 35% in the aggregate, of the Company’s net sales, respectively.

For the three months ended September 30, 2017 and 2016, four vendors accounted for 22%, 21%, 12% and 12%, or 67% in the aggregate, and five vendors accounted for 19%, 17%, 17%, 15% and 10%, or 78% in the aggregate, of purchases, respectively. For the nine months ended September 30, 2017 and 2016, two vendors accounted for 35% and 20%, or 55% in the aggregate, and four vendors accounted for 20%, 17%, 16% and 16%, or 69% in the aggregate, of purchases, respectively.

F-29

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 10 - RELATED PARTIES

The Company recorded revenue related to sales to an entity owned by an immediate family member of Philip Thomas, CEO, stockholder, and member of the Board of Directors. Mr. Thomas is also an employee of this entity. For the three months ended September 30, 2017 and 2016, sales to this related party were $0 and $426, respectively. For the nine months ended September 30, 2017 and 2016, sales to this related party were $879 and $3,063, respectively. As of September 30, 2017 and December 31, 2016, there was $879 and $0, respectively, due from this related party which was included in accounts receivable in the condensed consolidated balance sheets. The Company also purchases product at cost, from this entity to supplement certain vending sales. For the three months ended September 30, 2017 and 2016, the Company purchased $6,616 and $0, respectively, and for the nine months ended September 30, 2017 and 2016, the Company purchased $14,631 and $17,514, respectively, of product from this entity. As of September 30, 2017 and December 31, 2016, the outstanding balance due to this entity included in accounts payable was $0 and $10,043, respectively.

As of September 30, 2017 and December 31, 2016, the Company is indebted to Mr. Thomas in the amounts of $65,000 and $0, respectively, for a short-term loan to the Company. This loan is included in other current liabilities within the condensed consolidated balance sheets.

On March 27, 2017, the Company issued an option to purchase 70,000 shares of the Company’s common stock to a party who was, until October 5, 2017, a member of the Board of Directors, in connection with services provided to the Company beyond the Board of Director duties of this Director. As of September 30, 2017 and December 31, 2016 accounts payable and accrued expenses to a company wholly owned by this former director were $10,237 and $4,032, respectively.

For the three and nine months ended September 30, 2017, the Company incurred expenses of $18,000 and $30,000, respectively, related to an entity whose majority shareholder is Eric Watson, who beneficially owned approximately 14.4% of the Company as of September 30, 2017. As of September 30, 2017 and December 31, 2016, accounts payable due to this entity were $19,410 and $0.

NOTE 11 – SUBSEQUENT EVENTS

NASDAQ Notice

On October 9, 2017, the Company received a notice from the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”). The notice stated that the Company’s enterprise market value fell below the minimum NASDAQ threshold for thirty consecutive business days. The Company has 180 calendar days from the notice date to regain compliance with this standard by exceeding the minimum threshold for ten consecutive business days. The notification has no effect on the listing of the Company’s common stock at this time.

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders of Long Island Iced Tea Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Long Island Iced Tea Corp. and Subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Long Island Iced Tea Corp. and Subsidiaries as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP
Melville, NY
March 30, 2017

F-31

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2016	2015
ASSETS
Current Assets:
Cash	$1,249,550	$207,192
Accounts receivable, net (including amounts due from related parties of $55,615 and $67,992, respectively)	1,627,058	363,096
Inventories, net	1,187,941	712,558
Restricted cash	103,603	127,580
Short term investments	2,389,521	-
Prepaid expenses and other current assets	91,072	48,237
Total current assets	6,648,745	1,458,663

Property and equipment, net	218,036	360,920
Intangible assets	22,500	27,494
Other assets	52,470	67,438
Deferred financing costs	842,533	1,838,082
Total assets	$7,784,284	$3,752,597

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$886,316	$601,681
Accrued expenses	911,843	458,938
UBS Credit Line	1,280,275	-
Current portion of automobile loans	11,446	19,231
Current portion of equipment loan	39,979	36,627
Total current liabilities	3,129,859	1,116,477

Line of credit, related party	-	1,091,571
Other liabilities	30,000	30,000
Deferred rent	1,807	4,648
Long term portion of automobile loans	17,580	36,864
Long term portion of equipment loan	36,495	76,477
Total liabilities	3,215,741	2,356,037

Commitments and contingencies, Note 12

Stockholders’ Equity
Preferred stock, par value $0.0001; authorized 1,000,000 shares; no shares issued and outstanding	-	-
Common stock, par value $0.0001; authorized 35,000,000 shares; 7,715,306 and 4,635,783 shares issued and outstanding, as of December 31, 2016 and 2015, respectively	772	463
Additional paid-in capital	17,575,583	3,926,074
Accumulated deficit	(12,977,566)	(2,529,977)
Accumulated other comprehensive loss	(30,246)	-
Total stockholders’ equity	4,568,543	1,396,560

Total liabilities and stockholders’ equity	$7,784,284	$3,752,597

The accompanying notes are an integral part of these consolidated financial statements

F-32

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2016	2015

Net sales (including sales to related parties of $23,040 and $54,849, respectively)	$4,558,030	$1,899,230

Cost of goods sold	4,239,317	1,556,140
Gross profit	318,713	343,090

Operating expenses:
General and administrative expenses	4,958,076	1,946,270
Selling and marketing expenses	3,149,710	1,449,049
Total operating expenses	8,107,786	3,395,319

Operating Loss	(7,789,073)	(3,052,229)

Other expenses:
Other expense	(3,593)	(3,327)
Interest expense	(1,066,969)	(124,713)
Loss on inducement	(1,587,954)	-
Total other expenses	(2,658,516)	(128,040)

Net loss	$(10,447,589)	$(3,180,269)

Unrealized loss on investments	(30,246)	-

Comprehensive loss	$(10,477,835)	$(3,180,269)

Weighted average number of common shares outstanding – basic and diluted	5,889,428	3,744,931

Basic and diluted net loss per share	$(1.77)	$(0.85)

The accompanying notes are an integral part of these consolidated financial statements

F-33

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity

Balance at January 1, 2015	2,633,334	263	3,184,574	(4,365,335)	-	(1,180,498)

Reverse Merger with Cullen Agricultural Holding Corp.	1,518,749	152	1,872,344	-	-	1,872,496
Common stock issued as payments to vendors	28,085	3	134,267	-	-	134,270
Conversion of loans payable and accrued interest to stockholders’ equity	138,979	14	555,896	-	-	555,910
Issuance of common stock, net of costs	142,636	14	568,454	-	-	568,468
Issuance of common stock and warrants, net of costs	174,000	17	540,929	-	-	540,946
Issuance of warrants to lenders	-	-	1,725,934	-	-	1,725,934
Stock based compensation	-	-	359,303	-	-	359,303
Reclassification of the historical losses of Long Island Brand Beverages LLC to additional paid in capital upon the date of the reverse merger with Cullen Agricultural Holding Corp.	-	-	(5,015,627)	5,015,627	-	-
Net loss	-	-	-	(3,180,269)	-	(3,180,269)

Balance at December 31, 2015	4,635,783	463	3,926,074	(2,529,977)	-	1,396,560

Issuance of common stock to consultants, employees, vendors, and customers	190,935	19	970,343	-	-	970,362
Issuance of common stock and warrants, net of costs	230,475	23	861,767	-	-	861,790
Issuance of warrants to placement agent	-	-	38,056	-	-	38,056
Issuance of common stock to the Advisory Board and Board of Directors	65,824	7	239,993	-	-	240,000
Issuance of common stock, net of costs	406,550	41	1,423,100	-	-	1,423,141
Issuance of common stock and warrants in the Public Offering, net of costs	1,270,156	127	5,867,090	-	-	5,867,217
Issuance of common stock in exchange for principal and warrants on Brentwood line of credit	908,083	91	3,257,239	-	-	3,257,330
Stock based compensation	7,500	1	935,671	-	-	935,672
Disgorgement on short swing profit	-	-	56,250	-	-	56,250
Unrealized loss on investments	-	-	-	-	(30,246)	(30,246)
Net loss	-	-	-	(10,447,589)	-	(10,447,589)

Balance at December 31, 2016	7,715,306	$772	$17,575,583	$(12,977,566)	$(30,246)	$4,568,543

The accompanying notes are an integral part of these consolidated financial statements

F-34

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2016	2015
Cash Flows From Operating Activities
Net loss	$(10,447,589)	$(3,180,269)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	192,634	22,279
Depreciation and amortization expense	162,500	114,467
Deferred rent	(2,841)	(1,318)
Stock based compensation	1,175,672	359,303
Amortization of deferred financing costs	995,549	65,797
Paid-in-kind interest	77,805	4,071
Loss on inducement	1,587,954	-
Loss on disposal of property and equipment	233	3,327
Changes in assets and liabilities:
Accounts receivable	(1,456,596)	(220,238)
Inventory	(475,383)	(151,451)
Prepaid expenses and other current assets	(42,835)	(18,163)
Other assets	14,968	(55,732)
Accounts payable	1,194,997	(240,088)
Accrued expenses	550,728	433,305
Other liabilities	-	(92,466)
Total adjustments	3,975,385	223,093

Net cash used in operating activities	(6,472,204)	(2,957,176)

Cash Flows From Investing Activities
Purchases of property and equipment	(14,622)	(100,843)
Investment in restricted cash	(103,603)	(127,580)
Release of restricted cash	127,580	-
Purchase of short term investments	(2,419,767)	-

Net cash used in investing activities	(2,410,412)	(228,423)

Cash Flows From Financing Activities
Repayment of automobile loans	(27,069)	(17,916)
Repayment of equipment loans	(36,630)	(4,813)
Proceeds from line of credit	1,280,275	-
Proceeds from line of credit, related party	500,000	1,000,000
Advances from a stockholder	199,900	-
Repayments to a stockholder	(199,900)	-
Payments of deferred financing costs	-	(60,445)
Proceeds from the reverse merger with Cullen Agricultural Holding Corporation	-	120,841
Proceeds from the Public Offering, net of costs	5,867,217	-
Proceeds from the sale of common stock, net of costs	1,423,141	568,468
Proceeds from the sale of common stock and warrants, net of costs	861,790	588,492
Proceeds from the disgorgement of short swing profit	56,250	-
Proceeds from Bass Properties LLC loan	96,123	150,000
Repayments to Bass Properties LLC	(96,123)	-
Proceeds from Cullen Agricultural Holding Corporation loan	-	250,000
Proceeds from Ivory Castle Limited loan	-	400,000

Net cash provided by financing activities	9,924,974	2,994,627

Net increase (decrease) in cash	1,042,358	(190,972)

Cash, beginning of period	207,192	398,164

Cash, end of period	$1,249,550	$207,192

Cash paid for interest	$22,247	$5,496

Non-cash investing and financing activities:
Conversion of loans payable and accrued interest to stockholders’ equity	$3,257,330	$555,910
Purchase of equipment with loan payable	$-	$117,917
Costs related to issuance of common stock and warrants included in accrued expenses	$-	$47,546
Purchase of a truck in exchange for accounts receivable	$-	$9,500
Net assets acquired in reverse merger	$-	$1,751,655
Warrants issued to Brentwood LIIT Inc.	$-	$1,725,934
Deferred financing costs incurred with other liabilities and debt	$-	$117,500
Payment of accounts payable through the issuance of common stock	$-	$134,270
Issuance of common stock to consultants, vendors, employees, and customers	$970,362	$-

The accompanying notes are an integral part of these consolidated financial statements

F-35

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS ORGANIZATION, LIQUIDITY AND MANAGEMENT’S PLANS

Business Organization

Long Island Iced Tea Corp, a Delaware C-Corporation (“LIIT”), was formed on December 23, 2014. LIIT was formed in order to allow for the completion of mergers between Cullen Agricultural Holding Corp. (“Cullen”) and Long Island Brand Beverages LLC (“LIBB”). On December 31, 2014, LIIT entered into a merger agreement, as amended as of April 23, 2015, with Cullen, a public company, Cullen Merger Sub, Inc. (“Cullen Merger Sub”), LIBB Acquisition Sub, LLC (“LIBB Merger Sub”), Long Island Brand Beverages LLC and the founders of LIBB (“Founders”). Pursuant to the merger agreement, (a) Cullen Merger Sub was to be merged with and into Cullen, with Cullen surviving and becoming a wholly-owned subsidiary of LIIT and (b) LIBB Merger Sub was to be merged with and into LIBB, with LIBB surviving and becoming a wholly-owned subsidiary of LIIT (the “Mergers”). As a result of the merger which was consummated on May 27, 2015, LIIT consisted of its wholly owned subsidiaries, LIBB (its operating subsidiary) and Cullen and Cullen’s wholly owned subsidiaries (collectively the “Company”).

Under the merger agreement, upon consummation of the Company merger on May 27, 2015, the holders of the LIBB membership interests (the “LIBB members”) received 2,633,334 shares of common stock of Holdco (or approximately 63%)

For accounting purposes, the Mergers were treated as an acquisition of Cullen by LIBB and as a recapitalization of LIBB, as the former LIBB members hold a large percent of the Long Island Iced Tea Corp.’s shares and will exercise significant influence over the operating and financial policies of the consolidated entity and the Company was a public shell company at the time of the transaction. Pursuant to Accounting Standards Codification (“ASC”) 805-10-55-11 through 55-15, the merger or acquisition of a private operating company into a non-operating public shell with nominal assets is considered a capital transaction in substance rather than a business combination. As a result, the consolidated balance sheets, statements of operations, and statements of cash flows of LIBB have been retroactively updated to reflect the recapitalization. Additionally, the historical consolidated financial statements of LIBB are now reflected as those of the Company.

Overview

The Company is a holding company operating through its wholly-owned subsidiary, LIBB. The Company is engaged in the production and distribution of premium Non-Alcoholic ready-to-drink (“NARTD”) iced tea in the beverage industry. The Company is currently organized under its flagship brand, Long Island Iced Tea, a premium NARTD tea made from a proprietary recipe and with quality components. The Company’s mission is to provide consumers with premium iced tea offered at an affordable price.

The Company aspires to be a market leader in the development of iced tea beverages that are convenient and appealing to consumers. There are two major target markets for Long Island Iced Tea: consumers on the go and health conscious consumers. Consumers on the go are families, employees, students and other consumers who lead a busy lifestyle. With increasingly hectic and demanding schedules, there is a need for products that are accessible and readily available. Health conscious consumers are individuals who are becoming more interested and better educated on what is included in their diets, causing them to shift away from the less healthy options, such as carbonated soft drinks, towards alternative energy beverages such as iced tea.

F-36

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS ORGANIZATION, LIQUIDITY AND MANAGEMENT’S PLANS (CONTINUED)

Overview, continued

The Company produces and distributes premium ready-to-drink iced tea, with a proprietary recipe and quality components. The Company produces a 100% brewed tea, using black tea leaves, purified water and natural cane sugar or sucralose. Flavors change from time to time, and have included lemon, peach, raspberry, guava, mango, diet lemon, diet peach, sweet tea, green tea and honey and half tea and half lemonade. The Company also offers lower calorie iced tea in twelve (12) ounce bottles. The lower calorie flavor options include mango, raspberry, and peach. The Company has also introduced four of its flavors in gallon bottles in 2015. The flavors packaged in gallon bottles include lemon, peach, green tea and honey, and mango. During February 2016, the Company also launched sweet tea, which is also served in a gallon container. In addition, the Company, in order to service certain vending contracts sells snacks and other beverage products on a limited basis in 2016.

During the second quarter of 2016, the Company began distributing an aloe vera derived juice beverage (“ALO Juice”) and commenced selling a private label version of its iced tea product. For the year ended December 31, 2016, the Company’s ALO Juice product accounted for approximately 23% of the Company’s consolidated net sales.

On March 14, 2017, the Company announced that it is expanding its brand to include lemonade. Lemonade will be offered in 9 flavors, and be offered in both single 18oz bottles and 12-packs.

The Company sells its products to regional retail chains and to a mix of independent mid-to-large range distributors who in turn sell to retail outlets, such as big chain supermarkets, mass merchants, convenience stores, restaurants and hotels, principally in the New York, New Jersey, Connecticut and Pennsylvania markets. During 2016, the Company has also begun expansion into other geographic markets, such as Florida, Virginia, Massachusetts, New Hampshire, Nevada, Rhode Island and parts of the Midwest. As of December 31, 2016, the Company’s products are available in 27 states. The Company has also begun to sell its products globally in regions such as South Korea and in multiple Caribbean nations.

Asset Purchase Agreement

On December 8, 2016, the Company entered into an asset purchase agreement with The Wilnah International, LLC (“Wilnah”). Pursuant to the agreement, the Company will acquire the intellectual property (“IP”) (trade names, formulas, recipes) for ALO Juice. Upon the closing, the Company will issue to Wilnah 5,000 shares of its common stock. The closing of the transaction is expected to occur in early Spring 2017. Separately, the Company has entered into an employment agreement with Julio X. Ponce, majority interest member of Wilnah to expand the Company’s sales of ALO Juice products within the Southeast and Latin American Regions.

Liquidity and Management’s Plan

The Company has been focused on the development of its brand and its infrastructure, as well as in the establishment of a network of distributors and qualified direct accounts. From inception, the Company has financed its operations through the issuance of debt and equity, and through utilizing trade credit with its vendors.

As of December 31, 2016, the Company had cash of $1,249,550 and short term investments of $2,389,521. As of December 31, 2016, the Company had working capital of $3,518,886. The Company incurred net losses of $10,447,589 and $3,180,269 for the years ended December 31, 2016 and 2015, respectively. As of December 31, 2016, the Company’s stockholders’ equity was $4,568,543.

F-37

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS ORGANIZATION, LIQUIDITY AND MANAGEMENT’S PLANS (CONTINUED)

Liquidity and Management’s Plan, continued

On November 23, 2015, LIIT and LIBB entered into a Credit and Security Agreement (the “Credit Agreement”), by and among LIBB, as the borrower, LIIT and Brentwood LIIT Inc., as the lender. Brentwood LIIT Inc.’s interest in the Credit Agreement and the related agreements and instruments thereunder was subsequently transferred to Brentwood LIIT (NZ) Ltd. (the “Lender”). Brentwood LIIT Inc. and the Lender are controlled by a related party, Eric Watson, who beneficially owned approximately 16% of the Company on November 23, 2015 and 17.1% as of December 31, 2016. The Credit Agreement provides for a revolving credit facility in an initial amount of up to $1,000,000, subject to increases at the Lender’s discretion as provided in the Credit Agreement (the “Available Amount”), up to a maximum amount of $5,000,000 (which was subsequently reduced to $3,500,000 in connection with the closing of the Offering, as defined below) (the ” Facility Amount”). The Available Amount may be increased, in increments of $500,000, up to the Facility Amount, and LIBB may obtain further advances, subject to the approval of the Lender. On November 23, 2015 and December 10, 2015, LIBB obtained an aggregate of $1,000,000 in advances from the Lender, constituting the full Available Amount at such time. On March 17, 2016, LIIT, LIBB and the Lender agreed to increase the Available Amount by $500,000 to $1,500,000 and approved an additional $500,000 in advances. On March 24, 2016, LIBB obtained $250,000 of the approved advance from the Lender and during May 2016, LIBB obtained the other $250,000 of the approved advances from the Lender, as a result of which the Available Amount was borrowed in full.

On July 28 and 29, 2016, the Company sold 1,270,156 shares (the “Shares”) of common stock in a public offering (the “Public Offering”) at an offering price of $5.50 per share, pursuant to the Company’s registration statement on Form S-1. The sale of the Shares generated gross proceeds of $6,985,858 and net proceeds of $5,867,217 after deducting commissions and other offering expenses. In connection with sale of the Shares, the Company’s common stock was approved for listing on the NASDAQ Capital Market under its current symbol, “LTEA.” The Offering was terminated on August 4, 2016. No further sales of shares were made in the Offering.

In connection with the sale of the Shares, the Company completed a recapitalization transaction (the “Recapitalization”) with the Lender. Pursuant to the Recapitalization, the Lender converted all of the outstanding principal and interest ($1,669,376) under the Credit Agreement into 421,972 shares of common stock and exchanged its warrant for 486,111 shares of common stock. As of December 31, 2016, the balance under the Credit Agreement was $0. (See Note 8)

In connection with the consummation of the Offering, on July 29, 2016, the selling agents were issued warrants to purchase an aggregate of 31,522 shares of common stock. These warrants will be exercisable for cash or on a cashless basis at an exercise price of $6.875 per share, commencing on January 14, 2017 and expiring on July 14, 2021. The exercise price and number of shares of common stock issuable upon exercise of the warrants are subject to adjustment for stock splits and similar adjustments. The warrants contain provisions for one demand registration of the sale of the underlying shares of common stock at the Company’s expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights at the Company’s expense until July 28, 2021.

On October 12, 2016, the Company filed a “shelf” registration statement on Form S-3, under which the Company may from time to time, sell any combination of debt or equity securities up to an aggregate initial offering price not to exceed $50,000,000. The shelf registration statement was declared effective by the Securities and Exchange Commission (“SEC”) on October 14, 2016 and is described in more detail in a prospectus supplement dated December 21, 2016 and the accompanying base prospectus dated October 14, 2016.

F-38

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS ORGANIZATION, LIQUIDITY AND MANAGEMENT’S PLANS (CONTINUED)

Liquidity and Management’s Plan, continued

On October 27, 2016, the Company entered into a credit line (the “UBS Credit Line”) with UBS Bank USA (“UBS”). The UBS Credit Line has a borrowing capacity of $1,300,000 and bears interest at a floating rate, depending on the time requested for the borrowing. The interest is based on the ICE Swap Rate plus a margin of between 0.40% and 0.70%. As of December 31, 2016, $1,280,275 was outstanding on the UBS Credit Line.

On December 27, 2016, Long Island Iced Tea Corp. the Company consummated its underwritten public offering (the “December Offering”) of 406,550 shares of the Company’s common stock through Network 1 Financial Securities, Inc. (“Network 1”) and Dawson James Securities, Inc., as underwriters, pursuant to the terms of the underwriting agreement, dated December 21, 2016, between the Company and Network 1, as representative of the underwriters. The Shares were sold for a price to the public of $4.00 per share. The Offering generated gross proceeds of $1,626,200 and net proceeds of $1,423,141 after deducting underwriting discounts and payment of other offering expenses. The December Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3.

On January 27, 2017, the Company sold 376,340 shares of the Company’s common stock in a public offering at an average price of $4.02 per share. Of the shares sold, 300,000 were sold to the public at an offering price of $4.00 while the remaining 76,340 shares were sold to officers and directors of the Company at a price of $4.10 per share. The sale of common stock generated gross proceeds of $1,513,000 and net proceeds of $1,396,740 after deducting commissions and other offering expenses.

The Company believes that as a result of the commitment for financing from certain members of management and a stockholder and its working capital as of December 31, 2016, its cash resources will be sufficient to fund the Company’s net cash requirements through March 31, 2018. However, in order to execute the Company’s long-term growth strategy, the Company may need to raise additional funds through private equity offerings, debt financings, or other means. On March 21, 2017, the Company received a commitment letter from certain members of management and a stockholder committing to fund any cash deficit required to sustain the operations of the Company through March 31, 2018. There are no assurances that the Company will be able to raise such funds on terms that would be acceptable to the Company.

In consideration for the commitment for financing from a stockholder, on March 29, 2017, the Company’s Board of Directors issued to a stockholder a warrant to purchase 165,000 shares of the Company’s common stock at an exercise price of $4.18 per share. This warrant has a term of one year and is fully vested upon issuance.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements for the years ended December 31, 2016 and 2015 have been prepared in accordance and in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

Reclassification

Certain amounts in prior periods have been reclassified to conform to the current period presentation. These reclassifications had no effect on the previously reported net loss.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in the accompanying consolidated financial statements.

F-39

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and also affect the amounts of revenues and expenses reported for each period. Actual results could differ from those which result from using such estimates. Management utilizes various other estimates, including but not limited to, assessing the collectability of accounts receivable, accrual of rebates to customers, the valuation of securities, the valuation of inventory, determining the estimated lives of long-lived assets, determining the potential impairment of intangibles, the fair value of warrants issued, the fair value of stock options, and other legal claims and contingencies. The results of any changes in accounting estimates, are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary.

Revenue Recognition

Revenue is stated net of sales discounts and rebates paid to customers (See Customer Marketing Programs and Sales Incentives, below). Net sales are recognized when all of the following conditions are met: (1) the price is fixed and determinable; (2) evidence of a binding arrangement exists (generally, purchase orders); (3) products have been delivered and there is no future performance required; and (4) amounts are collectible under normal payment terms. These conditions typically occur when the products are delivered to or picked up by the Company’s customers. For sales where certain revenue recognition criteria have not been met at the date of delivery, the Company defers recognition of such revenue and accounts receivable until such recognition criteria are met.

Customer Marketing Programs and Sales Incentives

The Company participates in various programs and arrangements with customers designed to increase the sale of its products. Among these programs are arrangements under which allowances can be earned by customers for various discounts to the end retailers or for participating in specific marketing programs. The Company believes that its participation in these programs is essential to ensuring volume and revenue growth in a competitive marketplace. The costs of all these various programs that were included as a reduction in net sales, totaled $310,089 and $124,121 for the years ended December 31, 2016 and 2015, respectively. Included in the total for the year ended December 31, 2016, was $13,600 related to the issuance of 3,400 shares to customers and the owners of customers.

Additionally, the Company may be required to occasionally pay fees to its customer (“Placement Fees”) in order to place its products in the customers’ stores. In some cases, the Placement Fees carry no further benefit or minimum revenue guarantee other than the right to place the Company’s product in the store of the customer. The Placement Fees are recorded as a reduction of revenue. If, at the time the Placement Fees are recognized in the statement of operations, the Company has cumulative negative revenue with that particular customer, such negative revenue is reclassified and recorded as a part of selling and marketing expense. For the years ended December 31, 2016 and 2015, the Company recorded $11,087 and $9,000, respectively, of Placement Fees to sales and marketing expense.

Shipping and Handling Costs

Shipping and handling costs incurred to move finished goods from the Company’s sales distribution centers to customer locations are included in selling and marketing expenses on the consolidated statements of operations and totaled $420,389 and $126,955, for the years ended December 31, 2016 and 2015, respectively.

F-40

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

The Company expenses advertising costs as incurred. For the years ended December 31, 2016 and 2015, advertising expense was $151,438 and $246,997, respectively.

Research and Development

The Company expenses the costs of research and development as incurred. For the years ended December 31, 2016 and 2015, research and development expense related to new product initiatives was $47,067 and $13,333, respectively. These expenses were incurred pursuant to a product development agreement which will require the Company to pay $40,000 in cash and $40,000 in common stock upon the completion of the arrangement. As of December 31, 2016, $50,000 was included in accrued expenses in the consolidated balance sheet related to the arrangement, after the Company’s payout of $10,000.

Operating Leases

The Company records rent related to its operating leases on a straight line basis over the lease term.

Cash

The Company considers all highly liquid instruments with an original maturity of three months or less when acquired to be cash equivalents.

Short-term Investment

The Company accounts for securities in accordance with accounting standards for investments in debt and equity securities. Accounting standards require investments in debt and equity securities to be classified as either “held to maturity”, “trading”, or “available-for-sale.”

The Company holds investments in marketable securities, consisting of U.S. government securities and mutual funds. The Company’s available-for-sale securities are carried at estimated fair value with any unrealized gains and losses, net of taxes, included in accumulated other comprehensive (loss) income in stockholders’ equity when applicable. During the year ended December 31, 2016, the unrealized loss was $30,246. Unrealized losses are charged against interest and other income/(expense), net, when a decline in fair value is determined to be other-than-temporary. The Company has not recorded any such impairment charge in the periods presented. The Company determines realized gains or losses on sale of marketable securities on a specific identification method, and record such gains or losses as interest and other income/(expense), net.

The following table sets forth the available-for-sale securities:

As of December 31, 2016
US Government Securities	$195,374
Fixed income Mutual Funds	2,194,147
$2,389,521

F-41

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Short-term Investment, continued

Short-term investments included the following securities with gross unrealized losses included in other comprehensive loss:

	Amortized	Unrealized
December 31, 2016	Cost	Losses	Fair Value
U. S. government securities	$195,570	$(196)	$195,374
Fixed income Mutual funds	2,224,197	(30,050)	2,194,147
Total	$2,419,767	$(30,246)	$2,389,521

The following table classifies the US Government Securities by maturity

As of December 31, 2016
Within one year	$94,967
Within one to five years	100,407
$195,374

Restricted Cash

Pursuant to the terms of the Credit Agreement with Brentwood LIIT Inc., the Company was required to utilize $150,000 of the $1,000,000 proceeds from the Credit Agreement for initiatives related to the development of an alcohol business. As of December 31, 2015, $127,580 of the Company’s cash on hand was restricted for the use in the development of the alcohol business. During the year ended December 31, 2015, the Company spent $22,420 primarily related to product development and costs of attending conferences. On March 17, 2016, LIBB entered into an agreement with Brentwood LIIT, Inc., whereby such restriction was lifted.

As of December 31, 2016, the Company had cash balances of $103,603 that are pledged against the Company’s UBS Credit Line.

Accounts Receivable

The Company sells products to distributors and in certain cases directly to retailers, and extends credit, generally without requiring collateral, based on its evaluation of the customer’s financial condition. While the Company has a concentration of credit risk in the retail sector, it believes this risk is mitigated due to the diverse nature of the customers it serves, including, but not limited to, its type, geographic location, size, and beverage channel. Potential losses on the Company’s receivables are dependent on each individual customer’s financial condition and sales adjustments granted after the balance sheet date. The Company carries its trade accounts receivable at net realizable value. Typically, accounts receivable have terms of net 30 days and do not bear interest. The Company monitors its exposure to losses on receivables and maintains allowances for potential losses or adjustments. The Company determines these allowances by (1) evaluating the aging of its receivables; (2) analyzing its history of sales adjustments; and (3) reviewing its high-risk customers. Past due receivable balances are written off when the Company’s efforts have been unsuccessful in collecting the amount due. Accounts receivable are stated at the amounts management expects to collect.

F-42

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable, continued

Accounts receivable, net, is as follows:

	As of: December 31
	2016	2015
Accounts receivable, gross	$1,859,474	$405,096
Allowance for doubtful accounts	(232,416)	(42,000)
Accounts receivable, net	$1,627,058	$363,096

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with financial institutions, short-term investments, and accounts receivable. At times, the Company’s cash in banks is in excess of the FDIC insurance limit. The Company has not experienced any loss as a result of these cash deposits. These cash balances are maintained with two banks. As of December 31, 2016, the Company was exposed to concentrations of credit risk through short-term investments held with two financial institutions. As of December 31, 2016, one customer accounted for 46% of the Company’s trade receivables. As of December 31, 2015, two customers accounted for 14% and 30% of the Company’s trade receivables. The Company does not generally require collateral or other security to support customer receivables. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Inventories

The Company’s inventory includes raw materials such as bottles, sweeteners, labels, flavors and packaging. Finished goods inventory consists of bottled iced tea and ALO Juice. Included in inventory at December 31, 2016 was finished goods inventory with a cost of approximately $320,000 that was delivered to a distributor, and is held in inventory until such revenue recognition criteria are met.

The Company values its inventories at the lower of cost or market, net of reserves. Cost is determined using the first-in, first-out (FIFO) method. As of December 31, 2016 and 2015, the Company recorded reserves of $45,078 and $41,790, respectively, to reduce the cost of certain products to estimated net realizable value. The following table summarizes inventories as of the dates presented:

	As of December 31
	2016	2015
Finished goods	$905,642	$565,624
Raw materials and supplies	282,299	146,934
Total inventories	$1,187,941	$712,558

Property and Equipment

Property and equipment is recorded at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs that do not extend the useful lives of an asset or add new functionality are expensed as incurred. Depreciation is recorded using the straight-line method over the respective estimated useful lives of the Company’s assets.

F-43

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment, continued

The estimated useful lives typically are 3 years for cold-drink containers, such as reusable fridges, wood racks, vending machines, barrels, and coolers, and are depreciated using the straight-line method over the estimated useful life of each group of equipment, as determined using the group-life method. Under this method, the Company does not recognize gains or losses on the disposal of individual units of equipment when the disposal occurs in the normal course of business. The Company capitalizes the costs of refurbishing its cold-drink containers and depreciates those costs over the estimated period until the next scheduled refurbishment or until the equipment is retired. The estimated useful lives are typically 3 to 5 years for office furniture and equipment and are depreciated on a straight-line basis. The estimated useful lives for trucks and automobiles are typically 3 to 5 years and are depreciated on a straight line basis.

Intangible Assets

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually or when circumstances indicate that there could be an impairment. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis. As of December 31, 2016 and 2015, the Company tested the domain name utilizing the qualitative method. Based on this analysis, it was determined that there were no indicators of impairment as of December 31, 2016 and 2015.

Intangible assets with indefinite useful lives consist of the cost to purchase an internet domain name for $20,000. The domain name is considered to have a perpetual life and as such, is not amortized. Insignificant costs incurred associated with renewing this asset are expensed as incurred.

Intangible assets with finite useful lives are amortized over their expected useful life. Intangible assets with useful lives are tested for impairment when circumstances indicate that there could be an impairment. Intangible assets with finite useful lives include website development costs of $2,500 and $7,494 as of December 31, 2016 and December 31, 2015, respectively. The estimated useful life of the capitalized costs of the Company’s website is 3 years and is depreciated on a straight line basis. As of December 31, 2016, the cost of the website development was $15,000 and the accumulated amortization was $12,500. As of December 31, 2015, the cost of the website development was $15,000 and the accumulated amortization was $7,506. For the years ended December 31, 2016 and 2015, amortization expense was $4,994 and $5,004, respectively. Expected future amortization of website development costs is $2,500 for the year ended December 31, 2017.

Deferred Financing Costs

The Company capitalizes issuance costs related to lines of credit as deferred financing costs. The Company amortizes the deferred financing costs over the term of the line of credit.

Deferred Offering Costs

The Company capitalizes the costs related to proposed offerings of its equity instruments as deferred offering costs and records the deferred offering costs as an offset to additional paid in capital upon the completion of the associated capital raising activity.

Income Taxes

Effective May 27, 2015, the Company completed the Mergers, whereby LIBB was deemed to be the accounting acquirer of Cullen.

F-44

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes, continued

The historical financial statements were those of LIBB. From the date of the Mergers, the Company’s results of operations began to be taxed as a C corporation. Prior to the Mergers, the Company’s operations were taxed as a limited liability company, whereby the Company elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes has been provided in the accompanying consolidated financial statements for operating results prior to May 27, 2015.

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and established for all the entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The evaluation was performed for the 2016 and 2015 tax years, which are the first years for which the Company is subject to corporate income taxes. The Company believes that its income tax positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position or results of operations.

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties and interest for years ended December 31, 2016 and December 31, 2015. The Company does not expect its uncertain tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Stock Based Compensation

The Company accounts for stock based compensation in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”). ASC 718 establishes accounting for stock-based awards exchanged for employee services. Under the provisions of ASC 718, stock based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s common stock options are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. The Company calculates the expected volatility using the historical volatility of comparable companies over the most recent period equal to the expected term and evaluates the extent to which available information indicates that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company has not experienced significant exercise activity on stock options. Due to the lack of historical information, the Company determined the expected term of its stock option awards issued using the simplified method.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation, continued

The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires. The Company expenses stock-based compensation by using the straight-line method.

Earnings per share

Basic net earnings per common share is computed by dividing income/loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the impact of common shares issuable upon exercise of stock options. The computation of diluted earnings per share excludes those with an exercise price in excess of the average market price of the Company’s common shares during the periods presented. The computation of diluted earnings per share excludes outstanding options, warrants and other diluted instruments in periods where the exercise of such options would be antidilutive. As provided below:

	For the Year Ended December 31,
	2016	2015
Options to purchase common stock	425,411	194,667
Warrants to purchase common stock	470,570	1,285,111
Shares issuable upon conversion of outstanding debt under Credit Agreement	-	272,893
Total potentially dilutive securities	895,981	1,752,671

Fair Value of Financial Instruments

The carrying amounts of cash, short term investments and accounts receivable, accrued expenses and automobile and equipment loans and UBS Credit Line approximate fair value due to the short-term nature of these instruments. In addition, for notes payable, the Company believes that interest rates approximate prevailing rates.

ASC 820 “Fair Value Measurements and Disclosures” provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 Significant unobservable inputs that cannot be corroborated by market data.

F-46

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments, continued

Fair values for short-term money market investments are determined from quote prices in active markets for these money market funds, and are considered to be Level 1.

The carrying value of financial instruments in the Company’s consolidated financial statements at December 31, 2016 and 2015 are as follows:

	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Short-term investments at December 31, 2016	$2,389,521	$-	$-

Short-term investments at December 31, 2015	$-	$-	$-

Seasonality

The Company’s business is seasonal with the summer months in the second and third quarter of the fiscal year typically generating the largest net sales.

Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” related to disclosure of uncertainties about an entity’s ability to continue as a going concern. The new standard provides guidance on determining when and how reporting entities must disclose going concern uncertainties in their financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date of issuance of the entity’s financial statements. Additionally, an entity must provide certain disclosures if there is substantial doubt about the entity’s ability to continue as a going concern. The new standard will be effective for fiscal years and interim periods within those fiscal years, ending after December 15, 2016. Early adoption is permitted. The Company adopted this standard effective December 31, 2016. The adoption did not have a material effect on the Company’s consolidated financial statements.

F-47

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements, continued

In January 2016, the FASB, issued Accounting Standards Update (“ASU”) 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

In February 2016, the FASB issued new lease accounting guidance (ASU No. 2016-02, Leases). Under the new guidance, at the commencement date, lessees will be required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new guidance is not applicable for leases with a term of 12 months or less. Lessor accounting is largely unchanged. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted upon issuance. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

On March 30, 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation (Topic 718)”. This update requires that all excess tax benefits and tax deficiencies arising from share-based payment awards should be recognized as income tax expense or benefit on the income statement. The amendment also states that excess tax benefits should be classified along with other income tax cash flows as an operating activity. In addition, an entity can make an entity-wide accounting policy election to either estimate the number of awards expected to vest or account for forfeitures as they occur. The provisions of this update are effective for annual and interim periods beginning after December 15, 2016. The Company has determined that implementation of this guidance will not have a material effect on its consolidated financial statements.

In April 2016, the FASB issued Accounting Standards Update ASU No. 2016-10 “Revenue from Contracts with Customers (Topic 606)”, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”). ASU 2016-10 clarifies the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The provisions of this update are effective for annual and interim periods beginning after December 15, 2017, with early application permitted. The Company is continuing to evaluate the expected impact of this new revenue guidance. The Company currently expects to complete its assessment of the full financial impact of the new revenue recognition guidance, including the method of adoption, during the next nine months and to adopt the guidance when it becomes effective for the Company on December 31, 2017.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements, continued

In May 2016, the FASB issued Accounting Standards Update ASU No. 2016-12 “Revenue from Contracts with Customers (Topic 606)”, “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”). The core principal of ASU 2016-12 is the recognition of revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The provisions of this update are effective for annual and interim periods beginning after December 15, 2017, with early application permitted. The Company is continuing to evaluate the expected impact of this new revenue guidance. The Company currently expects to complete its assessment of the full financial impact of the new revenue recognition guidance, including the method of adoption, during the next nine months and to adopt the guidance when it becomes effective for the Company on December 31, 2017.

In August 2016, the FASB issued Accounting Standards Update ASU No. 2016-15 “Statement of Cash Flows (Topic 230)”, “Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The amendments for this update provide guidance on the eight specific cash flows: debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, distributions received from equity method investees, beneficial interests in securitization transactions, and separately identifiable cash flows and application of the predominance principle. The provisions of this update are effective for annual and interim periods beginning after December 15, 2016, with early application permitted. The Company has determined that implementation of this guidance will not have a material effect on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, “Clarifying the Definition of a Business” (“ASU 2017-01”), which provides guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 requires entities to use a screen test to determine when an integrated set of assets and activities is not a business or if the integrated set of assets and activities needs to be further evaluated against the framework. ASU 2017-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those years. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, other than described in Note 1 –Business Organization, Liquidity, and Management’s Plans and Note 15 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are as follows:

	As of: December 31
	2016	2015
Displays - racks	$201,849	$184,523
Trucks and automobiles	113,763	136,092
Vending machines	166,271	166,271
Cold drink store fixtures and equipment	81,951	72,851
Furniture and equipment	18,993	18,168
	582,827	577,905
Less – accumulated depreciation	(364,791)	(216,985)
Total, net	$218,036	$360,920

For the years ended December 31, 2016 and 2015, depreciation expense was $157,507 and $109,463, respectively. The Company’s property and equipment does not relate to the production of inventory as the Company produces its inventory at third party locations. As a result, depreciation expense was included in general and administrative expenses during the years ended December 31, 2016 and 2015. The Company disposed of one of its vehicles on July 18, 2016. In connection with the disposal, the Company recognized a loss of $233.

NOTE 4 – AUTOMOBILE LOANS

During 2014, the Company financed the purchase of four vehicles with loans payable. As follows:

	As of December 31,
	2016	2015
Loan dated February 17, 2014 for $31,681 bearing interest at 3.59%. The loan requires 72 monthly payments of principal and interest of $490 and matures on March 3, 2020.	$18,067	$23,143

Loan dated April 3, 2014 for $23,206 bearing interest at 10.74%. The loan requires 36 monthly payments of principal and interest of $758 and matures on April 10, 2017. The loan is guaranteed by a stockholder and CEO of the Company.	2,986	11,248

Loan dated June 3, 2014 for $14,954 bearing interest at 4.99%. The loan requires 60 monthly payments of principal and interest of $282 and matures on June 3, 2019.	7,973	10,852

Loan dated June 3, 2014 for $14,954 bearing interest at 4.99%. The loan required 60 monthly payments of principal and interest of $282 and was set to mature on June 3, 2019. The loan was repaid in full.	-	10,852

Total automobile loans	29,026	56,095

Current portion of automobile loans	11,446	19,231

Long term portion of automobile loans	$17,580	$36,864

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – AUTOMOBILE LOANS (CONTINUED)

As of December 31, 2016, the gross carrying amount of fixed assets and accumulated depreciation of trucks and automobiles which serve as collateral related to these loans were $88,637 and $49,255, respectively. As of December 31, 2015, the gross carrying amount of fixed assets and accumulated depreciation of trucks and automobiles related to these loans were $108,592 and $37,577, respectively.

Future payments of the principal amount of automobile loans are as follows:

For the years the ended December 31,
2017	$11,446
2018	8,730
2019	7,387
2020	1,463
Total	$29,026

NOTE 5 – EQUIPMENT LOAN

On November 23, 2015, the Company entered into a reimbursement agreement with Magnum Vending Corp. (“Magnum”), an entity managed by Philip Thomas, the Company’s Chief Executive Officer and a director of the Company, and certain of his family members. In exchange for the exclusive right to stock vending machines owned by Magnum, the Company agreed to reimburse Magnum for the cost of products to stock the machines and the costs that Magnum incurred to acquire the machines including machines which were purchased with an equipment loan. The total principal amount of the payments underlying the agreement upon inception was $117,917. The reimbursements will be made in 35 monthly payments of principal and interest in the amount of $3,819 with an interest rate of 10%. Upon completion of these payments in October 2018, Magnum will transfer ownership of the vending machines to the Company. In addition, in exchange for the right to stock certain other vending machines that the Company has the right to use, the Company agreed to purchase the products required to be displayed in those vending machines from Magnum, at a price equal to Magnum’s cost for such products (See Note 14). The Company may terminate the agreement and all obligations to make future payments on ten days’ written notice to Magnum. As of December 31, 2016 and 2015, the outstanding balance on the equipment loan was $76,474 and $113,104, respectively. Future payments of the principal amount under the expense reimbursement agreement are $39,979, and $36,495 for the years ended December 31, 2017 and 2018, respectively. As of December 31, 2016, the cost of vending machines under this agreement was $117,917 with accumulated depreciation of $45,857. As of December 31, 2015, the cost of vending machines under this agreement was $117,917 with accumulated depreciation of $4,913.

NOTE 6 – LOANS PAYABLE

Cullen Loans

On November 19, 2013 the Company and Cullen entered into a loan agreement (the “Cullen Loan Agreement”). Pursuant to the Cullen Loan Agreement, Cullen loaned the Company $600,000, bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. The Cullen Loan Agreement provided Cullen with the option to loan the Company an additional $600,000. The Cullen Loan Agreement also required that the Company utilize $450,000 of the loan to repay the line of credit – member. On December 5, 2013, Cullen exercised its option and extended to the Company an additional loan in the amount of $600,000 also bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. On April 1, 2014, the Company received $300,000 as proceeds from an additional loan from Cullen with interest at 6% per annum and a maturity of August 31, 2014. The maturity date of the Cullen Loans had been extended until March 15, 2016.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – LOANS PAYABLE (CONTINUED)

Cullen Loans, continued

These Cullen loans were secured by the accounts receivable and inventory of the Company. On March 26, 2015, the Company received $250,000 as proceeds from an additional loan from Cullen, bearing interest at 6% per annum with principal and interest due and payable on March 15, 2016. On May 27, 2015, the Company consummated the Mergers. In connection with the Mergers, $1,500,000 principal amount of the loans were forgiven and the remaining $250,000 principal amount of the loans eliminate upon consolidation.

Ivory Castle Loan

On May 4, 2015, the Company received $400,000 as proceeds from a loan with Ivory Castle Limited (“Ivory Castle”), a stockholder of the Company. This note bears interest at 6% per annum and matures on July 31, 2016. On June 30, 2015, the note and accrued interest of $403,485 were converted into 100,872 shares of common stock.

Bass Properties LLC

On April 28, 2015, the Company received $150,000 as proceeds from a loan from Bass Properties, LLC, a stockholder of the Company. This note bears interest at 10% per annum and matures on July 31, 2016. On June 30, 2015, the note and accrued interest of $152,425 were converted into 38,107 shares of common stock.

NOTE 7 – LINES OF CREDIT

UBS Credit Line

On October 27, 2016, the Company entered into the UBS Credit Line with UBS. The UBS Credit Line has a borrowing capacity of $1,300,000 and bears interest at a floating rate, depending on the time requested for the borrowing. The interest is based on the ICE Swap Rate plus a margin of between 0.40% and 0.70%. As of December 31, 2016, the interest rate on the UBS Credit Line was 3.272%. The UBS Credit Line is collateralized by certain of the Company’s short-term investments. As of December 31, 2016, the outstanding balance on the line of credit was $1,280,275.

NOTE 8 – LINE OF CREDIT – RELATED PARTIES

Brentwood LIIT Corp.

On November 23, 2015 and December 10, 2015, LIBB obtained an aggregate of $1,000,000 in advances from the Lender, constituting the full Available Amount at such time. On March 17, 2016, LIIT, LIBB and the Lender agreed to increase the Available Amount by $500,000 to $1,500,000 and approved an additional $500,000 in advances. On March 24, 2016, LIBB obtained $250,000 of the approved advance from the Lender and during May 2016, LIBB obtained an additional $250,000 of the approved advances from the Lender, as a result of which as of May 20, 2016 the Available Amount was borrowed in full.

As of December 31, 2016 and December 31, 2015, the outstanding balance on the line of credit was $0 and $1,091,571, respectively.

The credit facility bears interest at a rate equal to the prime rate (3.75% at December 31, 2016) plus 7.5%, compounded monthly, and matures on November 23, 2018. Effective January 10, 2016, the Credit Agreement was amended such that interest was compounded on a quarterly basis. Upon the occurrence of an event of default, the Credit Agreement provides for an additional 8% interest pursuant to the terms of the agreement.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – LINE OF CREDIT – RELATED PARTIES (CONTINUED)

Brentwood LIIT Corp., continued

The outstanding principal and interest under the credit facility are payable in cash on the maturity date. The Company also paid the Lender a one-time facility fee equal to 1.75% of the Facility Amount, which was capitalized and added to the principal amount of the loan, and will pay the Lender $30,000 for its expenses at the maturity date. The compounded interest and capitalized fees are excluded when determining whether the Available Amount has been exceeded. The credit facility is secured by a first priority security interest in all of the assets of LIIT and LIBB, including the membership interests in LIBB held by LIIT. LIIT also has guaranteed the repayment of LIBB’s obligations under the credit facility. In addition, the credit facility will be guaranteed by Philip Thomas, the Company’s Chief Executive Officer and a director of the Company, in certain limited circumstances up to a maximum amount of $200,000.

The proceeds of the credit facility may be used for purposes disclosed in writing to the Lender in connection with each advance.

In connection with the establishment of the credit facility, the Company issued a warrant to the Lender. The warrant entitled the holder to purchase 1,111,111 shares of the Company’s common stock at an exercise price of $4.50 and included a cashless exercise provision. Also, as part of the Recapitalization, the warrant was exchanged for 486,111 shares of the Company’s common stock. (See Induced Conversion below for the accounting of the Recapitalization).

The Lender will have certain “piggyback” registration rights, on customary terms, with respect to the shares of the Company’s common stock issuable upon conversion of the lender note and upon exercise of the Brentwood Warrant. These shares were registered under the Securities Act pursuant to a registration statement on Form S-3 (File No. 333-213875), which was declared effected by the SEC on January 31, 2017.

The Lender may accelerate the credit facility upon the occurrence of certain events of default, including a failure to make a payment under the credit facility when due, a violation of the covenants contained in the Credit Agreement and related documents, a filing of a bankruptcy petition or a similar event with respect to LIBB or the Company or the occurrence of an event of default under other material indebtedness of LIBB or the Company. The Company and LIBB also made certain customary representations, warranties and covenants, including negative covenants with respect to the incurrence of indebtedness. As of December 31, 2016, the Company was in compliance with these covenants.

Deferred financing costs related to the Credit Agreement, which are included in the accompanying consolidated balance sheet, are amortized over the three year term of the line of credit agreement. As of December 31, 2016, the gross carrying amount of deferred financing costs were $1,903,879 with accumulated amortization of $1,061,347. As of December 31, 2015, the gross carrying amount of deferred financing costs were $1,903,879 with accumulated amortization of $65,797.

During April 2016, the Company entered into an amendment to the agreement with the Lender, which provided for the Recapitalization. Upon a capital raise of at least $5,000,000, the Lender agreed to convert all of the outstanding principal and interest under the Credit Facility into 421,972 shares of common stock (assuming all approved advances are completed and there are no further advances by the Lender) at the closing of the Offering. In addition, the Lender agreed to exchange its 1,111,111 warrants for 486,111 shares of common stock at such time. The Credit Facility would remain outstanding except that the Facility Amount would be reduced to $3,500,000.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – LINE OF CREDIT – RELATED PARTIES (CONTINUED)

Brentwood LIIT Corp., continued

In connection with the reduction in the capacity of the Credit Facility, the Company recorded a charge of $408,000 to interest expense to reduce proportionally the unamortized deferred financing costs. Any amounts drawn from the Facility Amount require lender approval. The Recapitalization was effectuated upon the closing of the Offering.

In addition, the Company and LIBB entered into an Amendment No. 1 (the “Registration Rights Amendment”) to the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of December 3, 2015, by and among LIBB, the Company and the Lender. The Registration Rights Amendment amended the Registration Rights Agreement, effective as of the closing of a Qualified Public Offering, so that the “piggyback” registration rights granted to the Lender thereunder will apply to the shares issuable in the Recapitalization.

Induced conversion of the credit facility and the related warrants

As disclosed above, on July 29, 2016, as part of the Recapitalization, the outstanding balance and accrued interest on the credit facility and the Lender’s warrant to purchase 1,111,111 shares of the Company’s common stock was converted into a total of 908,083 shares of the Company’s common stock. The Company accounted for this transaction as an “induced conversion” in accordance with the ASC 470. The transaction qualifies as an inducement as the Company effectively lowered the exercise price of the warrant in order to induce the holder to convert the debt and warrants to shares of common stock. The Company’s purpose for the inducement was to improve the Company’s balance sheet and capitalization ahead of its proposed public offering.

ASC 470 prescribes that, upon an induced conversion of convertible debt, the Company should recognize in earnings the difference between (a) the fair value of the securities issued upon conversion and (b) the fair value of the securities that would have been issued in accordance with the original conversion terms. The Company determined that during April 2016, the Company’s common stock had a fair value of $5.50 per share. During April 2016, the Company determined that its common stock did not have sufficient trading volume for the market based trading price to be relied upon as a reliable measure of fair value. As such, the Company needed to utilize another measure in order to determine fair value. The Company determined that the best measure of fair value was the $5.50 price of shares issued upon the consummation of the Offering, which closed in July 2016. This fair value was consistent with the range of pricing established with the Company’s bankers ahead of the Offering, and aligned with the fact that the inducement transaction would only be effected upon the closing of the Offering.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – LINE OF CREDIT – RELATED PARTIES (CONTINUED)

During the year ended December 31, 2016, the Company recorded a non-cash charge of $1,587,954 related to the “induced conversion”, which is recorded on the Statements of Operations as loss on induced conversion of line of credit and warrants. The induced conversion charge was measured as of April 2016, the date the agreement was reached, and recorded on July 29, 2016, the date the conversion was consummated. The charge was calculated as follows:

For the year ended December 31, 2016

Fair value of securities to be issued upon original conversion terms:
Line of credit ($1,669,372 converted at $4.00 per share into 417,344 shares of common stock, which had a fair value of $5.50 per share)	$2,295,392
Warrants (1,111,111 shares of common stock at a fair value of $5.50 per share, less $5,000,000 in exercise proceeds)	1,111,111
Total fair value of securities issued upon conversion	$3,406,503

Fair value of securities issued upon conversion:
Shares of common stock	908,083
Fair value per share	$5.50
Aggregate fair value of common stock to be issued upon original conversion terms	$4,994,457

Loss on induced conversion of line of credit and warrants	$(1,587,954)

NOTE 9 – STOCKHOLDERS’ EQUITY

2015 Issuances

In connection with the Mergers, on May 27, 2015, 2,633,334 shares of common stock were issued to the former members of LIBB and 1,518,749 shares of common stock were issued to the former stockholders of Cullen.

On May 27, 2015, the Company issued 19,047 shares of common stock to a vendor in payment of its accounts payable balance of $98,120.

On June 30, 2015, loans from Ivory Castle Limited and Bass Properties LLC, together with accrued interest, of $555,910 were converted into 138,979 shares of common stock.

On June 30, 2015, the Company received gross proceeds of $50,000 through the issuance of 12,500 shares of common stock to family members of a director and Chief Executive Officer of the Company.

On June 30, 2015, the Company received gross proceeds of $50,000 through the issuance of 12,500 shares of common stock to a family member of a director of the Company.

On June 30, 2015, the Company received gross proceeds of $370,544 through the issuance of 92,636 shares of common stock Bass Properties LLC.

On June 30, 2015, the Company issued 9,038 shares of common stock to vendors in payment of accounts payable balances of $36,150.

On July 8, 2015, the Company received proceeds of $100,000 through the issuance of 25,000 shares of common stock.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (CONTINUED)

2015 Issuances, continued

On September 30, 2015, the Company sold an aggregate of 72,750 units at a price of $4.00 per unit. The sale was part of a private placement of up to $3,000,000 of units (the “Offering”) being conducted by the Company on a “best efforts” basis through a placement agent (the “Placement Agent”). The Offering will terminate on the earlier of the sale of the full $3,000,000 and October 30, 2015. The Company sold an aggregate of 65,500 units in the Offering on September 17, 2015. Accordingly, the Company has received gross proceeds of $553,000. Included in the raise were 6,250 units issued to a member of the Board of Directors, 6,250 units issued to the CEO and member of the Board of Directors, 22,500 units issued to Ivory Castle Limited, and 15,000 units issued to Bass Properties LLC. The units consist of one share of the Company’s common stock and one warrant. The units are separable immediately upon issuance and are issued separately as shares of common stock and warrants. During October 2015, the Company sold an additional 17,500 units for gross proceeds $70,000 at a price per unit of $4.00 per unit pursuant to the Offering.

Each warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $6.00 per share, commencing immediately and expiring on September 17, 2018. The exercise price and number of shares of common stock issuable on exercise of the warrants are subject to standard anti-dilution provisions. The Company, at its option, may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, if (i) the closing price per share of the common stock is at least $10.00 for 30 consecutive trading days ending on the third business day prior to the notice of redemption or (ii) the common stock is listed for trading on a national securities exchange and the closing price per share of common stock on the first day of trading on such exchange is at least $7.50. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

For sales prior to October 31, 2015, the Placement Agent was entitled to a commission equal to (a) 10% of the aggregate purchase price from the units sold to investors introduced to the Company by the Placement Agent, and (b) 5% of the aggregate purchase price from the units sold to investors that were not introduced to the Company by the Placement Agent. In addition, the Company paid the Placement Agent a non-accountable expense allowance equal to 3% of the aggregate purchase price from the units sold to investors introduced to the Company by the Placement Agent. At the final closing, the Placement Agent also will receive warrants to purchase a number of shares of the Company’s common stock equal to 10% of the total shares included in the units sold in the Placement, with an exercise price of $4.50 per share. Furthermore, if the Company sells the full $3,000,000 of units in the Placement, for the 12 month period commencing on the final closing of the Placement, the Placement Agent will have a right of first refusal to act as passive book runner with respect to any proposed underwritten public distribution or private placement of the Company’s securities. The Company also previously paid the Placement Agent a $15,000 commitment fee.

On November 30, 2015 and December 14, 2015, the Company sold an additional 18,250 units for gross proceeds of $73,000 at a price per unit of $4.00 per unit, including 10,000 units issued to a member of the Board of Directors. The sales were part of a private placement of up to $3,000,000 of units (the “Second Offering”) being conducted by the Company on a “best efforts” basis through a placement agent (the “Placement Agent”). The Offering will terminate on the earlier of the sale of the full $3,000,000 and March 14, 2016.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (CONTINUED)

2015 Issuances, continued

For sales occurring subsequent to November 24, 2015 through March 1, 2016 the Placement Agent for the Second Offering will be paid a commission equal to 10% of the aggregate purchase price from the Units sold to investors introduced to the Company by the Placement Agent. The Company also will pay the Placement Agent a non-accountable expense allowance equal to 3% of the aggregate purchase price from the Units sold to (i) investors introduced to the Company by the Placement Agent and (ii) investors not introduced to the Company by the Placement Agent who purchase less than $500,000 of Units in the aggregate (together, the “Covered Investors”). From March 1, 2016 through March 14, 2016, the Placement Agent will only be entitled to a 3% non-accountable allowance for investors introduced by our Company to the Placement Agent. In addition, the Placement Agent will receive warrants to purchase a number of shares of Common Stock equal to 10% of the total shares of Common Stock included in the Units sold in the Second Offering to the Covered Investors, with an exercise price of $4.50 per share. Furthermore, if the Company sells the full $3,000,000 of Units, for the 12 month period commencing on the final closing of the Second Offering, the Placement Agent will have a right of first refusal to act as passive bookrunner with respect to any proposed underwritten public distribution or private placement of the Company’s securities.

Each warrant issued pursuant to the Second Offering entitles the holder to purchase one share of the Company’s common stock at an exercise price of $6.00 per share, commencing immediately and expiring on November 30, 2018. The exercise price and number of shares of common stock issuable on exercise of the warrants are subject to standard anti-dilution provisions. The Company, at its option, may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, if (i) the closing price per share of the common stock is at least $10.00 for 30 consecutive trading days ending on the third business day prior to the notice of redemption or (ii) the common stock is listed for trading on a national securities exchange and the closing price per share of common stock on the first day of trading on such exchange is at least $7.50. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The gross proceeds from the Offering and the Second Offering were $696,000. The direct costs related to the First and Second Offering were $155,054. These direct costs as of December 31, 2015, include the value of 17,400 warrants to be issued to the Placement Agent. The 17,400 warrants to be issued were valued at $38,056. The Black Scholes option pricing model was used to estimate fair value as of the date of issuance using the following assumptions: a stock price of $4.00, a dividend yield of 0%, expected volatility of 68%, a risk free interest rate of 1.76%, and a contractual life of 5 years.

2016 Issuances

From January 1, 2016 to March 14, 2016, the Company sold 171,725 units to investors at $4.00 per unit for gross proceeds of $686,900. Each unit consists of one share of common stock and a warrant to purchase one share of common stock. The Company incurred costs of $60,110 related to these sales resulting in net proceeds of $626,790. As part of these sales 25,000 units were sold to Thomas Cardella, who subsequently became a member of the Company’s Board of Directors, and 7,500 shares were sold to Paul Vassilakos, a member of the Board of Directors. The sales were part of a private placement of up to $3,000,000 of units (the “Second Offering”) conducted by the Company on a “best efforts” basis through a placement agent (the “Placement Agent”) that commenced on November 24, 2015. The Offering terminated on March 14, 2016.

F-57

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (CONTINUED)

2016 Issuances, continued

The Placement Agent for the Second Offering was paid a commission equal to 10% of the aggregate purchase price from the Units sold to investors introduced to the Company by the Placement Agent. The Company also paid the Placement Agent a non-accountable expense allowance equal to 3% of the aggregate purchase price from the Units sold to (i) investors introduced to the Company by the Placement Agent and (ii) investors not introduced to the Company by the Placement Agent who purchase less than $500,000 of Units in the aggregate (together, the “Covered Investors”). From March 1, 2016 through March 14, 2016, the Placement Agent was only entitled to a 3% non-accountable allowance for investors introduced by our Company to the Placement Agent. In addition, the Placement Agent received warrants to purchase a number of shares of common stock equal to 10% of the total shares of common stock included in the Units sold in the Second Offering to the Covered Investors, with an exercise price of $4.50 per share.

Each warrant issued pursuant to the Second Offering entitles the holder to purchase one share of the Company’s common stock at an exercise price of $6.00 per share, commencing immediately and expiring on November 30, 2018. The exercise price and number of shares of common stock issuable on exercise of the warrants are subject to standard anti-dilution provisions. The Company, at its option, may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, if (i) the closing price per share of the common stock is at least $10.00 for 30 consecutive trading days ending on the third business day prior to the notice of redemption or (ii) the common stock is listed for trading on a national securities exchange and the closing price per share of common stock on the first day of trading on such exchange is at least $7.50. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

During the year ended December 31, 2015 and through March 14, 2016, the Company sold 345,725 units through the Placement Agent. As a result, on March 29, 2016, 34,573 warrants were issued to the Placement Agent. The warrants have an exercise price of $4.50 per share and expire on October 30, 2020.

On March 29, 2016 and March 31, 2016, the Company entered into subscription agreements for the sale of 58,750 units for gross proceeds of $235,000 at $4.00 per unit, including 2,500 units sold to family members of Philip Thomas, CEO and a member of the Board of Directors and 2,500 to a relative of Thomas Panza, a greater than 10% owner of the Company (the “March Sales”). Each unit consists of one share of common stock and a warrant to purchase one share of common stock. Such subscriptions were closed and funded during April 2016.

Each warrant issued in the March Sales entitles the holder to purchase one share of the Company’s common stock at an exercise price of $6.00 per share, commencing immediately and expiring on March 29, 2019. The exercise price and number of shares of common stock issuable on exercise of the warrants are subject to standard anti-dilution provisions. The Company, at its option, may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, if (i) the closing price per share of the common stock is at least $10.00 for 30 consecutive trading days ending on the third business day prior to the notice of redemption or (ii) the common stock is listed for trading on a national securities exchange and the closing price per share of common stock on the first day of trading on such exchange is at least $7.50. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

F-58

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (CONTINUED)

2016 Issuances, continued

During the year ended December 31, 2015, the Company entered into agreements with four members of its Advisory Board. Upon signing the agreement, each Advisory Board Member was entitled to receive 7,500 shares of common stock. These shares were issued on January 26, 2016.

On January 26, 2016, 35,824 shares of common stock were issued to the non-employee members of the Board of Directors as compensation for their services during the year ended December 31, 2015.

On March 31, 2016, the Company issued 3,400 shares of common stock to customers of the Company. As a result, year ended December 31, 2016, the Company recorded $13,600 as a reduction to net sales in the accompanying consolidated statements of operations.

On March 31, 2016, the Company issued 1,200 shares of common stock to suppliers of the Company. As a result, for the year ended December 31, 2016, the Company recorded $4,800 in cost of goods sold in the accompanying consolidated statements of operations.

On March 31, 2016, the Company issued 2,000 shares of common stock to brokers of the Company. As a result, for the year ended December 31, 2016, the Company recorded $8,000 in selling and marketing expenses in the accompanying consolidated statements of operations.

On March 31, 2016, the Company issued 6,700 shares of common stock to consultants of the Company. As a result, for year ended December 31, 2016, the Company recorded $0 and $26,800, respectively, in general and administrative expenses in the consolidated statements of operations.

On March 31, 2016, the Company issued 5,000 shares of common stock to a consultant pursuant to a consulting services agreement. The terms of the agreement require the consultant to perform services for the Company through February 23, 2017. For the year ended December 31, 2016, the Company recorded $16,364 of market research expense (reflected in selling and marketing expenses in the Consolidated Statement of Operations) and as a result, $3,636 was included in prepaid expenses in the accompanying balance sheet as of December 31, 2016.

On March 31, 2016, the Company issued 15,833 shares of common stock to a consultant, who also became a member of the Company’s Advisory Board on March 31, 2016. The shares were issued pursuant to a consulting agreement for future services. For the year ended December 31, 2016, the Company recorded $63,332 of market research expense and as a result, $0, was included in prepaid expenses in the accompanying balance sheet as of December 31, 2016. In addition, pursuant to the terms of the consulting agreement, the Company was required to make an advance payment of $20,000 which was made during April 2016. In addition the consultant will be paid an additional $30,000 in cash upon completion of the consultant’s services.

On March 31, 2016, the Company issued 7,500 shares of common stock to an employee of the Company. During the year ended December 31, 2016, $30,000 was included in selling and marketing expenses in the accompanying consolidated statements of operations related to this issuance.

On April 6, 2016, $56,250 of proceeds was received from a shareholder who had purchased shares in September 2015 representing the disgorgement of a short swing profit on the shareholder’s September 2015 sale of the Company’s stock.

F-59

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (CONTINUED)

2016 Issuances, continued

On July 29, 2016, the Company issued 10,000 shares of common stock to its Chief Financial Officer pursuant to his employment agreement. During the year ended December 31, 2016, $40,000 was included in general and administrative expenses in the accompanying consolidated statements of operations related to this issuance.

On July 29, 2016, the Company issued 5,000 shares of common stock to a consultant in exchange for services. During the year ended December 31, 2016, $20,000 was included in general and administrative expenses in the accompanying consolidated statements of operations related to this issuance.

On July 29, 2016, the Company issued 1,667 shares of common stock to a consultant pursuant to a consulting services agreement. During the year ended December 31, 2016, $9,169 was included in general and administrative expenses in the accompanying consolidated statements of operations related to this issuance.

On October 4, 2016 and October 7, 2016, the Company issued 140,135 shares of common stock to consultants for total expense of $764,662. Included in this amount was 67,635 to Julian Davidson, Executive Chairman, and 1,500 shares of common stock to Richard Allen pursuant to his consulting agreement prior to becoming Chief Financial Officer of the Company.

On December 27, 2016, Long Island Iced Tea Corp. the Company consummated the December Offering of 406,550 shares of the Company’s common stock (including 2,375 shares being sold to a member of the Board of Directors, through Network 1 Financial Securities, Inc. and Dawson James Securities, Inc., as underwriters, pursuant to the terms of the underwriting agreement, dated December 21, 2016, between the Company and Network 1, as representative of the underwriters. The Shares were sold for a price to the public of $4.00 per share. The Offering generated total net proceeds, after underwriting discounts and payment of other offering expenses, of $1,423,141.

NOTE 10 – STOCK BASED COMPENSATION

Stock Options

On May 27, 2015, the Company’s board of directors adopted the 2015 Long-Term Incentive Equity Plan (“2015 Stock Option Plan”). The 2015 Stock Option Plan provides for the grant of stock options, stock appreciation rights, restricted stock and other stock-based awards to, among others, the officers, directors, employees and consultants of the Company. The total number of shares of common stock reserved under the Plan is 466,667.

During January 2017, the 2015 Stock Option Plan was amended to increase the aggregate number of shares authorized for issuance by 283,333 shares, from 466,667 shares to 750,000 shares.

On May 27, 2015, as part of their employment agreements, the Company granted three officers of the Company and Mr. Panza, options to purchase 194,667 shares at an exercise price of $3.75 which are exercisable until May 26, 2020. These options vest on a quarterly basis over the two year period from the date of issuance. These options were not issued under the 2015 Stock Option Plan.

On August 18, 2016, as part of his consulting agreement but not under the 2015 Stock Option Plan, the Company’s board of directors granted to Julian Davidson, an option to purchase 286,744 shares of the Company’s common stock at an exercise price of $5.50 per share which expires on July 28, 2021. This option vested one third immediately, and then will vest one third on July 28, 2017 and the remainder on July 28, 2018.

F-60

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – STOCK BASED COMPENSATION (CONTINUED)

Stock Options, continued

The following table summarizes the stock option activity of the Company:

	Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2016	194,667	$3.75	$6.22

Granted	286,744	5.50	2.71
Exercised	-	-	-
Expired, forfeited or cancelled	(56,000)	3.75	6.22

Outstanding at December 31, 2016	425,411	$4.93	$3.85	4.2	$58,240
Exercisable at December 31, 2016	199,582	$4.56	$4.38	4.2	$36,400

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock.

As of December 31, 2016, there was a total of $610,702 of unrecognized compensation expense related to unvested options. The cost is expected to be recognized through 2018 over a weighted average period of 1.19 years.

The Company accounts for all stock based compensation as an expense in the financial statements and associated costs are measured at the fair value of the award. For the years ended December 31, 2016 and 2015, the Company recorded stock based compensation related to stock options of $905,672 and $359,303. In addition, the Company recorded $30,000 related to the issuance of 7,500 shares of common stock to an employee.

The Black Scholes option pricing model was used to estimate fair value of options granted as of the date of grant during 2016 using the following assumptions: a stock price of $5.50, a dividend yield of 0%, expected volatility of 75%, a risk free interest rate of 1.12%, and an expected life of 3.0 years. The simplified method was used to determine the expected life as the options were considered to be plain-vanilla options.

The Black Scholes option pricing model was used to estimate fair value of options granted as of the date of grant during 2015 using the following assumptions: a stock price of $8.70, a dividend yield of 0%, expected volatility of 79%, a risk free interest rate of 0.99%, and an expected life of 3.25 years. The simplified method was used to determine the expected life as the options were considered to be plain-vanilla options.

Stock Warrants

During the year ended December 31, 2015, the Company issued 1,285,111 warrants (See Note 9), which are all exercisable.

From January 1, 2016 through March 14, 2016, in connection with the Second Offering, the Company issued warrants to purchase 171,725 shares of the Company’s common stock to investors at an exercise price of $6.00 per share. These warrants were fully vested upon issuance and expire on November 30, 2018.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – STOCK BASED COMPENSATION (CONTINUED)

Stock Warrants, continued

From January 1, 2016 through March 14, 2016, in connection with the Second Offering, the Company issued warrants to purchase 34,573 shares of the Company’s common stock to the placement agent at an exercise price of $4.50 per share. These warrants were fully vested upon issuance and expire on October 30, 2020.

On March 29, 2016 and March 31, 2016 in connection with the March Sales, the Company issued warrants to purchase 58,750 shares of the Company’s common stock at an exercise price of $6.00 per share. These warrants were fully vested upon issuance and expire on March 29, 2019.

On July 29, 2016, in connection with the consummation of the Offering, the Company issued warrants to purchase 31,522 shares of the Company’s common stock. These warrants will be exercisable for cash or on a cashless basis at an exercise price of $6.875 per share, commencing on January 14, 2017 and expiring on July 14, 2021.

The following table summarizes the stock warrant activity of the Company:

	Number of shares	Weighted average exercise price	Weighted average contractual life (years)
Outstanding - January 1, 2016	1,285,111	$4.70	-
Issued	296,570	$5.92	-
Expired	-	$-	-
Exchanged	(1,111,111)	$4.50	-
Outstanding December 31, 2016	470,570	$5.95	2.2
Exercisable at December 31, 2016	470,570	$5.95	2.2

The following tables summarize total stock-based compensation costs recognized for the years ended December 31, 2016 and 2015:

	For the Year Ended December 31,
	2016	2015
Stock options	$905,672	$359,303
Common Stock	270,000	-
Total	$1,175,672	$359,303

The total amount of stock-based compensation was reflected within the statements of operations as:

	For the Year Ended December 31,
	2016	2015
General and administrative	$963,218	$250,909
Sales and marketing	212,454	108,394
Total	$1,175,672	$359,303

F-62

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – INCOME TAXES

Deferred income taxes, if applicable, are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	For the year ended December 31,
	2016	2015
Deferred tax assets:
Net operating loss carry forwards	$3,093,358	$713,603
Allowance for uncollectible accounts	90,177	16,632
Stock-based compensation	405,616	142,284
Accounts payable	53,170	-
Other accruals	293,601	95,040
Compensation costs	11,058	11,286
Valuation allowance	(3,955,042)	(986,560)
Charitable Contributions	8,062	7,715
Net deferred tax asset	$-	-

A reconciliation of the provision for income taxes with the amounts computed by applying the statutory Federal income tax to income from operations before provision for income taxes is as follows:

	For the year ended December 31,
	2016	2015
Statutory federal tax rate	(34.0)%	(34.0)%
State, taxes, net of federal benefit	(4.8)%	(5.6)%
Permanent differences:
Financing costs- warrant amortization	3.4%	0.8%
Merger costs	-	-
Pre-merger LIBB book loss	-	8.1%
Other	1.1%	-
Loss on inducement	5.9%	-
Valuation allowance	28.4%	30.7%
Effective tax rate	-%	-%

Internal Revenue Code Section 382 imposes limitations on the use of net operating loss carryovers (“NOLs”) when the stock ownership of one or more 5% shareholders (shareholders owning 5% or more of the Company’s outstanding capital stock) has increased on a cumulative basis by more than 50 percentage points.

On May 27, 2015, the Mergers represented a more than 50 percentage point change in ownership of Cullen, with the result that Cullen’s NOLs are subject to a limitation under Section 382. Upon a change of ownership under Section 382, such losses, provided that certain requirements for business continuity are met, would be subject to an annual limitation based upon the fair value of Cullen multiplied by the long-term tax exempt bond rate. The Company determined that it did not meet the business continuity requirements, and as such, Cullen’s NOLs in the aggregate gross amount of $5,327,000 were not eligible to be carried forward past the date of the Mergers.

F-63

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – INCOME TAXES (CONTINUED)

In connection with the Mergers, the Company recorded gross deferred tax assets of $986,560, and net deferred tax assets of $0, after consideration of a full valuation allowance of $986,560.

Based on a history of cumulative losses at the Company and the results of operations for the years ended December 31, 2016 and 2015, the Company determined that it is more likely than not that it will not realize benefits from the deferred tax assets. The Company will not record income tax benefits in the consolidated financial statements until it is determined that it is more likely than not that the Company will generate sufficient taxable income to realize the deferred income tax assets. As a result of the analysis, the Company determined that a full valuation allowance against the deferred tax assets was required. As of December 31, 2016, the Company has recorded a valuation allowance of $3,955,042.

As of December 31, 2016, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $7,972,573 and $7,972,573, respectively.

The Company remains subject to examination by tax authorities for tax years 2013 through 2015. The Company files income tax returns in the U.S. federal jurisdiction and approximately 23 states.

As of December 31, 2016, management does not believe the Company has any material uncertain tax positions that would require it to measure and reflect the potential lack of sustainability of a position on audit in its financial statements. The Company will continue to evaluate its uncertain tax positions in future periods to determine if measurement and recognition in its financial statements is necessary. The Company does not believe there will be any material changes in its unrecognized tax positions over the next year.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is involved in various claims and legal actions arising from time to time in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters in ordinary course of business will not have a material adverse effect on the Company’s financial position, results of operations or cash flows. Legal costs related to these matters are expensed as they are incurred.

On August 1, 2014, an action was filed by LIBB in the Supreme Court in the State of New York entitled Long Island Brand Beverages LLC v. Revolution Marketing, LLC (“Revolution”) and Ascent Talent, Model Promotion Ltd. LIBB is seeking damages of $10,000,000 for several claims including breach of contract and fraud occurring during 2014. Revolution has filed a counterclaim for breach of contract and related causes of action, claiming damages in the sum of $310,880, and seeking punitive damages of $5,000,000. Ascent has filed a pre-answer motion to dismiss LIBB’s complaint. LIBB filed papers in opposition and the motion was submitted by March 9, 2015. In addition, Revolution has filed a motion to amend its answer to include cross-claims against Ascent which were not asserted in its original answer of record. On February 5, 2016, the Court rendered a decision. The motion to dismiss was denied with the exception of two claims which the Court dismissed. In the same decision, the Court granted a separate motion filed by Revolution to amend its answer to include cross-claims against Ascent. The Company’s management and legal counsel believes it is too early to determine the probable outcome of this matter.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Brokerage Arrangements

The Company maintains arrangements with sales brokers who help with bringing new distributors and retail outlets to the Company. These sales brokers receive a commission for these services. For the year ended December 31, 2016, commissions to these brokers currently range from 2-5% of sales. In addition, the Company sells its products through alternative vending channels. Commissions resulting from sales through these channels are 44% and 42% for the years ended December 31, 2016 and 2015, respectively.

Employment Agreements

On May 27, 2015, the Company entered into employment agreements with Messrs. Thomas and Mr. Dydensborg to serve as Chief Executive Officer and Chief Operating Officer, respectively. Each has a term of two years except the agreement with Mr. Dydensborg provides that either the Company or the executive can terminate the agreement with six months’ advance notice. The employment agreements will provide for Messrs. Thomas and Dydensborg to receive base salaries of $150,000 and $130,000, respectively. Additionally, each is entitled to an incentive bonus at the discretion of the Board of Directors of up to 50% and 40% such individual’s base salary, respectively (see Note 15).

On February 1, 2016, the Company entered into an agreement with an employee. The employee is to be paid a base salary of $120,000 per annum through December 31, 2018. In addition, the employee was awarded 7,500 shares of common stock at the inception of the agreement (see Note 9).

On June 6, 2016, the Company entered into an employment agreement with Richard Allen to serve as the Company’s Chief Financial Officer. The agreement has a term of three years, and automatically renews for one year periods thereafter unless either party provides notice of its decision not to renew. Mr. Allen will receive a base salary of $170,000 and an incentive bonus of up to 50% of his base salary at the discretion of the Board of Directors. The Company will grant Mr. Allen 8,333 shares of its common stock on May 31, 2017. The Company will grant to Mr. Allen that additional number of shares of the Company’s common stock which shall have fair market values equal to $50,000 on each of May 31, 2018 and 2019.

On December 9, 2016, the Company entered into an employment agreement with Julio X. Ponce to serve as Vice President of Southeast and Latin American Sales of the Company. Until December 31, 2016, Mr. Ponce was an owner of one of the Company’s distributors. Mr. Ponce’s primary duties shall be to advance the sales of ALO Juice. The term of employment agreement is from January 1, 2017 to December 31, 2017 and can be extended by written mutual agreement of the parties. Mr. Ponce will receive a base salary of $90,000 and an incentive bonus of up to 62,500 shares of the Company’s common stock based on the introduction or procurement of sales and/or distributors of the Company’s products outside of the Southeast United States and an additional performance bonus of up to 905,769 shares of the Company’s common stock based on sales of the Company’s iced tea and ALO Juice product by Mr. Ponce to approved customers reaching target thresholds in 2017. The target thresholds are between $2.5 million and $5.5 million for ALO Juice and between $2.0 million and $4.0 million for the Company’s iced tea products. Notwithstanding the foregoing, if such sales in 2018 do not reach at least 60% of their 2017 levels, the performance bonus will not be payable.

F-65

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Consulting Agreements

On June 17, 2015, the Company announced that it had determined to explore potential opportunities in expanding the business into alcoholic beverages. In connection with the proposed expansion, the Company engaged Julian Davidson as a consultant to spearhead this new initiative. The Company will reimburse Julian Davidson for reasonable business expenses. In the event the Company raises $10,000,000, Julian Davidson would become an employee of the Company.

During the year ended December 31, 2015, the Company entered into agreements with four members of its Advisory Board. Upon signing the agreement, each Advisory Board Member was entitled to receive 7,500 shares of common stock. These shares were issued on January 26, 2016. For each year of service after December 31, 2015, the Advisory Board members will be entitled to receive $30,000 worth of common stock and $12,000 in cash on an annual basis. In addition, the members will be entitled to reimbursement of expenses and $1,000 for each meeting attended. The agreements can be terminated by either party with 30 days’ notice. During the year ended December 31, 2016 and 2015, the Company incurred $175,000 in costs which are included in general and administrative expenses in the consolidated statements of operations.

On June 6, 2016, the Company entered into an amendment to the consulting agreement with Julian Davidson which provides for him to serve as the Company’s Executive Chairman. Either Mr. Davidson or the Company may terminate the consulting agreement with 30 days’ prior written notice. Pursuant to the consulting agreement, as in effect prior to its amendment and restatement as described below, the Company (a) paid to Mr. Davidson $10,000 per month, and (b) granted to Mr. Davidson 1,667 shares of common stock per month (an aggregate of 4,302 shares). The consulting agreement, as amended, contains provisions for protection of the Company’s intellectual property and confidentiality and non-competition restrictions for Mr. Davidson (generally imposing restrictions during the term of the consulting agreement, on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

On August 18, 2016, the Company entered into a second amendment to the consulting agreement with Julian Davidson. The amendment modified the condition that was required to be satisfied for certain changes in the compensation payable to Mr. Davidson under the consulting agreement to take effect. After the amendment, upon the Company completing an equity raise with gross proceeds of at least $6,900,000, the monthly cash fee to Mr. Davidson increases to $20,000 per month, the monthly stock grant to Mr. Davidson is eliminated and Mr. Davidson receives a one-time cash bonus of $95,000 and a one-time grant of 50,000 shares of the Company’s common stock. The amendment also modified the compensation that will be payable to Mr. Davidson under his agreement. Mr. Davidson is entitled to receive an option to purchase 4% of the fully diluted common stock outstanding immediately after the Offering, or 286,744 shares of the Company’s common stock. On August 18, 2016, the Company granted to Mr. Davidson an option to purchase 286,744 shares of common stock. (See Note 10)

On October 5, 2016, the Company entered into an amended and restated consulting agreement with Julian Davidson (“Davidson Amendment”), effective as of September 29, 2016, which provides for him to continue to serve as the Company’s Executive Chairman.

F-66

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Consulting Agreements, continued

Under the Davidson Amendment, (a) starting on September 29, 2016, the Company will pay to Mr. Davidson an annual fee of $250,000, payable $20,833 per month, (b) the Company will pay Mr. Davidson an incentive of $75,000 on the date of the agreement and will pay to him $165,000 on the first anniversary of such date, (c) on September 29, 2016, the Company granted Mr. Davidson 15,000 shares of the Company’s common stock, (d) Mr. Davidson will be eligible to receive annually an additional fee of up to 50% of his annual fee based on Consultant’s performance over each calendar year, and (e) upon the Company completing an offering or offerings that raises gross proceeds of at least $3,000,000 from the sale of its equity securities, then the Company will issue to Mr. Davidson 20,000 shares of the Company’s common stock and an option to purchase a 71,686 shares of the Company’s common stock with an exercise price equal to the fair market value of the common stock as of such date.

On January 27, 2017, upon the closing of an offering, (See Note 15 – Subsequent Events), the Company achieved the threshold of offerings with gross proceeds exceeding $3,000,000. In connection with the Davidson Amendment on September 29, 2016, Mr. Davidson was issued 20,000 shares of the Company’s common stock and an option to purchase 71,686 shares of the Company’s common stock.

Either Mr. Davidson or the Company may terminate the consulting agreement with 30 days’ prior written notice. The consulting agreement contains provisions for protection of the Company’s intellectual property and confidentiality and non-competition restrictions for Mr. Davidson (generally imposing restrictions during the term of the consulting agreement, on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

Leases

On June 6, 2014, the Company entered into a lease agreement. The lease commenced on July 1, 2014 and extends through June 30, 2017 and includes a two year extension option.

Rent expense for the years ended December 31, 2016 and 2015 was $47,655 and $46,459, respectively.

Future minimum payments under the Company’s leases for the year ended December 31, 2017 is $26,523.

In addition, the Company utilizes public warehouse space for its inventory. Public storage expense for the year ended December 31, 2016 and 2015 was $86,290 and $50,236, respectively.

NOTE 13 – MAJOR CUSTOMERS AND VENDORS

For the year ended December 31, 2016, two customers accounted for 20% and 11% of the Company’s net sales. For the year ended December 31, 2015, one customer accounted for 10% of net sales.

For the years ended December 31, 2016 and 2015, the largest vendors represented 69% (four vendors, including 23% related to the purchase of ALO Juice from suppliers in Korea) and approximately 80% (four vendors) of purchases, respectively.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - RELATED PARTIES

During the year ended December 31, 2015, the Company entered into a Credit Agreement with Brentwood LIIT Inc., a related party (see Note 8).

The Company recorded revenue related to sales to two entities, whose owners became employees of the Company during 2014. For the year ended December 31, 2016 and 2015, sales to these related parties were $19,126 and $35,523, respectively. As of December 31, 2016, accounts receivable from these customers were $10,676. As of December 31, 2015, accounts receivable from these customers were $15,513.

The Company recorded revenue related to sales to an entity, CFG Distributors LLC, whose owner became an employee of the Company during 2015. For the years ended December 31, 2016 and 2015, sales to this related party were $463 and $14,527, respectively. As of December 31, 2016 and 2015, accounts receivable from this customer were $44,939 and $51,961, respectively.

In addition, the Company recorded revenue related to sales to an entity owned by an immediate family member of Philip Thomas, CEO, stockholder, and member of the Board of Directors. Mr. Thomas is also an employee of this entity. For years ended December 31, 2016 and 2015, sales to this related party were $3,451 and $4,800, respectively. As of December 31, 2016 and December 31, 2015, there was $0 and $518, respectively, due from this related party which was included in accounts receivable in the consolidated balance sheets. The Company also purchases product to supplement certain vending sales from this entity. For the year ended December 31, 2016 and 2015, the Company purchased $27,557 and $9,356, respectively, of product from this entity. As of December 31, 2016 and 2015, the outstanding balance due to this entity included in accounts payable was $10,043 and $3,242, respectively.

During the year ended December 31, 2016, the Company accrued $313,500 in expenses related to fees payable to the Company’s Board of Directors which were included in general and administrative expenses in the statements of operations. The non-employee members of the Board of Directors will receive $35,000 worth of stock for their services and $30,000 in cash. These shares were issued in January 2017. During the year ended December 31, 2015, the Company accrued $120,000 in expenses related to fees payable to the Company’s Board of Directors which were included in general and administrative expenses in the statements of operations. These shares were issued on January 27, 2016.

A stockholder and a company owned by member of the Board of Directors of the Company has paid certain expenses on behalf of the Company. As of December 31, 2016 and 2015 accounts payable and accrued expenses to these parties were $4,032 and $87,258, respectively.

During May and June 2016, the Company received short term advances of $199,900 from Eric Watson, a significant stockholder of the Company. During August 2016, the Company repaid the loan balance with interest of $6,616.

During May and June 2016, the Company received short term advances of $96,123 from Bass Properties LLC, a stockholder of the Company. During August 2016, the Company repaid the loan balance along with interest of $3,081.

NOTE 15 – SUBSEQUENT EVENTS

Issuance of Options

On January 4, 2017, the Company issued to various officers, directors, and employees options to purchase an aggregate of 220,867 shares of the Company’s common stock. The options expire 5 years from the date of grant, have an exercise price of $5.00, and vest quarterly over two years. The options have a fair value of $440,696.

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LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – SUBSEQUENT EVENTS (CONTINUED)

Issuance of Options, continued

The Company determined the fair value of the options using the Black-Scholes option pricing model and assumed the following: a stock price of $4.32, a dividend yield of 0%, expected volatility of 75%, a risk free interest rate of 1.43%, and an expected life of 3.1 years.

On March 27, 2017 the Company’s Board of Director’s approved the issuance of an option to purchase 70,000 shares of the Company’s common stock to a member for the Board of Directors for services provided. The option has a term of five years, an exercise price of $4.50 per share and vests in three equal annual installments commencing on the date of issuance. The option has a fair value of $130,263.

The Company determined the fair value of the option using the Black-Scholes option pricing model and assumed the following: a stock price of $4.00, a dividend yield of 0%, expected volatility of 75%, a risk free interest rate of 1.51%, and an expected life of 3.0 years.

Issuance of Common Stock

On January 17, 2017, the Company issued 41,965 shares of common stock to directors of the Company. The shares were issued in satisfaction of accrued director fees and had a fair value of $175,000.

On January 30, 2017, the Company issued 61,208 shares of the Company’s common stock to consultants of the Company in satisfaction of accrued obligations. The shares were valued based upon the value of such accrued obligations.

On March 27, 2017, the Company’s Board of Directors approved the issuance of 5,000, 15,000 and 45,000 shares of the Company’s common stock to directors, consultants and employees, respectively, in consideration of services provided.

On March 27, 2017, the Company’s Board of Directors approved the issuance of 111,457 shares of the Company’s common stock to consultants of the Company in consideration of services provided.

Employment Agreement

On March 10, 2017, the Company entered into an amended and restated employment agreement with Mr. Thomas. The amended employment agreement has a term that runs until December 31, 2019. Mr. Thomas will receive a base salary of $250,000, was paid $83,000 upon the signing of the agreement, and is eligible for paid incentive bonuses from the Company. Pursuant to the agreement, Mr. Thomas was also granted an option to purchase 75,000 shares of the Company’s common stock at an exercise price of $4.50 per share. The option vested 25,000 shares immediately and the remaining 50,000 shares will vest in two equal portions on March 10, 2018 and March 10, 2019. The option will expire five years from the date of grant.

F-69

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – SUBSEQUENT EVENTS (CONTINUED)

Consulting Agreement

On March 1, 2017, the Company entered into a consulting agreement with an investor relations and communications firm. The agreement commenced on March 1, 2017 for an initial term of two months. The agreement may be renewed on a monthly basis by the Company, and shall terminate in 180 days from the date of the agreement. In consideration for services, the Company shall pay (a) $15,000 in cash on the signing of the contract and $15,000 on the 5th day of each month thereafter, (b) up to $135,000 ancillary budget (at the Company’s discretion) due each month for the balance of the contract, (c) 10,000 shares of Rule 144 common stock to be issue upon execution of the agreement and on the 5th day of each month until termination or renewal of this contract, and (d) the Company will reimburse any pre-approved travel or other expenses monthly.

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[●] Shares of Common stock and
Class A Warrants to Purchase [●] Shares of Common stock

PROSPECTUS

Maxim Group LLC

69

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, all of which will be borne by us, are as follows:

SEC registration fee	$
FINRA filing fee	$
Legal fees and expenses	$
Listing fees	$
Accounting fees and expenses	$
Printing	$
Miscellaneous	$
Total	$

Item 15. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our amended and restated certificate of incorporation also provides that we will indemnify any director or officer of ours to the fullest extent permitted by law. Our bylaws further provide that we will indemnify to the fullest extent permitted by law any person who becomes party to a proceeding by reason of the fact that he is or was an director, officer, employee or agent of ours, or by reason of the fact that he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers and other key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-4.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Farmingdale, New York on November 22nd, 2017.

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Philip Thomas	Chief Executive Officer	November 22, 2017
	Philip Thomas	(Principal Executive Officer)

By:	/s/ Julian Davidson	Executive Chairman	November 22, 2017
	Julian Davidson	(Principal Accounting and Financial Officer)

By:	/s/ Edward Hanson	Director	November 22, 2017
Edward Hanson

By:	/s/ Richard Roberts	Director	November 22, 2017
Richard Roberts

By:	/s/ Tom Cardella	Director	November 22, 2017
Tom Cardella

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Exhibit List

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Annex C of the proxy statement/prospectus that forms a part of the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).

3.2	Bylaws (incorporated from Annex D of the proxy statement/prospectus that forms a part of the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).

4.1	Specimen common stock Certificate of Long Island Iced Tea Corp (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).

4.2*	Form of Class A Warrant.

4.3*	Form of Representative Warrant.

5.1*	Opinion of Graubard Miller.

10.1	Form of Registration Rights Agreement among Triplecrown Acquisition Corp. and the Triplecrown Founders (incorporated by reference from Triplecrown Acquisition Corp.’s Registration Statement on Form S-1 (File Nos. 333-144523 and 333-146850) originally filed on July 12, 2007).

10.2	Sale and Purchase Agreement, dated as of December 31, 2014, by and between Cullen Agricultural Holding Corp. and Hart Acquisitions, LLC (incorporated by reference from Exhibit 10.5 to Cullen’s Annual Report on Form 10-K filed on March 4, 2015).

10.3	Form of Lock-Up Agreement (incorporated from Exhibit 10.1 to Cullen’s Current Report on Form 8-K filed on January 6, 2015).

10.4	Form of Escrow Agreement (incorporated by reference from Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).

10.5	Form of Registration Rights Agreement (incorporated from Exhibit 10.3 to Cullen’s Current Report on Form 8-K filed on January 6, 2015).

10.6	Form of Employment Agreement between Long Island Iced Tea Corp. and Philip Thomas (incorporated by reference from Exhibit 10.9 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).

10.7	Form of Employment Agreement between Long Island Iced Tea Corp. and Peter Dydensborg (incorporated by reference from Exhibit 10.10 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).

10.8	Form of Employment Agreement between Long Island Iced Tea Corp. and James Meehan (incorporated by reference from Exhibit 10.11 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).

10.9	Form of Employment Agreement between Long Island Brand Beverages LLC. and Thomas Panza (incorporated by reference from Exhibit 10.12 to the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).

10.10	2015 Long-Term Incentive Equity Plan (incorporated by reference from Annex G of the proxy statement/prospectus that forms a part of the Company’s Registration Statement on Form S-4 (File No. 333-201527), originally filed on January 15, 2015).

10.11	Form of Executive Stock Option Agreement (incorporated by from Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on March 23, 2016).

10.12	Form of Subscription Agreement (incorporated by reference from Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2015).

10.13	Form of Warrant (incorporated by reference from Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2015).

23.1**	Independent Registered Public Accounting Firm’s Consent

* To be filed by amendment.

** Filed herewith

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